                                                                   Exhibit 10.35
                                                                   -------------

Portions of this exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by asterisks.

                    COPROMOTION AND CODEVELOPMENT AGREEMENT

This Copromotion and Codevelopment Agreement (together with all Exhibits, this "Agreement"), effective as of September 9, 2001, is made by and between ViroPharma Incorporated, a Delaware corporation (hereinafter "ViroPharma"), with primary offices located at 405 Eagleview Boulevard, Exton, PA 19341, and Aventis Pharmaceuticals Inc., a Delaware corporation (hereinafter "Aventis"), with offices located at Route 202-206, P.O. Box 6800, Bridgewater, New Jersey 08807. ViroPharma and Aventis may be referred to herein as a "Party" or collectively as "Parties."

WHEREAS, ViroPharma has certain exclusive rights under the SaSy Patents and the ViroPharma Patents and the Trademarks in the Territory (as each is hereinafter defined); and

WHEREAS, ViroPharma intends to seek regulatory approval to market, distribute and sell VP Products (as hereinafter defined) in the Territory; and

WHEREAS, ViroPharma and Aventis each desire to collaborate with the other in the development and marketing of VP Products in the Territory pursuant to the terms set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and the representations, covenants and agreements contained herein, ViroPharma and Aventis, intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS.

     1.1 "13D Group" means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act. Ownership of Voting Securities shall be determined in accordance with Rule l3d-3 of the Exchange Act as currently in effect.

     1.2  "Additional Indications" means either or both of:

          1.2.1 Prevention of VRI in patients with asthma and reduction in associated lower respiratory tract morbidity (the "Asthma Indication"); or
________________________________________________________________________________

          1.2.2 Prevention of VRI in patients with chronic obstructive pulmonary disease and reduction in associated lower respiratory tract morbidity (the "COPD Indication").

     1.3 "Adverse Drug Experience" means any of: an "adverse drug experience," a "life-threatening adverse drug experience," a "serious adverse drug experience," or an "unexpected adverse drug experience," as those terms are defined at either 21 C.F.R. (S) 312.32 or 21 C.F.R.
                               ------
          (S) 314.80.

     1.4 "Affiliate" means any person or entity that directly or indirectly controls or is controlled by or is under common control with ViroPharma or Aventis, as the case may be, but only for so long as said control shall continue. As used herein the term "control" means:

          1.4.1 the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an entity or person (or, such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), or

          1.4.2 the right to receive over fifty percent (50%) of the profits or earnings of an entity or person (or, such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), or

          1.4.3 such other relationship as in fact gives such individual or entity the power or ability to control the management, business and affairs of an entity or person.

     1.5 "Assigned Sales Force Effort" shall mean the number and type of PDEs to be performed by a Party for a VP Product in the Territory in each month during any Calendar Quarter, as assigned by the Marketing Subcommittee under the then applicable Commercialization Plan and Budget and in accordance with Section 5.4.

     1.6  "Aventis Competitor" means:

          1.6.1 an entity which, together with its Affiliates is among the top twenty (20) pharmaceutical products companies in North America based on annual revenues from North American sales of pharmaceutical products in the Calendar Year immediately preceding the Change of Control of ViroPharma, as reported by IMS Health Incorporated;

          1.6.2 an entity that sells a pharmaceutical product which is a direct competitor of one of Aventis' top (15) pharmaceutical products based on annual global revenues from such pharmaceutical product, provided that such competing product has achieved a North American market share of at least seven and one-half percent (7.5%) for the Calendar Year immediately preceding the Change of Control of ViroPharma based on total
________________________________________________________________________________
                 prescription sales, as reported in the corresponding IMS ATC II or III category; or

          1.6.3  an entity that is an Affiliate of one of the foregoing.

     1.7 "Aventis Interest" means Aventis' interest in both its rights and obligations pursuant to this Agreement, including, without limitation, with respect to, (a) the prescription market for VP Product, taking into account pending NDA filings and any ongoing development activities for any VP Product, in each case considering the likelihood of success, actual and the likelihood of potential competition from generic drugs, the likelihood that any Regulatory Authority would require that any VP Products be sold without prescription labeling restrictions, and the likelihood that actual or effective exclusivity could be maintained or extended as a result of the issuance of patents under then-pending additional patent applications, pursuant to litigation to assert pre-existing rights, or in any other manner consistent with Laws, and in each case considering actual and potential competition from any Third Party prescription or over-the-counter pharmaceutical product, (b) any VP Product Exclusivity Unit that a Regulatory Authority required to be sold without prescription labeling restrictions before the expiration of the VP Product Exclusivity Period for such VP Product Exclusivity Unit, as described in Section 2.7.2, and (c) any VP Exclusivity Unit for which there was a Voluntary OTC Switch, as described in Section 2.7.3, but excluding:

          1.7.1 the effect of ViroPharma's exercise of its right under Section 2.7.5(b);

          1.7.2 any element of value arising from the accomplishment or expectation of any Change in Control, including, without limitation, any Patents or other intellectual property rights owned or Controlled by any Third Party involved in such Change of Control before the completion of such Change of Control; and

          1.7.3 any economic benefits or rights accruing to Aventis from the Effective Date to the date immediately preceding the date of any closing of a purchase and sale of the Aventis Interest pursuant to either of Section 2.7.5 or 12.5 (including, without limitation, the right to receive payments pursuant to this Agreement).

     1.8 "Aventis Know-How" means all know-how, processes, materials, information, data and analyses including copyright and trade secret related thereto owned or Controlled by Aventis to the extent necessary to develop, or permit the use, sale, or offering for sale of VP Products.

     1.9 "Aventis Logo" means the Aventis name logo set forth on Exhibit 1.9, and all copyright and trademarks relating thereto.

     1.10 "Aventis Product Target Prescribers" means the list of approximately ****** (******) prescribing physicians developed by Aventis and provided to ViroPharma to whom the Detailing of Aventis Product(s) shall be performed.
________________________________________________________________________________

     1.11  "Aventis Technology" means the Aventis Know-How and the Aventis Logo.

     1.12 "Aventis Trade Policy" means the Aventis policy governing the sale and return of products, which is attached to this Agreement as
           Exhibit 1.12, without giving effect to the provision in such policy permitting Aventis unilaterally to alter such policy to the extent such alteration would be material, but including any material changes to such policy affecting the treatment of VP Product returns and refunds approved in advance by the JSC.

     1.13 "Beneficial Ownership" of securities means having "beneficial ownership" of such securities (as determined pursuant to Rule l3d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     1.14 "Calendar Quarter" means each or any of the three month periods ending March 31, June 30, September 30 and December 31, except that the first Calendar Quarter shall be the period from the Effective Date until the earliest of the immediately following March 31, June 30, September 30 and December 31.

     1.15 "Calendar Year" means each twelve month period of the Agreement ending on December 31, except that the first Calendar Year shall be the period from the Effective Date until the immediately following December 31.

     1.16 "Call" means a face-to-face contact (and, subject to the approval of the JSC, a live video presentation) of either a ViroPharma or Aventis sales representative, including permitted representatives of contract sales organizations (to the extent permitted under Section 5.5.3), with medical professional(s) with prescribing authority during which Details are performed.

     1.17 "Canada" means Canada and its territories, commonwealths and possessions.

     1.18  "Change of Control" means an event where:

           1.18.1 any Person, group of Persons acting jointly on the basis of an agreement or understanding with each other relating to the exercise of voting rights, or 13D Group in each case not including any Affiliates of either Party, acquires (whether by direct acquisition, merger, consolidation or similar transaction) directly or indirectly, control of more than fifty percent (50%) of the Total Voting Power of all Voting Securities of ViroPharma or any of its Affiliates that is either a sublicensee or assignee of all or substantially all of ViroPharma's rights or obligations under this Agreement or of Aventis S.A. or Aventis or any of their respective Affiliates that is either a sublicensee or assignee of all or substantially all of Aventis' rights or obligations under this Agreement, as the case may be;

           1.18.2 Aventis S.A. or Aventis, or ViroPharma, as the case may be, directly or indirectly, sells or otherwise transfers to any Person or group of Persons
________________________________________________________________________________
                   who are not Affiliates of such Party, all or substantially all of its properties and assets.

           1.18.3 In the case of ViroPharma, any other transaction within the meaning of a "change in control" pursuant to the SaSy Agreement.

     1.19 "Collaboration Royalties" means all royalties and other amounts paid to Third Parties for patent or technology licenses that the JSC agrees are necessary or desirable in order to develop, make or have made, use, sell, or offer for sale in the Territory, or import into the Territory any VP Product, but shall not include SaSy Royalties or other royalties and amounts paid by ViroPharma to Third Parties pursuant to Section 10.2.5(c).

     1.20 "Combination Product" means a product composed of VP Compound or VP Product and at least one other therapeutically or prophylactically active pharmaceutical ingredient that is not a VP Compound or VP Product.

     1.21  "Commercialization Expenses" means the following:

           1.21.1 Detail Cost of VP Product, but in no event shall Commercialization Expenses include the costs of training each Party's respective sales force dedicated to promoting VP Product, or the costs of sales meetings;

           1.21.2  the Cost of Goods sold;

           1.21.3 the cost of obsolete VP Compound, the costs to dispose of obsolete VP Compound, and the cost to dispose of obsolete VP Product, to the extent such costs are not allocated to ViroPharma alone under this Agreement;

           1.21.4  Cost of Goods of Samples;

           1.21.5 Cost of Goods of VP Product used in any Phase 3b Studies or Phase 4 Studies;

           1.21.6  SaSy Royalties;

           1.21.7  Collaboration Royalties;

           1.21.8 costs for the creation, review, production and distribution of Promotional Materials;

           1.21.9  costs for promotional and educational meetings;

           1.21.10 costs for medical and professional education;

           1.21.11 costs for opinion leader and advocacy development;

           1.21.12 costs for public relations related to a VP Product;
________________________________________________________________________________

           1.21.13 costs for the development, conduct and analysis of market research studies and data;

           1.21.14 costs for activities related to obtaining reimbursement from payors;

           1.21.15 costs for distribution of Samples to each Party's distribution center (but not including the costs of distribution of Samples from such distribution centers to each Party's sales representatives, the tracking and auditing of Samples after receipt at each Party's distribution center, the costs of Sample receipt forms and other costs of compliance with the PDMA);

          1.21.16 costs for medical affairs services for VP Product as described in Section 7.7;

          1.21.17  costs for Phase 3b Studies and Phase 4 Studies;

          1.21.18  costs for handling orders and booking sales pursuant to
                   Section 5.10;

          1.21.19 costs for launch meetings held jointly by the Parties, excluding the lodging and travel costs of each Party's attendees at such launch meetings;

          1.21.20 costs incurred in connection with post-approval regulatory matters other than post-approval labeling enhancement;

          1.21.21  a reasonable allowance for doubtful accounts receivable;

          1.21.22  costs for Distribution of VP Product;

          1.21.23 freight, insurance and other transportation charges for VP Product to the extent not included in the invoice price;

          1.21.24 any other costs identified as Commercialization Expenses in this Agreement;

          1.21.25 any other costs approved in writing by the Marketing Subcommittee before such cost is charged to a Party's Commercialization Account;

          incurred for a VP Product after the Effective Date of this Agreement, and actually paid to Third Parties or accrued therefor, net of any credits or refunds made on account thereof by such Third Party, as provided for in an approved Commercialization Plan and Budget, or as otherwise approved in writing by the JSC before such cost is charged to a Party's Commercialization Account. "Commercialization Expenses" shall not include any internal costs of commercialization activities unless the JSC has specifically authorized the charging of such internal costs to a Party's Commercialization Account in writing before such cost is charged to a Party's Commercialization Account. Notwithstanding anything to the contrary in this Section 1.21, the internal costs associated with Detail Costs of VP Product, and any amounts deducted from gross
________________________________________________________________________________
          sales to obtain Net Sales as set forth in Section 1.61 shall not be included in "Commercialization Expenses," and in no event shall a single expense be charged more than once as a Commercialization Expense.

     1.22 "Commercialization Plan and Budget" means the Commercialization Plans and Budgets described in Section 5.3.

     1.23 "Compound" means a chemical compound or substance together with all complexes, mixtures and other combinations, prodrugs, metabolites, enantiomers, salt forms, racemates, and isomers thereof.

     1.24 "Confidential Information" means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer or other form, provided by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") pursuant to this Agreement or the Mutual Non-Disclosure Agreement between the Parties dated March 1, 2001, or generated pursuant to this Agreement, including but not limited to information relating to the Disclosing Party's existing or proposed research, development efforts, patent applications, business or products, the terms of this Agreement, the terms of the SaSy Agreement, and any other materials that have not been made available by the Disclosing Party to the general public. Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

          1.24.1 were already known to the Receiving Party or its Affiliates (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party to the extent such Receiving Party has documentary evidence to that effect;

          1.24.2 were generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates;

          1.24.3 became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a Party or its Affiliates in breach of such Party's or such Party's Affiliates confidentiality obligations under this Agreement;

          1.24.4 were disclosed to a Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

          1.24.5 were independently discovered or developed by or on behalf of the Receiving Party or its Affiliates without the use of the Confidential Information belonging to the other Party and the Receiving Party has documentary evidence to that effect.

     1.25 "Control" or "Controlled" means with respect to any (a) item of information, or (b) intellectual property right, the possession (whether by ownership or license,
________________________________________________________________________________
          other than pursuant to this Agreement) by a Party of the ability to grant to the other Party access and/or a license to such item or right without violating the terms of any agreement or other arrangements with any Third Party existing before or after the Effective Date.

     1.26 "Cost of Goods" means, the total cost to produce VP Product in final form for sale or for use as a Sample actually paid to Third Parties, including, but not limited to, the costs of bulk material or VP Compound, the cost of micronization and other processing, the cost of excipients, the cost to manufacture final product, the cost of fill and finish, quality control, labeling, packaging and shipping to a Party or its Affiliate or contractor, and the cost of storage. Notwithstanding the foregoing, any payments made by Aventis for Finished VP Products to ViroPharma or to a Product Supplier of Finished VP Product shall be deemed a "Cost of Goods" and shall be charged to Aventis' Commercialization Account when sold, and ViroPharma shall not charge its costs or payments to Third Parties to produce such Finished VP Products to its Commercialization Account. If Aventis manufactures VP Compounds or VP Products, then the definition of "Cost of Goods" shall be revised as mutually agreed to by the Parties.

     1.27 "Curable ViroPharma Breach" means the breach by ViroPharma of any material representation, warranty, covenant or agreement set forth herein, that is curable by either Party hereunder, and that remains uncured by ViroPharma following the cure period(s) set forth in
          Section 13.7.1.

     1.28 "Detail" means a face-to-face contact (and, subject to the approval of the JSC, a live video presentation) of either a ViroPharma or Aventis sales representative, including permitted representatives of contract sales organizations (to the extent permitted under Section 5.5.3), with medical professional(s) with prescribing authority, during which a complete VP Product or Aventis Product presentation, as defined from time to time by the Marketing Subcommittee or Aventis, as applicable, is communicated, but may include leaving with such medical professional such promotional materials as are designated by the Marketing Subcommittee or Aventis, as applicable and product samples in quantities designated by the Marketing Subcommittee or Aventis, as applicable. In each case a Detail shall be as measured by each Party's internal recording of such activity consistent with the methodology established by the Marketing Subcommittee pursuant to Section 5.7.1, or by Aventis, as applicable. When used as a verb, "Detail" means to perform a Detail.

     1.29 "Detail Cost of Aventis Product(s)" means, unless otherwise agreed to by the JSC:

          1.29.1 during such time as ViroPharma is promoting and Detailing only Aventis Products as a contract sales organization on behalf of Aventis (i.e., prior to the Launch Date), $****** per Call, which Call shall include one Primary and one Secondary Detail of Aventis Products; and
________________________________________________________________________________

          1.29.2 during such time as ViroPharma is promoting and Detailing any VP Product and an Aventis Product, $****** per Secondary
                             ---
                  Detail of Aventis Product (where, for the sake of clarity, this amount was calculated on the basis of a $****** FTE Rate, for a sales representative performing ****** calls per year, and allocating ******% to the Secondary Detail);

          in each case adjusted annually for inflation by the Finance Subcommittee beginning with respect to Calendar Year 2003 to an amount equal to such amount listed above in this Section 1.29, multiplied by the U.S. Department of Labor's Consumer Price Index for All Urban Consumers (CPI-U) ("CPI") at the time of the adjustment ("CPI \\New\\"), divided by the CPI on January 1, 2002 ("CPI\\Base\\"). Represented arithmetically, the new Detail Cost shall be:

                 Old Detail Cost  x  (CPI\\New\\/CPI\\Base\\).

     1.30 "Detail Cost of VP Product" means, unless otherwise agreed to by the
          JSC:

          1.30.1 in the case of ViroPharma, during such time as ViroPharma is promoting and Detailing one or more VP Products, $****** per Primary Detail and $****** per Secondary Detail of VP Product (where, for the sake of clarity, these amounts were calculated on the basis of a $****** FTE Rate, for a sales representative performing ****** calls per year, and allocating ******% to Primary and ******% to Secondary Detail); and

          1.30.2 in the case of Aventis, $****** per Primary Detail and $****** per Secondary Detail of VP Product (where, for the sake of clarity, these amounts were calculated on the basis of a $****** FTE Rate, for a sales representative performing ****** calls per year, and allocating ******% to Primary and ******% to Secondary Detail);

          in each case adjusted annually for inflation by the Finance Subcommittee beginning with respect to Calendar Year 2003 to an amount equal to such amount listed above in this Section 1.30, multiplied by the U.S. Department of Labor's Consumer Price Index for All Urban Consumers (CPI-U) ("CPI") at the time of the adjustment ("CPI \\New\\"), divided by the CPI on January 1, 2002 ("CPI\\Base\\"). Represented arithmetically, the new Detail Cost shall be:

                 Old Detail Cost  x  (CPI\\New\\/CPI\\Base\\).

     1.31 "Development Expenses" means the actual cost of each of the following for VP Product incurred on or after the Effective Date of this Agreement, in each case to the extent provided for in an approved Development Plan and Budget, or otherwise approved in writing by the JSC before such cost is charged to a Party's Development Account:

          1.31.1 all actual payments made to Third Parties or accrued therefor, and all Development FTE Costs associated with:
________________________________________________________________________________

                 (A) any preclinical or clinical study of VP Product for use in the Field, including without limitation Phase 3a Studies, but excluding any Phase 3b Studies or Phase 4 Studies,

                 (B) obtaining VP Product used in any preclinical or clinical study of VP Product for use in the Field, including without limitation Phase 3a Studies, but excluding any Phase 3b Studies or Phase 4 Studies,

                 (C) regulatory filings and other regulatory expenses associated with any preclinical or clinical study of VP Product for use in the Field, including without limitation Phase 3a Studies, but excluding any Phase 3b Studies or Phase 4 Studies;

                 (D) the preparation of an NDA, and for NDA filing costs and fees;

                 (E) all post-approval expenses resulting from labeling enhancements of VP Products;

                 (F)  adverse experience reporting pursuant to Section 7.4;

                 (G) any clinical study to be performed which is requested by the FDA as a condition of approval of a VP Product;

                 (H) any other costs identified as Development Expenses in this Agreement;

                 (I) any other activities provided for in the Development Plan and Budget or approved in writing by the Development Subcommittee or the JSC before such cost is charged to a Party's Development Account; and

          1.31.2 the Cost of Goods of any VP Product used in any preclinical or clinical study of VP Product for use in the Field, including without limitation Phase 3a Studies, but excluding any Phase 3b Studies or Phase 4 Studies.

          In no event shall a single expense be charged more than once as a Development Expense.

     1.32 "Development FTE Costs" means the product of: (a) the respective Party's Development FTE Rate, and (b) the actual number of FTEs, not to include administrative support personnel, utilized by such Party in performing activities in accordance with the Development Plan and Budget, or for other activities, but only to the extent the JSC has specifically authorized such other activities in writing before the Development FTE Costs of such other activities are charged to a Party's Development Account, measured in accordance with a tracking system substantially similar to that in effect on the Effective Date, or as otherwise approved by the FSC.
________________________________________________________________________________

     1.33 "Development FTE Rate of ViroPharma" means the FTE rate of ****** U.S. dollars (U.S. $******) per person per year, adjusted annually for inflation by the Finance Subcommittee beginning in Calendar Year 2003 to an amount equal to the product of such amount, and the U.S. Department of Labor's Consumer Price Index for All Urban Consumers (CPI-U) ("CPI") at the time of the adjustment ("CPI\\New\\") divided by the CPI on January 1, 2002 ("CPI\\Base\\"). Represented arithmetically, the new Development FTE Rate shall be:

            Old Development FTE Rate  x  (CPI\\New\\/CPI\\Base\\).

     1.34 "Development FTE Rate of Aventis" means the FTE rate amount, per person per year, as determined in writing by the JSC for the respective development activity to be performed by Aventis, as adjusted annually for inflation by the Finance Subcommittee to an amount equal to the product of such amount, and the U.S. Department of Labor's Consumer Price Index for All Urban Consumers (CPI-U) ("CPI") at the time of the adjustment ("CPI\\New\\") divided by the CPI on the date such FTE rate amount is first selected ("CPI\\Base\\"). Represented arithmetically, the new Development FTE Rate shall be:

            Old Development FTE Rate  x  (CPI\\New\\/CPI\\Base\\).

     1.35 "Development Plan and Budget" means the Initial Development Plan and Budget and each of the subsequent plans and budgets described in Section 4.4. 1.36 "Development Subcommittee" or "DSC" means the committee described in Section 3.5.

     1.37 "Distribution" of Finished VP Product means shipping, storing, selling or offering for sale of Finished VP Product, but not promoting or Detailing of VP Product, and shall include the receipt and storage of VP Product of the Aventis Launch Batches.

     1.38    "Effective Date" means September 9, 2001.

     1.39 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

     1.40 "FDA" means the United States Food and Drug Administration and any successor thereto.

     1.41 "FD&C Act" means the Federal Food, Drug, and Cosmetic Act, as amended, and all applicable regulations thereunder.

     1.42 "Field" means the use of a prescription pharmaceutical product to prevent or treat picornavirus infections in humans.


________________________________________________________________________________

     1.43    "Finance Subcommittee" or "FSC" means the committee described in
             Section 3.6.

     1.44 "Finished VP Product" means VP Product in finished packaged form (Sample or trade product), labeled and ready for sale or sampling and distribution in the Territory, and is used for the sake of clarity in provisions regarding or related to the Distribution or supply of VP Product for final sale.

     1.45    "First Indication" means the treatment of VRI in patients eighteen
             (18) years of age or older, i.e., adults.
                                         ----
     1.46 "FTE" means a full time equivalent person performing any activities under this Agreement, based on one thousand eight hundred eighty
             (1880) hours each year.

     1.47 "IND" means an investigational new drug application as defined in the FD&C Act.

     1.48 "Indication Development Budget Milestone" means for each Additional Indication, and for each Other Indication for which Aventis has elected to fund development activities pursuant to Section 4.5.1(c)(ii), the amount proposed by the Development Subcommittee, approved by the JSC and included in the Development Plan and Budget representing the total expected costs of developing a VP Product for such Additional Indication or Other Indication.

     1.49 "Initial Supply Period" means the period starting from the Effective Date and ending twelve (12) months after the Launch Date.

     1.50 "Intellectual Work Product" means any and all data, regulatory filings, writings, research and test results, processes, formulations, reports, findings, conclusions, improvements, inventions, discoveries, methods of making or using VP Compounds or VP Product, work papers, notebook records, and any other information arising directly or indirectly from activities under this Agreement whether made or discovered by Aventis or any of its Affiliates, ViroPharma or any of its Affiliates, or any Third Party individually, or by any of the Parties and/or their Affiliates and/or such Third Parties jointly, except that know-how developed solely by ViroPharma to support prospective PCT applications filings or national or regional applications filed in relation thereto, which in any case claim priority to any U.S. provisional application filed before the Effective Date will be deemed ViroPharma Know-How.

     1.51 "IWP Patents" means any and all Patents claiming Intellectual Work Product.

     1.52 "Joint Steering Committee" or "JSC" means the committee described in Section 3.3.

     1.53 "Lapse Quarter" for a Party means, on a VP Product-by-VP Product basis in the Territory, any Calendar Quarter (beginning with the first full Calendar Quarter following the occurrence of Sale Force Parity) in which: (a) the Party's

________________________________________________________________________________

             Percentage of Assigned Effort is less than ****** percent (******%), and (b) such Percentage of Assigned Effort is at least ****** (******) ****** lower than the other Party's Percentage of Assigned Effort.

     1.54 "Lapse Year" for a Party means, on a VP Product-by-VP Product basis in the Territory, any Calendar Year in which such Party has ****** (******) or more Lapse Quarters.

     1.55 "Launch Date" means the date on which the first VP Product is first shipped in commercial quantities for commercial sale to Third Parties other than contractors of a Party in the Territory.

     1.56 "Laws" means all laws, statutes, rules, regulations and ordinances (including Good Clinical Practice, Good Laboratory Practice and Good Manufacturing Practice) in effect in any jurisdiction of the Territory.

     1.57 "Major Company" means an entity which, as of December 31 of the Calendar Year immediately preceding a Change of Control of ViroPharma, had cash or cash equivalents (as reflected on its balance sheet), that combined with those of ViroPharma, are together in excess of five hundred million dollars (U.S.$500,000,000); provided, however, if an entity is not legally obligated to cover any indemnifiable claim Aventis may have related to the Termination Challenge as a result of such entity's corporate relationship with ViroPharma, then such entity shall not be a "Major Company" unless it provides adequate assurance, which is reasonably satisfactory to Aventis, that it will provide financial support to cover any indemnifiable claim Aventis may have related to the Termination Challenge.

     1.58    "Marketing Subcommittee" or "MSC" means the committee described in
             Section 3.4.

     1.59 "NDA" means a new drug application as defined in the FD&C Act, and includes a supplemental new drug application. 1.60 "Net Profits (Losses)" for a VP Product means Net Sales of such VP Product less Commercialization Expenses.

     1.61 "Net Sales" of a VP Product means the gross invoiced sales of such VP Product by a Party or its Affiliates to Third Parties other than contractors of a Party in the Territory after deducting:

             1.61.1 trade, cash and/or quantity discounts not already reflected in the amount invoiced;

             1.61.2 excise, sales and other consumption taxes and custom duties to the extent included in the invoice price;

________________________________________________________________________________

             1.61.3 freight, insurance and other transportation charges to the extent included in the invoice price;

             1.61.4 amounts repaid or credited by reason of rejections, defects, recalls or returns (including in each case the costs to destroy VP Product) or because of chargebacks, refunds or billing errors, in each case to the extent consistent with the Aventis Trade Policy;

             1.61.5  retroactive price reductions, and

             1.61.6 compulsory payments and rebates directly related to the sale of VP Products, accrued, paid or deducted pursuant to agreements (including, but not limited to, managed care agreements) or governmental regulations.

             If a VP Product is sold as part of a Combination Product, the Net Sales of the VP Product, for the purposes of this Agreement, shall be equal to the Net Sales of the Combination Product multiplied by the amount AX/(AX + BY), where A is the weighted average net sales, defined as gross invoiced sales of the VP Product by a Party or its Affiliates to Third Parties other than contractors of a Party after deducting the amounts described in Sections 1.61.1-6, divided by the number of milligrams of VP Compound in such VP Product, B is the weighted average net sales, defined as gross invoiced sales of the other product to Third Parties other than contractors of a Party after deducting the amounts described in Sections 1.61.1-6, divided by the number of milligrams of therapeutically or prophylactically active ingredient(s) that is/are not a VP Compound in such product(s), X is the number of milligrams of VP Compound included in the Combination Product, and Y is the number of milligrams of the other therapeutically or prophylactically active ingredient(s) that is/are not a VP Compound in the Combination Product. For the sake of illustration and clarity only, a sample calculation is provided in Exhibit 1.61. If either variable A or B cannot be determined, the Net Sales of the VP Product as part of the Combination Product for purposes of this Agreement shall be agreed by the JSC based on the relative value contributed by each component, and such agreement shall not be unreasonably withheld.

     1.62 "Non-Serious Adverse Drug Experience" means any Adverse Drug Experience that is not a Serious Adverse Drug Experience.

     1.63 "Other Indication" means any indication in the Field other than the First Indication, the Second Indication or any Additional Indication, provided, however, that the indication of general prophylaxis of VRI shall be considered an Other Indication only if the JSC has approved such indication as an Other Indication pursuant to Section 4.4.2(e).

     1.64 "Patent" means any and all (a) patents, (b) pending patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted


________________________________________________________________________________
             thereon, and (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof.

     1.65 "Percentage of Assigned Effort" for a Party means the average of the percentage for each month of a Calendar Quarter (each monthly percentage not to exceed 100%) of Details assigned to such Party as Assigned Sales Force Effort for such month that such Party actually delivers in each such month.

     1.66 "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government or other entity.

     1.67 "Phase 3a Study" means any study of a VP Product relating to an indication formulation, dose, course of therapy and patient population for which an NDA has been filed, conducted after the filing of such NDA, but which study is required to be performed by the Regulatory Authority before Regulatory Approval can be granted for such indication formulation, dose, course of therapy and patient population.

     1.68 "Phase 3b Study" means any study of a VP Product relating to an indication, formulation, dose, course of therapy and patient population for which an NDA has been filed, conducted after the filing of such NDA, which study is not required to be performed by the Regulatory Authority before Regulatory Approval can be granted for such indication formulation, dose, course of therapy and patient population, and which such study does not retroactively become a Phase 3a Study.

     1.69 "Phase 4 Study" means any study of a VP Product relating to an indication, formulation, dose, course of therapy and patient population for such VP Product, conducted after having received Regulatory Approval for such indication, formulation, dose, course of therapy and patient population.

     1.70 "Pleconaril" means the Compound pleconaril, 3-[3,5-dimethyl-4-[3- (3-methyl-5-isoxazolyl)propoxy]phenyl]-5-(trifluoromethyl)-1,2,4-oxadiazole, with CAS No. 153168-05-9, also known as VP 63843 and also named 5-{3-[2,6-dimethyl-4-(5-trifluoromethyl-1,2,4-ozadiazol-
             3-yl)phenoxy]propyl}-3-methylisoxazole in U.S. Patent No.
             5,464,848.

     1.71 "Primary Detail" means a Detail in which at least sixty percent (60%) of the total time of a Call is spent on a presentation of a VP Product or Aventis Product.

     1.72 "Primary Detail Equivalent" or "PDE" means either one Primary Detail or two Secondary Details.

     1.73 "Product Supplier" means a manufacturer or processor of VP Compound or VP Product for promotion and sale in the Territory, which manufacturer or processor is approved by the JSC, on the recommendation of the SCSC, and, to the extent necessary under the SaSy Agreement, SaSy.

________________________________________________________________________________

     1.74    "Promotional Material" has the meaning set forth in Section 5.11.1.

     1.75 "Regulatory Approval" means the technical, medical and scientific licenses, registrations, authorizations and approvals (including, without limitation, approvals of NDAs, supplements and amendments, pre- and post-approvals, pricing approvals, and labeling approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the commercial manufacture, Distribution, marketing, promotion, offer for sale, use, import, export and sale of VP Product in a regulatory jurisdiction of the Territory.

     1.76 "Regulatory Authority" means any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, county, city or other political subdivision, domestic or foreign, including, without limitation, any authority over the development, manufacture, marketing or commercialization of VP Product.

     1.77    "Sales Force Parity" means the earlier of:

             1.77.1 the first day of the first Calendar Quarter in which the number of PDEs allocated to ViroPharma for VP Products is at least 95% of the number of PDEs assigned to Aventis for VP Products, or

             1.77.2 if the Aventis representatives on the JSC have not voted in favor of the request of ViroPharma to increase the number of PDEs allocated to ViroPharma in a Calendar Quarter for VP Products to a number that is at least 95% of the number of PDEs assigned to Aventis for VP Products, then the date of the Regulatory Approval in the United States of an NDA for VP Product for the Second Indication.

     1.78 "Sample" means VP Product or Aventis Product, as applicable, to be determined by the MSC, that is not intended to be sold and is intended to promote the sale of such VP Product or Aventis Product. "Sample" shall mean a sample of VP Product, except in
              Article 9, where it shall mean a sample of Aventis Product, or unless otherwise specified.

     1.79 "SaSy" means Sanofi-Synthelabo, a corporation organized and existing under the laws of France.

     1.80 "SaSy Agreement" means that certain Amended and Restated Agreement dated February 27, 2001, between ViroPharma and SaSy, as amended from time to time hereinafter, but only as approved by Aventis.

     1.81 "SaSy Patents" means all of the U.S. Patents owned by SaSy and Controlled by ViroPharma, which Patents are listed in Exhibit 1.81.

     1.82 "SaSy Royalties" means any royalties required to be paid by ViroPharma to SaSy under the SaSy Agreement without regard to any deductions to such royalties

________________________________________________________________________________
                     resulting from the payment by ViroPharma of any royalties or other amounts to Third Parties as provided in the SaSy Agreement, e.g., in connection with licensing certain rights in order to practice SaSy Patents.

             1.83 "SEC" means the United States Securities and Exchange Commission and any successor thereto.

             1.84 "Second Indication" means the treatment of VRI in patients under eighteen (18) years old.

             1.85 "Second Indication Subset" means the treatment of VRI in children between the ages of six (6) and twelve (12) years old with a suspension formulation.

             1.86 "Secondary Detail" means a Detail in which at least thirty-five percent (35%) of the total time of a Call is spent on the presentation of VP Product or Aventis Product.

             1.87 "Serious Adverse Drug Experience" means any Adverse Drug Experience that is fatal or life-threatening, is permanently disabling, requires in-patient hospitalization, or is a congenital anomaly, cancer or overdose, or any other event which would constitute a "serious adverse drug experience" within either of the definitions set forth at 21 C.F.R. (S) 314.80 and 21 C.F.R. (S) 312.32.

             1.88 "Shelf Life" means the period of time approved by FDA for use in labeling for expiration dating of a VP Product.

             1.89 "Standstill Agreement" means that certain letter agreement dated as of April 17, 2001 between Aventis and ViroPharma.

             1.90 "Supply Chain Subcommittee" or "SCSC" means the committee described in Section 3.7.

             1.91    "Territory" means the United States.

             1.92 "Third Part(y/ies)" means any Person other than Aventis, ViroPharma or their respective Affiliates.

             1.93 "Total Voting Power" means at any time the total combined voting power in the general election of directors or individuals with similar responsibilities of all the Voting Securities then outstanding.

             1.94 "Trademarks" means those trademarks identified in, and the trademark registrations issuing from, the applications listed in Exhibit 1.94.

             1.95 "Uncurable ViroPharma Breach" means the breach, other than a Curable ViroPharma Breach, by ViroPharma of:

                     1.95.1  Sections 2.6, or 2.7; or


________________________________________________________________________________

                     1.95.2 any representation, warranty or covenant by or of ViroPharma that has a material adverse effect on the ability of Aventis to continue to develop, promote, Detail and/or Distribute VP Products consistent with the Development Plan and Budget or the Commercialization Plan and Budget,

                     in each case, to the extent that ViroPharma has not disputed the existence of a breach in good faith.

             1.96 "United States" or "U.S." means the United States of America and its territories, commonwealths and possessions.

             1.97 "Valid Claim" means a claim of any unexpired United States or foreign patent, that has not been donated to the public, disclaimed, nor held invalid or unenforceable by a court or government agency of competent jurisdiction in an unappealed or unappealable decision.

             1.98 "ViroPharma Know-How" means all know-how, processes, materials, information, data and analyses including any copyright and trade secret related thereto to the extent necessary or useful to develop, or to the extent necessary to use, sell, or offer for sale VP Compounds or VP Products in the Field, and that are owned or Controlled by ViroPharma on the Effective Date or during the term of this Agreement.

             1.99 "ViroPharma Logo" means the ViroPharma name logo set forth on Exhibit 1.99, and all copyright and trademarks relating thereto.

             1.100 "ViroPharma Patents" means any and all U.S. Patents owned or Controlled by ViroPharma on the Effective Date covering any VP Compound or VP Product other than SaSy Patents and IWP Patents, which ViroPharma Patents are listed in Exhibit 1.100, and any other Patents owned or Controlled by ViroPharma covering ViroPharma Know-How other than SaSy Patents and IWP Patents.

             1.101 "ViroPharma Technology" means the ViroPharma Patents, SaSy Patents, ViroPharma Know-How, the Trademarks and the ViroPharma Logo.

             1.102 "Voting Securities" means at any time shares of any class of capital stock of a Person which are then entitled to vote generally in the election of directors.

             1.103 "VP 68881" means the Compound 5-(difluoromethyl)-3-[4- [3-(5-ethyl-1,3,4-thiadiazol-2-yl)propoxy]-3,5-dimethylphenyl]-1,2,4-oxadiazole, with CAS No. 172495-02-2, and also named 2-ethyl-5-[3-[4-(5-difluoromethyl-1,2,4-oxadiazol-3-yl)-2,6-dimethylphenoxy]propyl]-1,3,4-thiadiazole in U.S. Patent No. 5,453,433.

             1.104   "VP Compound" means:

                     1.104.1  Pleconaril; and


________________________________________________________________________________

                     1.104.2  VP 68881.

             1.105 "VP Product(s)" means any finished pharmaceutical formulation, including bulk material, and Finished VP Product, where applicable, for use in the Field that contains a VP Compound as an active ingredient, and includes any VP Product Exclusivity Unit.

             1.106 "VP Product Exclusivity Period" means for any VP Product Exclusivity Unit sold in the Territory:

                     1.106.1 the period during which the Distribution and/or promotion of the applicable VP Product Exclusivity Unit in the Territory by any Person, in the absence of a license granted by ViroPharma, or in the case of IWP Patents, ViroPharma and Aventis, to such Person, would directly infringe one or more ViroPharma Patents, SaSy Patents or IWP Patents, and

                     1.106.2 the period during which a Regulatory Authority may not review or approve an application for Regulatory Approval from a Third Party which application relies on or refers to data included in the NDA for such VP Product Exclusivity Unit, which period immediately follows the expiration of the period described in Section 1.106.1 without interruption.

             1.107 "VP Product Exclusivity Unit" means for any single formulation of a VP Product, each combination of indication, dose, dosing regimen, and, if applicable, patient subpopulation, for which such formulation of VP Product has received Regulatory Approval.

             1.108 "VP Product Target Prescribers" means a list of prescribing physicians, developed by both Parties in conjunction with a Third Party pharmaceutical marketing consultant acceptable to both Parties, to whom the Detailing of VP Product will optimize the value of such VP Product in the marketplace, without regard to the effect of aligning a sales force to such VP Product or the alignment of such sales force to other products in either Party's portfolio, and which list is based on an analysis of, among other things, physician behavior, forecasted sales of VP Product, actual sales of VP Product, if available, or of any other relevant product, including, but not limited to, relevant products in either Party's portfolio, and historical prescription data.

             1.109   "VRI" means viral respiratory infection.

             1.110 Additional Definitions. Each of the following definitions is set forth in the Section of the Agreement indicated below:

                     Definition                                  Section
                     ----------                                  -------
                     Audited Party..............................  8.11.2
                     Auditing Party.............................  8.11.2
                     Aventis....................................  Preamble
                     Aventis Indemnitees........................  15.1

________________________________________________________________________________

          Aventis Product........................................  9.2.1
          Commercialization Account..............................  5.8.2
          CSO....................................................  5.5.3(a)
          Development Account....................................  4.5.2
          Disclosing Party.......................................  1.24
          Force Majeure..........................................  17.4
          Form of Award..........................................  16.3.5
          Guidelines.............................................  5.16
          Indemnified Party......................................  15.3.1
          Indemnifying Party.....................................  15.3.1
          Initial Commercialization Plan and Budget..............  5.3.1
          Initial Development Plan and Budget....................  4.4.1
          ******.................................................  8.1.2
          Litigation Conditions..................................  15.3.2
          Notified Party.........................................  17.4
          OTC Lock-Out Period....................................  2.7.4
          Party(ies).............................................  Preamble
          PDMA...................................................  5.13.1
          Receiving Party........................................  1.24
          SaSy Breach Dispute....................................  10.6.1(b)
          SaSy Dispute...........................................  10.6.3(b)
          Section 10.6.2 Breach Challenge........................  10.6.2(c)
          Termination Challenge..................................  12.4.2
          Third Party Claim......................................  15.3.1
          ViroPharma.............................................  Preamble
          ViroPharma Indemnitees.................................  15.2

2.  LICENSES.

    2.1 License to Aventis. Subject to the terms of this Agreement, ViroPharma hereby grants to Aventis the royalty-free, non-sublicensable, except as set forth in Sections 2.3, 2.4, 2.5, 2.7.2, and 2.7.3 right and license in the Territory and in the Field to use the ViroPharma Technology only to the extent necessary to:

         2.1.1  develop and use VP Compounds;

         2.1.2  promote and Detail VP Products;

         2.1.3 import Finished VP Product from a Product Supplier of Finished VP Product into the Territory;

         2.1.4 export to Canada, but only if ViroPharma or any of its Affiliates has entered into a written copromotion agreement for VP Product for Canada with a Canadian Affiliate of Aventis, VP Compounds or VP Products; and

         2.1.5  Distribute VP Products;


________________________________________________________________________________
                     in each case only to the extent provided in this Agreement, which right and license shall be exclusive, except as to ViroPharma and its Affiliates for Sections 2.1.1, 2.1.2, 2.1.3, and 2.1.4, and exclusive even as to ViroPharma and its Affiliates for Section 2.1.5, except as otherwise provided in this Agreement. Except as otherwise provided in this Agreement, Aventis shall have no right or license hereunder to make, have made, or repackage in the Territory any VP Product or VP Compound.

            2.2 License to ViroPharma. Subject to the terms of this Agreement, and as permitted by any agreement between Aventis and a Third Party in effect as of the Effective Date, Aventis hereby grants to ViroPharma the royalty-free, non-exclusive, and non-sublicensable, except as set forth in Section 2.5, right and license in the Territory to use the Aventis Technology, but only to the extent necessary to develop, make, have made, use, Detail, import, or export VP Compounds or VP Products pursuant to this Agreement.

             2.3 Aventis Sublicensing of Distribution to Aventis Affiliates and Third Parties. ViroPharma hereby grants to Aventis the right to sublicense Aventis' Distribution, importation into the Territory from a Product Supplier of VP Product or exportation to Canada, but only if ViroPharma or any of its Affiliates has entered into a written copromotion agreement for VP Product for Canada with a Canadian Affiliate of Aventis, of VP Product in the Territory to one or more of Aventis' Affiliates in the Territory or to Third Parties that perform such activities for Aventis' top fifteen (15) prescription pharmaceutical products in the Territory.

             2.4 Sublicensing of Detailing, Marketing and Promotion to Affiliates and Third Parties. Either Party may sublicense its Detailing, marketing or promotion of VP Products to an Affiliate of such Party and to Third Parties, as provided for herein. Notwithstanding the foregoing, the Party selecting an Affiliate to perform tasks under this Agreement shall be solely responsible for activities performed by such Affiliate, and the selection and use of an Affiliate shall not relieve such Party of its obligations hereunder.

             2.5     Sublicensing/Subcontracting to Third Parties.

                     2.5.1 Either Party may select a Third Party to perform certain tasks under this Agreement, including, without limitation, any development, marketing, sales, Detailing, or Distribution if and only to the extent as provided for in this Agreement. The Party entering into a contract with such Third Party for the performance of such services, may, as part of such contract, grant to such Third Party a nonexclusive, nontransferable, non-sublicensable license or sublicense, as applicable, under the ViroPharma Technology and Aventis Technology, only to the extent and only for so long as such license or sublicense is necessary for such Third Party to perform such tasks. Notwithstanding the foregoing, the Party selecting a Third Party to perform tasks under this Agreement shall be solely responsible for


________________________________________________________________________________
                     activities performed by such Third Party, and the selection and use of a Third Party shall not relieve such Party of its obligations hereunder.

             2.5.2 As a condition to entering into such sublicense or subcontract:

                     (a) a Party shall exercise commercially reasonable efforts to obtain a provision in such sublicense or subcontract stating that such sublicense or subcontract shall be freely assignable to the other Party, and the first Party shall notify the other Party if the first Party was unable to obtain such a provision, and the Parties shall consult on how to proceed, but in no case shall such inability to obtain an assignability provision, notwithstanding the exercise of commercially reasonable efforts, prevent such first Party from entering into the agreement; and



                     (b) the sublicensor/subcontractor must undertake in writing obligations of confidentiality and non-use regarding the other Party's Confidential Information which are at least as restrictive with regard to such sublicensor/subcontractor as those undertaken by Aventis or ViroPharma pursuant to Article 11 hereof.

     2.6 Exclusive Relationship. Notwithstanding the licenses granted under Sections 2.1 and 2.2 hereof, the Parties expressly understand and agree that during the term of this Agreement:

             2.6.1 Neither Party shall directly or indirectly make, have made, develop, use, sell, or offer for sale in the Territory, or import into the Territory any VP Compound or VP Product, except in collaboration with the other Party as set forth in this Agreement.

             2.6.2 Neither Party shall directly or indirectly make, have made, develop, use, sell, or offer for sale (or sell or license to an Affiliate or Third Party the right to make, have made, develop, use, sell or offer for sale) in the Territory, or import into the Territory a Compound or product (other than a VP Compound or VP Product) in the Field for any indication that is the First Indication or the Second Indication ****** except in collaboration with the other Party as set forth in this Agreement.

             2.6.3 Subject to Section 2.6.2, neither Party shall directly or indirectly make, have made, develop, use, sell, or offer for sale (or sell or license to an Affiliate or Third Party the right to make, have made, develop, use, sell or offer for sale) in the Territory, or import into the Territory a Compound or product (other than a VP Compound or VP Product) in the Field for any or all of the following indications:

                     (a)  an indication for which the Parties are ******,

                     (b) an indication for which the Parties ****** pursuant to a ******,

________________________________________________________________________________

                 (c) an indication for which the Parties ****** pursuant to and as set forth in a ******;

                 unless (i) either (a) for indications ******, such Party proposes to the JSC and the other Party's representatives on the JSC ****** within sixty (60) days of such proposal or (b) the JSC has decided to ******, and (ii) ****** is at least ****** by the Parties to ******, after ****** described in
                 ******.

          2.6.4 Aventis shall not directly or indirectly export out of the Territory any VP Compound or VP Product, except in collaboration with ViroPharma, and shall not directly or indirectly develop, use, sell, offer for sale, have sold, make and have made, import and export, any VP Product or VP Compound outside the Territory, except under a license from SaSy as contemplated by Section 2.8, and only to the extent of such license.

          For the sake of clarity, nothing in this Section 2.6 shall prevent either Party from performing any preclinical research on any Compounds.

     2.7  OTC Rights.

          2.7.1 Exclusion. Except as set forth in Sections 2.7.2 and 2.7.3, it is expressly understood that this Agreement grants Aventis no rights to directly or indirectly make, have made, develop, use sell or offer for sale in the Territory, or import into the Territory, or export from one part to another part of the Territory, or export out of the Territory, or share in any revenue from the sale of any VP Compound or VP Product for use or sale as other than a prescription pharmaceutical product, and that ViroPharma retains all such rights.

          2.7.2 Forced OTC Switch. If a Regulatory Authority requires that any VP Product Exclusivity Unit be sold in the Territory without prescription labeling restrictions before the expiration of the VP Product Exclusivity Period for such VP Product Exclusivity Unit, (a "Forced OTC Switch") then the right and license to such VP Product Exclusivity Unit granted to Aventis under
                 Section 2.1 shall include using, developing, Distributing, promoting, Detailing, importing from a Product Supplier of VP Product into the Territory, or exporting to Canada, but in the case of exporting, only if ViroPharma or any of its Affiliates has entered into a written copromotion agreement for VP Product for Canada with a Canadian Affiliate of Aventis, such VP Product Exclusivity Unit for the indication of such VP Product Exclusivity Unit, without regard to prescription or over-the-counter status. Upon a Forced OTC Switch, the JSC shall decide whether or not to commercialize such VP Product Exclusivity Unit in the OTC market, and whether or not to continue commercializing any related VP Product Exclusivity Unit in the prescription market. Neither Party shall be obligated to commercialize such VP Product Exclusivity Unit

________________________________________________________________________________
                 itself, to the extent such Party does not have OTC commercialization abilities; and the JSC shall agree on any Third Party that shall perform the commercialization activities for such VP Product Exclusivity Unit on behalf of either or both Parties. The JSC shall then amend the then-current Commercialization Plan and Budget to reflect such decision, and the Parties shall negotiate in good faith any required amendments to this Agreement, provided that (a) the Net Profits from the sales of such VP Product Exclusivity Unit shall continue to be divided as set forth in Section 8.4, and (b) the Development Expenses and Commercialization Expenses shall continue to be divided as set forth in this Agreement. The provision of this Section 2.7.2 shall apply to each VP Product Exclusivity Unit that is subject to a Forced OTC Switch before the expiration of such VP Product Exclusivity Unit's VP Product Exclusivity Period. Notwithstanding any other provision of this Agreement, ViroPharma shall not be entitled to exercise its buy-out rights under Section 2.7.5 from and after the occurrence of a Forced OTC Switch.

          2.7.3 Voluntary OTC Switch. If the JSC decides to sell any VP Product Exclusivity Unit in the Territory without prescription labeling restrictions (a "Voluntary OTC Switch"), then the right and license to such VP Product Exclusivity Unit granted to Aventis under Section 2.1 shall include using, developing, Distributing, promoting, Detailing, importing from a Product Supplier of VP Product into the Territory, or exporting to Canada, but in the case of exporting, only if ViroPharma or any of its Affiliates has entered into a written copromotion agreement for VP Product for Canada with a Canadian Affiliate of Aventis, such VP Product Exclusivity Unit for the indication of such VP Product Exclusivity Unit, without regard to prescription or over-the-counter status. Neither Party shall be obligated to commercialize such VP Product Exclusivity Unit itself, to the extent such Party does not have OTC commercialization abilities; and the JSC shall agree on any Third Party that shall perform the commercialization activities for such VP Product Exclusivity Unit on behalf of either or both Parties. The JSC shall then amend the then-current Commercialization Plan and Budget to reflect such decision, and the Parties shall negotiate in good faith any required amendments to this Agreement, provided that (a) the Net Profits from the sales of such VP Product Exclusivity Unit shall continue to be divided as set forth in Section 8.4, and (b) the Development Expenses and Commercialization Expenses shall continue to be divided as set forth in this Agreement. This
                 Section 2.7.3 shall apply to each VP Product Exclusivity Unit that is subject to a Voluntary OTC Switch before the expiration of such VP Product Exclusivity Unit's VP Product Exclusivity Period.

          2.7.4 Restriction. Except as set forth in Section 2.7.2, 2.7.3 or 2.7.5, ViroPharma shall not directly or indirectly sell or offer for sale (or license to an Affiliate or Third Party the right to sell or offer for sale) as an over-the-counter pharmaceutical product in the Territory any VP Product

________________________________________________________________________________

                 Exclusivity Unit, until the date ****** (******) ****** before the expiration of the applicable VP Product Exclusivity Period covering such VP Product Exclusivity Unit (the "OTC Lock-Out Period"). Except as set forth in Section 2.7.2, or 2.7.3, for each VP Product Exclusivity Unit, after the OTC Lock-Out Period, ViroPharma shall not directly or indirectly sell or offer for sale (or license to an Affiliate or Third Party the right to sell or offer for sale) as an over-the-counter pharmaceutical product in the Territory such VP Product Exclusivity Unit unless such VP Product Exclusivity Unit ****** at any time during the ****** (******) ****** before the expiration of the applicable VP Product Exclusivity Period.

          2.7.5  Rx Tail Buyout.

                 (a) Right of First Negotiation. Subject to Section 2.7.5(c), if ViroPharma intends to directly or indirectly sell or offer for sale any VP Product Exclusivity Unit as an over-the-counter pharmaceutical product in the Territory after the expiration or termination of the OTC Lock-Out Period in the U.S., but during the term of this Agreement, then no sooner than ****** (******) ****** before the expiration of the applicable VP Product Exclusivity Period in the U.S. covering such VP Product Exclusivity Unit, ViroPharma shall give Aventis written notice of such intention, and for the sixty (60) day period following the date of such notice, the Parties shall negotiate exclusively with each other, commercial terms under which Aventis and ViroPharma would commercialize such VP Product Exclusivity Unit over-the-counter. Neither Party shall be obligated to agree upon any such terms or to accept any terms proposed by the other Party.

                 (b) Rx Tail Buyout. If ViroPharma decides to sell any VP Product as an over-the-counter pharmaceutical product in the Territory, then, after the completion of the sixty
                      (60) day period set forth in Section 2.7.5(a), and no earlier than ****** (******) ****** before the expiration of the first to expire VP Product Exclusivity Period in the U.S. covering any VP Product Exclusivity Unit that ****** at any time during the ****** (******) ******
                      before the expiration of the applicable VP Product Exclusivity Period in the Territory, ViroPharma shall provide Aventis with written notice of such decision, causing a valuation of the Aventis Interest, as of the date ****** (******) ****** before the expiration of the first to expire VP Product Exclusivity Period in the U.S. or such later date specified by ViroPharma (either, the "ViroPharma OTC Launch Date"), pursuant to the procedures set forth in Sections 12.5.3-4. Such valuation of the Aventis Interest shall be the "Rx Tail Buyout Price." On the ViroPharma OTC Launch Date, ViroPharma shall pay Aventis the Rx Tail Buyout Price in readily available U.S.

________________________________________________________________________________

                      Dollars. Upon the payment to Aventis of the Rx Tail Buyout Price, this Agreement shall terminate.

                 (c) This Section 2.7.5 shall terminate and no longer be in force or effect upon the earlier to occur of:

                      (i)   A Forced OTC Switch, or

                      (ii) A Voluntary OTC Switch in which Aventis is performing substantially all of the commercialization activities for the VP Product Exclusivity Unit(s) subject to the Voluntary OTC Switch.

     2.8 Extra-Territorial Licensing. ViroPharma shall use its commercially reasonable efforts to assist Aventis, at Aventis' expense for ViroPharma's pre-approved and documented out-of-pocket costs, in acquiring from SaSy rights for Aventis to: (a) develop, use, sell, offer for sale, have sold, make and have made, import and export, any VP Product in Japan, and (b) market and/or promote any VP Product outside the Territory and Japan. Upon, and to the extent of, the acquisition from SaSy, by Aventis, of rights to make and have made VP Compounds or VP Products outside the Territory, then to the extent permitted by SaSy, by the SaSy Agreement and any agreement with a Product Supplier, and to the extent not unreasonably disruptive to ViroPharma, ViroPharma will use commercially reasonable efforts to transfer technology for manufacturing VP Compounds and VP Products from Product Suppliers or ViroPharma to Aventis. Aventis shall reimburse ViroPharma's pre-approved and documented out-of-pocket costs for such technology transfer.

     2.9 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party to which 365(n) applies, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property to which it is otherwise entitled under this Agreement, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

3.   MANAGEMENT OF COLLABORATION.

     3.1 Compliance with Laws. The Parties shall perform all activities under this Agreement in compliance with all Laws and with any applicable professional standards.

________________________________________________________________________________

     3.2 Cooperative Activities Generally. Subject to the other provisions of this Agreement, each Party shall use commercially reasonable efforts to perform each of its obligations under this Agreement including, without limitation, the intent of maximizing the financial return to the Parties hereunder, and acting in a manner that is otherwise in the best interests of the collaboration formed hereunder. Each Party shall perform its obligations under this Agreement in good faith and with fair dealing.

     3.3  Joint Steering Committee.

          3.3.1 The Parties shall establish a Joint Steering Committee which shall have as its overall purpose the development, implementation and management of commercial planning activities and research and development programs with respect to VP Compounds and VP Products, each consistent with the other. The Joint Steering Committee shall have such subcommittees (in addition to the Marketing Subcommittee, the Development Subcommittee, the Finance Subcommittee and the Supply Chain Subcommittee described below) as the Parties or the JSC may mutually agree from time to time hereafter. The JSC shall consist of a number of from two (2) to ten (10) representatives from each Party drawn from among such Party's senior managers. Within thirty (30) days after the Effective Date each Party shall appoint two (2) members to the JSC. Either Party may replace one or more of its members on the JSC by providing notice to the other Party. The JSC shall, in addition to such other responsibilities as are assigned to it herein, review the activities of the Marketing Subcommittee, the Development Subcommittee, the Finance Subcommittee, the Supply Chain Subcommittee and any other subcommittees formed from time to time, and seek to resolve any matter upon which any such subcommittee is unable to make a decision, except as otherwise provided herein. Among its other responsibilities, but without limitation, the JSC solely shall be responsible for:

                 (a) approving any proposed Commercialization Plan and Budget, including the long term forecast made pursuant to Section 6.4.10, and Development Plan and Budget submitted to it by the Marketing Subcommittee or the Development Subcommittee,

                 (b) approving any proposed material amendment to any Commercialization Plan and Budget, including the long term forecast made pursuant to Section 6.4.10, and Development Plan and Budget submitted to it by the Marketing Subcommittee or the Development Subcommittee,

                 (c) managing the VP Product life cycle and intellectual property protection, and identifying the extent to which any Intellectual Work Product likely to result from development activities being

________________________________________________________________________________
                      considered by the JSC would be subject to ownership or Control by a Third Party, consistent with Section 10.1.2;

                 (d) approving any and all prices for VP Product throughout the Territory proposed by the MSC including any and all ranges of discount amounts within which the MSC shall have discretion to operate, and any material changes to the Aventis Trade Policy affecting the treatment of VP Product returns and refunds,

                 (e) approving the list of VP Product Target Prescribers, the allocation of Details to be performed by each Party among VP Product Target Prescribers, and any material changes to such allocation,

                 (f) approving the Launch Date proposed by the MSC, and the date of launch of any subsequent VP Product Exclusivity Unit throughout the Territory,

                 (g) reviewing and approving any plans and budgets prepared jointly by the MSC and the DSC for any Phase 3b Studies, Phase 4 Studies, or health outcome studies for VP Product,

                 (h) approving any study protocol and any material amendment thereto for any phase 3 study (including Phase 3a Studies and Phase 3b Studies) for the Second Indication;

                 (i) for any Other Indication and any Additional Indication, approving any clinical study protocol, and material amendments thereto for phase 2 or phase 3 study activities performed under this Agreement,

                 (j) approving the recommendation of the SCSC for new Product Suppliers, subject to approval by SaSy,

                 (k) for any Other Indication and any Additional Indication, approving any INDs and NDAs to be submitted to Regulatory Authority and any material labeling changes to any VP Product.

     3.4  Marketing Subcommittee.

          3.4.1 Formation and Meetings. The JSC shall establish a Marketing Subcommittee which shall have as its overall purpose the development and implementation of commercialization activities for VP Products in the Territory. The Marketing Subcommittee shall consist of a number of from two (2) to four (4), as determined by the JSC, representatives from each Party drawn from among such Party's senior sales and marketing managers. Each Party shall assign members to the Marketing Subcommittee at the request of the JSC, and each Party may replace one or more of such members by providing notice to the other Party.

________________________________________________________________________________

          3.4.2  Duties.  The Marketing Subcommittee shall:

                 (a) prepare, and review on a quarterly basis, the Commercialization Plan and Budget, subject to the final approval of the Commercialization Plan and Budget by the JSC; and

                 (b) subject to, and within the constraints of, any approved Commercialization Plan and Budget:

                      (i) oversee the implementation of the Commercialization Plan and Budget, and ensure that each Party executes its responsibilities described in such Commercialization Plan and Budget;

                      (ii) develop and discuss strategies for the Detailing and marketing of VP Products in the Territory, including allocation of responsibility for marketing activities, and support through professional education;

                      (iii) in collaboration with the DSC, deciding whether to perform, and then preparing any plans and budgets for any Phase 3b Studies, Phase 4 Studies, and health outcome studies for VP Product;

                      (iv) propose to the JSC the Launch Date, and the date of launch for any subsequent VP Product;

                      (v) propose to the JSC the price for VP Product throughout the Territory and any and all ranges of discount amounts within which the MSC shall have discretion to operate, and any material changes to the Aventis Trade Policy affecting the treatment of VP Product returns and refunds, and establish the conditions of distribution and sale of VP Product;

                      (vi) propose to the JSC the list of VP Product Target Prescribers and the allocation of Details to be performed by each Party among VP Product Target Prescribers, or material changes to such allocations previously approved by the JSC;

                      (vii) develop and agree upon strategies and procedures for, and give approval to, the use of Third Parties to perform commercialization activities other than Distribution, manufacturing, and with respect to the use of CSOs, subject to Section 5.5.3;

                      (viii) review progress of commercialization activities
                             against the current Commercialization Plan and Budget;

________________________________________________________________________________

                      (ix) review the rate of spending on commercialization activities against the budget for such activities in the Commercialization Plan and Budget;

                      (x) propose the long term forecasts of VP Product needs pursuant to Section 6.4.10 for approval by the JSC;

                      (xi) prepare short term forecasts of VP Product needs pursuant to Section 6.4.11;

                      (xii) compare actual VP Product sales against sales forecasts and targets set out in the Commercialization Plan and Budget;

                      (xiii) consider, and propose to the JSC, potential amendments to the Commercialization Plan and Budget;

                      (xiv) establish working groups to implement the Commercialization Plan and Budget;

                      (xv) present the results of commercialization efforts to the JSC;

                      (xvi) undertake all other activities necessary to manage the marketing and sale of VP Product in the Territory;

                      (xvii) any other duties that are delegated to the Marketing Subcommittee by the JSC; and

                 (c) review and comment on the semi-annual report on the Parties' commercialization activities under this Agreement prepared by ViroPharma, for submission to SaSy.

     3.5  Development Subcommittee.

          3.5.1 Formation and Meetings. The JSC shall establish a Development Subcommittee which shall have as its overall purpose the development, implementation and management of development activities for VP Compounds and VP Products in the Territory. The Development Subcommittee shall consist of a number of from two (2) to four (4), as determined by the JSC, representatives from each Party drawn from among such Party's senior development managers. Each Party shall assign members to the Development Subcommittee at the request of the JSC, and each Party may replace one or more of such members by providing notice to the other Party.

          3.5.2  Duties.  The Development Subcommittee shall:

________________________________________________________________________________

                 (a) prepare, and review on a quarterly basis, the Development Plan and Budget, subject to the final approval of the Development Plan and Budget by the JSC;

                 (b) subject to, and within the constraints of any approved Development Plan and Budget, and to the extent applicable to Sections 3.5.2(b)(ii-iii), any approved
                      Commercialization Plan and Budget:

                      (i) oversee the implementation of the Development Plan and Budget, and ensure that each Party executes its responsibilities described in such Development Plan and Budget;

                      (ii) in collaboration with the MSC, decide whether to perform, and then prepare any plans and budgets for any Phase 3b Studies, Phase 4 Studies, and health outcome studies for VP Product

                      (iii) implement, and review the progress of studies of VP Product, including Phase 3b Studies, Phase 4 Studies, and health outcome studies;

                      (iv) review the rate of spending on development activities against the budget for such activities in the Development Plan and Budget;

                      (v) review the filing of any INDs and submission of protocols to such INDs;

                      (vi) review the filing of any NDAs, to the extent provided for in Section 7.1.1;

                      (vii) present the results of development efforts to the JSC;

                      (viii) undertake all other activities necessary to manage
                             the development of VP Product in the Territory; and

                      (ix) consider, and propose to the JSC, potential amendments to the Development Plan and Budget; and

                      (x) any other duties that are delegated to the Development Subcommittee by the JSC;

                 (c) review and comment on the semi-annual report on the Parties' development activities under this Agreement prepared by ViroPharma, for submission to SaSy.

________________________________________________________________________________

     3.6  Finance Subcommittee.

          3.6.1 Formation and Meetings. The JSC shall establish a Finance Subcommittee which shall have as its overall purpose the management of finance and accounting matters for activities of the Parties under this Agreement. The Finance Subcommittee shall consist of two (2) representatives from each Party with financial and accounting expertise assigned to such subcommittee by each Party. Each Party may replace one or more of such members by providing notice to the other Party.

          3.6.2  Duties.  The Finance Subcommittee shall:

                 (a) assure the prompt sharing between the Parties of accurate financial information regarding activities under this Agreement;

                 (b) provide advice to the JSC and other subcommittees of the JSC regarding the allocation of resources by the Parties;

                 (c) establish a method for recording the Development Costs and Commercialization Expenses attributable to the development and commercialization of VP Product for each indication;

                 (d) agree on the application as appropriate of United States Generally Accepted Accounting Principles to the accounting of the Parties with respect to activities under the Agreement;

                 (e) to the extent applicable, agree on the inclusion in Commercialization Expenses of the cost for the Product Supplier of Finished VP Product to bill for the full Cost of Goods for Finished VP Product, including costs of manufacturing activities not performed by such final Product Supplier;

                 (f) provide input and review all budgets proposed by any other subcommittee under this Agreement;

                 (g) review the rate of spending by the Parties compared to the applicable budget for such activities; and

                 (h) establish performance goals and requirements and perform reviews to determine if the Parties meet the applicable performance goals and requirements.

     3.7  Supply Chain Subcommittee.

          3.7.1 Formation and Meetings. The JSC shall establish a Supply Chain Subcommittee which shall have as its overall purpose the management of

________________________________________________________________________________
                 the supply of VP Product to the Parties under this Agreement. The Supply Chain Subcommittee shall consist of a number of from two (2) to four (4) representatives from each Party with manufacturing and supply expertise assigned to such subcommittee by each Party. Each Party may replace one or more of such members by providing notice to the other Party.

          3.7.2 Duties. Subject to the terms of this Agreement, except as otherwise provided in Section 6.2, the Supply Chain Subcommittee shall:

                 (a) oversee and manage the ordering, manufacture and supply of Finished VP Product to the Parties in accordance with the forecast supplied by the MSC,

                 (b) prepare a supply plan coordinating the entire supply chain to support the Development Plan and Budget and the Commercialization Plan and Budget,

                 (c)  propose new Product Suppliers to the JSC for approval;

                 (d) oversee all manufacturing of VP Compound, all micronizing of VP Compound, and all manufacturing and packaging of VP Product,

                 (e) make all necessary adjustments to the manufacturing schedules to ensure meeting the requirements of the Commercialization Plan and Budget with respect to supply of Finished VP Product,

                 (f)  schedule the shipment of Finished VP Product to Aventis,

                 (g)  manage all inventory levels of VP Compound and VP Product,

                 (h) manage any and all rejections of VP Compound or VP Product along the entire supply chain,

                 (i) identify and take actions to prevent potential interruptions of VP Product supply,

                 (j)  perform capacity analysis,

                 (k) plan and implement process improvements, cost reduction initiatives, logistics initiatives, and environmental health and safety initiatives, and

                 (l) oversee and implement all Quality Assurance, Quality Control and GMP activities.

________________________________________________________________________________

3.8  Meetings.

     3.8.1 Chairperson and Secretary. The chairperson of the JSC and of each subcommittee shall be selected from among the members of the JSC or the subcommittee, as applicable, and shall serve a one-year term. ViroPharma will select the first chairperson of the JSC, the Development Subcommittee, and the Supply Chain Subcommittee, and Aventis will select the first chairperson of the Marketing Subcommittee and Finance Subcommittee, and the selection of chairpersons shall alternate annually between the Parties thereafter. The chairperson will be responsible for scheduling meetings of the committee or subcommittee, preparing agendas for meetings, and sending all committee or subcommittee members notices of all regular meetings and agendas for such meetings at least five
            (5) business days before such meetings. The chairperson shall appoint a secretary for the committee or subcommittee who shall not be a member thereof, and who will record the minutes of each meeting, circulate copies of meeting minutes to the Parties and each committee or subcommittee member promptly following the meeting for review, comment and approval and finalize approved meeting minutes before the next meeting.

     3.8.2 Attendance, Voting and Authority. Meetings of the JSC or one of its subcommittees shall be effective only if at least one representative of each Party designated to represent such Party on the JSC or such subcommittee is in attendance or participating in the meeting. Members of the JSC and its subcommittees shall have the right to participate in meetings by telephone. Representatives of either Party who are not members of the JSC or any subcommittee may attend meetings of such committee or subcommittee with the consent of the committee members of the other Party. Third Parties may attend or present at meetings of the JSC or any subcommittee only with the prior consent of the entire committee or subcommittee. Each Party shall have one (1) vote at meetings of the JSC or any of its subcommittees.

     3.8.3 Frequency of Meetings; Timing of Meetings. The JSC and each subcommittee shall meet with such frequency and at such times and at such places as the members of the JSC or such subcommittee shall determine, but not less often than twice per Calendar Year for the JSC and DSC, and at least quarterly for the MSC, FSC and SCSC.

     3.8.4 Expenses. Each Party shall be responsible for lodging and travel expenses incurred by its employees and its members of the JSC and subcommittees attending or otherwise participating in such meetings. Any common expenses for such meetings shall be shared equally between the Parties.

3.9 Budgets. The initial process to begin preparing each budget required under this Agreement shall begin sufficiently early so that a draft budget can be submitted to the JSC for review no later than August 31 of the year preceding the Calendar

________________________________________________________________________________

      Year to which such budget applies. Each Party will reasonably cooperate with each other to finalize the budgets in a time period consistent with the Parties' internal budgeting process; provided, however, that each budget shall be finalized and approved by the JSC no later than December 15 of the year in which such budget is submitted to the JSC. Each budget required under this Agreement shall be subject to the review of the Finance Subcommittee.

3.10  Decision Making and Dispute Resolution.

      3.10.1  Subcommittees.

              (a) MSC. All decisions of the MSC shall be made consistent with, and within the financial constraints of, the then-applicable, approved Commercialization Plan and Budget. All decisions of the MSC shall be made by unanimous decision of the Parties, except that if the MSC is unable to reach unanimous decision on any issue, the Aventis representatives on the MSC shall have the deciding vote, except:

                   (i) for such matters as are reserved for the approval of the JSC, and

                   (ii) as otherwise provided for in Section 3.10.6.

                   Notwithstanding the foregoing, except for Sections 3.10.1(a)(i-ii), day-to-day operational activities required to be performed in the ordinary course may be implemented by Aventis without the prior consent of the MSC so long as consistent with and within the financial and operational constraints of the then-applicable approved Commercialization Plan and Budget.

              (b) DSC. All decisions of the DSC shall be made consistent with, and within the financial constraints of, the then-applicable, approved Development Plan and Budget. All decisions of the DSC shall be made by unanimous decision of the Parties, except that if the DSC is unable to reach unanimous decision on any issue, the ViroPharma representatives on the DSC shall have the deciding vote, except

                   (i) for such matters as are reserved for the approval of the JSC,

                   (ii) as to the outsourcing to Third Parties of development activities for amounts greater than ****** (******) per contract, and

                   (iii) as otherwise provided in Section 3.10.6.

                   Notwithstanding the foregoing, except for Sections 3.10.1(b)(i-ii),

________________________________________________________________________________
                   day-to-day operational activities required to be performed in the ordinary course may be implemented by ViroPharma without the prior consent of the DSC so long as consistent with and within the financial and operational constraints of the then-applicable approved Development Plan and Budget.

              (c) JSC, Finance Subcommittee, and Supply Chain Subcommittee. All decisions of the JSC, the Finance Subcommittee and the Supply Chain Subcommittee shall be made by unanimous decision of the Parties.

     3.10.2 JSC. If for any reason a subcommittee of the JSC is unable to reach a decision that requires unanimity in accordance with
              Section 3.10.1 within a reasonable period of time, but in no event to exceed thirty (30) days, the matter shall be referred to the JSC for resolution. All decisions of the JSC shall be made by unanimous decision of the Parties.

     3.10.3 Heads of Commercial Operations. If for any reason the Joint Steering Committee cannot reach a unanimous decision on any matter within a reasonable period of time, but in no event to exceed thirty (30) days, or if the JSC cannot reach a decision on any matter referred to it pursuant to Section 3.10.2 within thirty
              (30) days of such matter being referred to it, then the matter shall be referred to ViroPharma's head of Commercial Operations and Aventis' head of U.S. Commercial Operations for good faith resolution, except as otherwise provided in Section 3.10.6.

     3.10.4 Final Internal Dispute Resolution. If for any reason ViroPharma's head of Commercial Operations and Aventis' head of U.S. Commercial Operations cannot resolve a matter referred to them by the JSC within thirty (30) days of such matter being referred to them, then the matter shall be referred to ViroPharma's CEO and the Head of Aventis North America for good faith resolution.

     3.10.5 Arbitration. If for any reason ViroPharma's CEO and the Head of Aventis North America cannot resolve a matter referred to them by ViroPharma's head of Commercial Operations and Aventis' head of U.S. Commercial Operations within thirty (30) days of such matter being referred to them, then the matter will be referred for binding arbitration as set forth in Article 16, except as otherwise provided in Section 3.10.6.

     3.10.6   Exceptions.

              (a) If the DSC or the JSC is unable to decide any issue with regard to the activities to be performed and the amounts to be spent under the Initial Development Plan and Budget and the amounts to be spent under Section 4.1.2(c), then such items shall be implemented as written in this Agreement and such issues shall not be subject to

________________________________________________________________________________
                   the dispute resolution provisions of Sections 3.10.3, 3.10.4 or 3.10.5.

              (b) If the MSC or the JSC is unable to decide any issue with regard to the amounts to be spent pursuant to Section 5.3.1, or the number of PDEs to be performed pursuant to Section 5.4.1, then such items shall be implemented as written in this Agreement and such issues shall not be subject to the dispute resolution provisions of Sections 3.10.3, 3.10.4 or 3.10.5, except that issues regarding the allocation of PDEs between Aventis and ViroPharma and/or the number of PDEs to be performed in the event that Section 5.4.1 does not apply because ******, shall be subject to the dispute resolution
                                   -----
                   provisions of Sections 3.10.3, 3.10.4 and 3.10.5.

              (c) If ViroPharma concludes that any Promotional Material does not comply with the FD&C Act, then the Parties shall not use such Promotional Material, Aventis' representatives on the MSC shall not have the deciding vote on such matter, and such matter shall not be subject to the dispute resolution provisions of Sections 3.10.2, 3.10.3, 3.10.4 or 3.10.5.

              (d) If ViroPharma's CEO and the head of Aventis North America are unable to reach agreement on:

                   (i) the price to be charged for any VP Product in the Territory, any range of discounts to be applied to such price, or any material changes to the Aventis Trade Policy affecting the treatment of VP Product returns or refunds,

                   (ii) the selection after the Effective Date of any Product Supplier other than those listed in Exhibit 6.4.7(a),

                   (iii) whether or not to initiate, continue or discontinue the development of any VP Product for the First Indication, the Second Indication, or any Other Indication or the approval of any items in the Development Plan and Budget (or any amendments to such plan and budget) relating to such initiation or continued development, except to the extent addressed in Section 3.10.6(a),

                   (iv)  whether or not to implement a Voluntary OTC Switch,

                   (v) whether to initiate any study that would cause the total Development Expenses spent for the Additional Indications to exceed ****** dollars ($******) for a single Additional Indication or ****** dollars ($******) for both Additional Indications or the approval of any items in the Commercialization Plan and Budget or the Development

________________________________________________________________________________

                         Plan and Budget (or any amendments to such plan and budgets) relating to such initiation,

                   then neither Party shall have the sole right to make the final decision and such issue shall not be subject to the dispute resolution provisions of Sections 3.10.5.

4.   DEVELOPMENT.

     4.1  Development Program.

          4.1.1 Generally. ViroPharma will perform all development activities assigned to it in the Development Plan and Budget, either itself, or through an Affiliate or, subject to Sections 2.5 and 3.10.1(b)(ii), a Third Party contractor, including, without limitation, clinical or preclinical studies in order to obtain initial Regulatory Approval of any VP Product and to support future labeling changes or new indications of VP Products in accordance with the Development Plan and Budget, and Phase 3b Studies, Phase 4 Studies, and health outcome studies in order to further the commercialization of VP Products in accordance with the Commercialization Plan and Budget. The Development Subcommittee will manage and oversee the implementation of development activities under the Development Plan and Budget and will select those indications and labeling enhancements to be pursued under the Development Plan and Budget.

          4.1.2 First, Second and Additional Indications. Notwithstanding anything to the contrary in any Development Plan and Budget, the Parties agree to develop the First Indication, the Second Indication and Additional Indications as follows:

                 (a) First Indication. The Parties shall perform the studies and other activities described in the Initial Development Plan and Budget for VP Product for the First Indication.

                 (b) Second Indication. The Parties shall perform the development activities through the end of the phase 2 studies described in the Initial Development Plan and Budget for VP Product for the Second Indication. If such phase 2 studies ****** in the United States ******, then the JSC shall review the results from such studies ******. If the JSC ******in the United States ******.

                 (c) Additional Indications. After the Effective Date, the JSC shall approve an Indication Development Budget Milestone of ****** dollars ($******) for the first Additional Indication to receive Regulatory Approval in the U.S. and ******dollars ($******) for the second Additional Indication to receive Regulatory Approval in the U.S. and a Development Plan and Budget reflecting such

________________________________________________________________________________

                      Indication Development Budget Milestones. If an arbitrator does not require the Parties to perform studies for the Additional Indications, or if Aventis refuses to initiate any study that would cause the total Development Expenses spent for the Additional Indications to exceed ****** dollars ($******) for a single Additional Indication or ****** dollars ($******) for both Additional Indications, then ViroPharma shall ******, and such ****** subject ****** under ******.

4.2 Development Efforts. To the extent development activities have been delegated to a Party under the Development Plan and Budget, such Party shall use commercially reasonable efforts to achieve the objectives and milestones set forth in the Development Plan and Budget within the timeframe set forth therein and to develop the VP Compounds into VP Products. In furtherance of the foregoing, each Party shall deploy sufficient personnel and other resources to achieve such milestones and objectives set forth in the Development Plan and Budget.

4.3 Development Regulatory Activities. ViroPharma shall be solely responsible for seeking and obtaining Regulatory Approval from Regulatory Authorities to perform activities under the Development Plan and Budget, including, without limitation, filing any INDs and submitting protocols to such INDs as approved by the JSC as necessary. ViroPharma shall use commercially reasonable efforts to extend the VP Product Exclusivity Period for each VP Product. Within twenty (20) days after submission to FDA, ViroPharma shall provide Aventis with copies of all material final submissions to such INDs for studies performed under the Development Plan and Budget. Consistent with Laws, up to three (3) Aventis representatives shall be permitted to attend all meetings and conferences with any Regulatory Authority in the Territory concerning VP Compounds or VP Products.

4.4  Development Plan and Budgets.

     4.4.1 Initial Development Plan and Budget. The Development Plan and Budget for all development activities for the First Indication and Second Indication is attached to this Agreement as Exhibit 4.4.1 (the "Initial Development Plan and Budget").

     4.4.2 Subsequent Development Plan and Budgets. As early as necessary in each year beginning with the first full Calendar Year after the Effective Date, the Development Subcommittee shall commence the process of preparing the Development Plan and Budget for the following Calendar Year so that it can submit such proposed Development Plan and Budget to the JSC no later than August 31 of such year for review. In no event shall later Development Plans and Budgets conflict with the Initial Development Plan and Budget without the unanimous consent of the JSC. Each Development Plan and Budget shall contain at minimum:

            (a)  a comprehensive VP Product development strategy;

________________________________________________________________________________

            (b) a list and timeline for the performance of studies in support of the development activities;

            (c) an overall budget for development activities during the relevant Calendar Year;

            (d) a phase 3b and phase 4 clinical development plan established in collaboration with the MSC, and in compliance with the Commercialization Plan and Budget;

            (e) a statement setting out for which, if any, of the Other Indications the Parties intend to initiate or continue development of VP Product during the relevant Calendar Year, defining with specificity each such Other Indication; and

            (f)  a complete and comprehensive budget for the development of:

                 (i)   each Additional Indication, and

                 (ii)  each Other Indication, and

                 (iii) for each Other Indication for which ******, the
                       Indication Development Budget Milestone for such Other Indication.

4.5  Development Funding.

     4.5.1 Division of Expenses Generally. The Parties shall share the Development Expenses as follows:

            (a) First Indication and Second Indication. Aventis shall be responsible for fifty percent (50%) and ViroPharma shall be responsible for fifty percent (50%) of the Development Expenses incurred in connection with the development of any VP Product for the First Indication or for the Second Indication.

            (b) Additional Indications. ViroPharma shall initially bear ****** the Development Expenses incurred in connection with the development of any VP Product for any Additional Indication. Upon Regulatory Approval of such VP Product for an Additional Indication, Aventis shall pay ViroPharma the Indication Development Budget Milestone for such Additional Indication as set forth in Section 8.3. In addition, within thirty (30) days of the payment of any Indication Development Budget Milestone:

                 (i) ViroPharma shall pay Aventis ****** (******) of the amount by which the Indication Development Budget Milestone exceeds the actual Development Expenses for development activities provided for in the Development

________________________________________________________________________________

                       Plan and Budget or otherwise approved in advance by the JSC for the development of the VP Product for the Additional Indication for which the Indication Development Budget Milestone was paid; and

                 (ii) Aventis shall pay ViroPharma ****** (******) of the amount by which the actual Development Expenses for development activities provided for in the Development Plan and Budget or otherwise approved in advance by the JSC for the development of the VP Product for the Additional Indication for which the Indication Development Budget Milestone was paid exceed the Indication Development Budget Milestone. If Regulatory Approval for such VP Product for such Additional Indication is obtained after ******, the amount to be paid by Aventis under this Section 4.5.1(b)(ii) shall be reduced to the following percentages of the total set forth in the previous sentence (the "Base Amount"):

                 Calendar Year During Which
                 Regulatory Approval of VP        Percentage of the Base Amount
                 Product for Additional           to be Paid by Aventis to
                 Indication Is Obtained           ViroPharma
                 ---------------------------      ------------------------
                       ******                              ******%
                       ******                              ******%
                       ******                              ******%
                       ******                              ******%.

            (c) Other Indications. Before the JSC's approval of a Development Plan and Budget that includes development activities of a VP Product for any Other Indication, as such Other Indication has been identified and defined by the Development Committee in such Development Plan and Budget as set forth in Section 4.4.2(e), Aventis shall choose one of the two following funding methods, which choice may not later be changed, and shall notify the Finance Subcommittee of its choice, and if Aventis has not notified the FSC of such choice by the date on which the JSC approves the applicable Development Plan and Budget, then Aventis shall be deemed to have chosen the funding method described in Section 4.5.1(c)(ii):

                 (i) Aventis shall be responsible for ****** percent (******%) and ViroPharma shall be responsible for ****** percent (******%) of the Development Expenses incurred in

________________________________________________________________________________
                       connection with the development of such VP Product for such Other indication; or

                 (ii) ViroPharma shall ****** bear ****** the Development Expenses for such VP Product for such Other Indication, and upon Regulatory Approval of such VP Product for such Other Indication, Aventis shall pay ViroPharma the Indication Development Budget Milestone for such Other Indication as set forth in Section 8.3. In addition, within thirty (30) days of the payment of any Indication Development Budget Milestone:

                       a. ViroPharma shall pay Aventis ****** of the amount by which the Indication Development Budget Milestone exceeds the actual Development Expenses for development activities provided for in the Development Plan and Budget or otherwise approved in advance by the JSC for the development of such VP Product for such Other Indication for which the Indication Development Budget Milestone was paid; and

                       b. Aventis shall pay ViroPharma ****** of the amount by which the actual Development Expenses for development activities provided for in the Development Plan and Budget or otherwise approved in advance by the JSC for the development of such VP Product for such Other Indication for which the Indication Development Budget Milestone was paid exceed the Indication Development Budget Milestone.

          4.5.2 Payment of Expenses; Development Account. Subject to reconciliation as provided in Section 8.5, each Party shall be responsible and pay for all Development Expenses incurred in performing its obligations in connection with any development activities under the Development Plan and Budget. Each Party shall charge all such expenses so incurred to a separate account created by it on its books and records solely for the purpose of tracking Development Expenses, identifying all Development Expenses by the VP Product and indication being developed (the "Development Account").

          4.5.3 Cost Overruns. Each month ViroPharma shall review Development Expenses actually charged or to be charged to its Development Account against the applicable Development Plan and Budget. In the event that ViroPharma determines that any such actual or anticipated expenses relating to the approved activities in the Development Plan and Budget

________________________________________________________________________________
                 will exceed the applicable Development Plan and Budget, it shall promptly notify the DSC which shall meet as soon as reasonably possible. The DSC shall review the reasonableness of such expenses in light of the overall Development Plan and Budget and shall propose an appropriate amendment, if necessary, to the Development Plan and Budget to the JSC for approval.

5.   COMMERCIALIZATION.

     5.1 General. Under the terms and conditions set forth herein and pursuant to the licenses granted in Article 2, ViroPharma and Aventis shall collaborate in the promotion, Detailing and Distribution of VP Products in the Territory, including, without limitation, performing epidemiological modeling, pharmacoeconomic, actual use and any other Phase 3b Studies or Phase 4 Studies, subject to the Commercialization Plan and Budget and the oversight of the Marketing Subcommittee.

     5.2 Commercialization Efforts. To the extent commercialization activities have been delegated to a Party under the Commercialization Plan and Budget, such Party shall use commercially reasonable efforts to achieve the objectives and milestones set forth in the Commercialization Plan and Budget within the timeframe set forth therein and to commercialize the VP Products. In furtherance of the foregoing, each Party shall deploy sufficient personnel and other resources to achieve such milestones and objectives set forth in the Commercialization Plan and Budget.

     5.3  Commercialization Plans and Budgets.

          5.3.1 Initial Commercialization Plan and Budget. The Marketing Subcommittee shall propose to the JSC a Commercialization Plan and Budget for all marketing, sales and educational activities up to the Launch Date within three (3) months after the Effective Date (the "Initial Commercialization Plan and Budget"). The Initial Commercialization Plan and Budget adopted by the JSC shall provide for minimum funding by the Parties of promotional activities, not including PDEs, as follows:

                 (a) at least ****** U.S. dollars (U.S. $******) from the Effective Date through the end of Calendar Year ******,

                 (b)  at least ****** U.S. dollars (U.S. $******) from ******
                      until ******,

                 (c)  at least ****** U.S. dollars (U.S. $******) from ******
                      until the date ****** (******) ****** after ******.

                 If the Initial Commercialization Plan and Budget is not finalized in accordance with this Section 5.3.1, then the amounts described herein shall constitute such budget. Notwithstanding the foregoing, if VP

________________________________________________________________________________

                 Product to be launched on the Launch Date ******, then neither party shall be required to spend the amounts set forth in this
                 Section 5.3.1, and instead, each Party shall be required to spend the amounts determined by the JSC.

          5.3.2 Subsequent Commercialization Plans and Budgets. As early as necessary in each Calendar Year, the Marketing Subcommittee shall begin the process of preparing a revised four-year Commercialization Plan and Budget which shall include an additional Calendar Year, so that it can submit such proposed Commercialization Plan and Budget to the JSC no later than August 31 of such year for review. Each Commercialization Plan and Budget shall contain at minimum:

                 (a) a comprehensive market development, marketing, product positioning, sales, supply, and distribution strategy for VP Products in the Territory;

                 (b) the most recent long term forecasts of VP Product needs prepared pursuant to Section 6.4.10;

                 (c) a budget for commercialization activities during the relevant Calendar Years, including, without limitation, allocations for advertising, promotional and educational meetings and activities, Detail Cost of VP Product, field force micro-marketing, alignment and direction, distribution of Samples, and Phase 3b and Phase 4 Studies;

                 (d) the number and positioning of Details to be performed by each Party in each month of each Calendar Quarter of such Calendar Year in the Territory consistent with Section 5.4, and the number of Details on VP Product Target Prescribers called upon;

                 (e)  VP Product pricing and contracting strategies;

                 (f) a phase 3b and phase 4 clinical development plan established in collaboration with the DSC;

                 (g)  the managed care strategy and deployment plan; and

                 (h)  the VP Product positioning and key message strategy.

     5.4 Assigned Sales Force Effort. The MSC shall determine the number of Details to be performed, the type of Details to be performed, and shall allocate Details on VP Product Target Prescribers between Aventis and ViroPharma for each Calendar Quarter in the Territory consistent with the allocation set out in each approved Commercialization Plan and Budget, and with the following standards:

________________________________________________________________________________

          5.4.1 Launch Details. Unless otherwise agreed to by the JSC, and provided that quantities of VP Product and VP Product Samples are available, the Parties shall perform, ******, if (i) either (x) no sooner than three (3) months before the expected Regulatory Approval of an NDA for VP Product for the Second Indication, ViroPharma has requested that the JSC increase the number of PDEs allocated to ViroPharma in a Calendar Quarter for VP Products to a number that is at least 95% of the number of PDEs assigned to Aventis for VP Products, or (y) the JSC has approved an allocation of PDEs to ViroPharma that is at least 95% of the number of PDEs assigned to Aventis for VP Products, and (ii) ViroPharma has sufficient sales representatives to perform such PDEs or (b) ******, if the conditions in Section 5.4.1(a)(i-ii) are not met , in each case ******. Notwithstanding the foregoing, if a VP Product ******, then ****** required to ****** set forth in this
                  Section 5.4.1 ****** each Party shall be required to ******. At least ****** percent (******%) of the Primary Details of VP Product required to be performed by either Party pursuant to this Section 5.4.1 shall be made to VP Product Target Prescribers.

          5.4.2 Targeting. Each Party shall perform Details of VP Product allocated to it by the Commercialization Plan and Budget only to VP Product Target Prescribers that does not require a geographical realignment of the sales representatives of such Party, unless otherwise determined by the JSC.

          5.4.3 Managed Care and Other National Account Allocation. Aventis shall, using commercially reasonable efforts, perform all visits to managed care accounts, trade accounts, government accounts, and other national accounts.

          5.4.4 Suspension for Low Pipeline Supply. If and for so long as, at any time after the Launch Date, there is less than one week's supply of VP Product in the pipeline at the wholesale level as reported by IMS Pipeline, then the obligation to perform Details, as set forth herein, shall be suspended, unless otherwise determined by the MSC.

     5.5  Detailing Effort.

          5.5.1 Efforts. Each Party shall deploy sufficient sales representatives to promote and Detail each VP Product in the Territory effectively in accordance with the terms of this Agreement and the applicable Commercialization Plan and Budget. In conducting such promotion and Detailing, both Aventis and ViroPharma shall use at least commercially reasonable efforts consistent with the efforts it applies to prescription drug products of comparable peak sales potential in the U.S., and if the ****** of such VP Product ******, consistent with the efforts it applies to prescription drug products, with comparable ******, of comparable peak sales potential in the U.S.

________________________________________________________________________________

     5.5.2 Beginning of Detailing. Each Party shall give prompt written notice to the other of the date on which its sales representatives begin Detailing any VP Product in the Territory.

     5.5.3  Sales Representatives.

            (a) All Details performed by each Party under this Agreement shall be performed by sales representatives who are employees of such Party or of such Party's Affiliates in the Territory, except that either Party may use the services of a contract sales organization ("CSO") to assist such Party in performing Details as follows:

                 (i) If ViroPharma is promoting and Detailing an Aventis Product pursuant to Article 9, ViroPharma may use a CSO to perform PDEs in excess of ****** per year,

                 (ii) Aventis may use a CSO to perform PDEs in excess of ****** per year,

                 (iii) Any sales representative of such CSO performing Details for either Party shall have at least six (6) months experience performing Details in the pharmaceutical industry and shall have received training comparable to the training provided by a Party to its own sales representatives.

                 Any Detail performed by an employee of such CSO consistent with a Party's allocation under Section 5.4, this Section 5.5.3(a), and the Commercialization Plan and Budget shall be considered a Detail performed by such Party.

            (b) Unless ****** before the Launch Date, then beginning on the later of ****** or ******, at least ****** percent (******%) of the Details performed by ViroPharma under this Agreement shall be performed by sales representatives who have worked for ViroPharma or its Affiliates in the Territory for at least six
                 (6) months. In the case of Aventis, beginning on the Launch Date, at least ****** percent (******%) of the Details performed by Aventis shall be performed by sales representatives of Aventis who have worked for Aventis or its Affiliates in the Territory in a primary care sales force for at least six (6) months.

     5.6 Detailing Performance Incentive. If either Party performs less than ******% of the PDEs assigned to it in any Calendar Quarter, such Party shall pay to the other Party an amount equal to ****** (the "Missed Detail Payment"). If a Party performs ******% or more, but less than 100%, of the PDEs assigned to it, in lieu of paying the Missed Detail Payment, such Party may make up such shortfall by performing the same type and number of Details in another Calendar Quarter selected by the non-defaulting Party. If such Party fails to make up 100% of the

________________________________________________________________________________
            shortfall of PDEs in such other Calendar Quarter, then such Party shall pay to the other Party the Missed Detail Payment for each PDE that it failed to perform in such Calendar Quarter. Payments by a Party under this Section 5.6 shall be made directly to the other Party within sixty (60) days of the end of the applicable Calendar Quarter. Any Missed Detail Payment shall not be treated as a Commercialization Expense.

     5.7    Detailing Reports and Record Retention.

            5.7.1 Detail Metrics. The number of Details actually performed by either Party shall be determined according to Detail reporting mechanisms and methodology that are approved and applied consistently by the Marketing Subcommittee. Notwithstanding the foregoing, a Party shall be credited with performing a Detail only if such Detail is performed in accordance with the Commercialization Plan and Budget, the Party's allocation under Section 5.4, and this Agreement generally.

            5.7.2  Reports.

                   (a) First Twelve Weeks. For the first twelve (12) weeks after the Launch Date, each Party shall provide to the other both a preliminary and final report of the number of Details carried out by its representatives during each week in such period. Preliminary reports shall be delivered to the other Party no later than three (3) weeks after the end of the applicable week and final reports shall be delivered no later than six (6) weeks after the end of the applicable week.

                   (b) First Two Years. After the end of the reporting period of Section 5.7.2(a) and through the end of the first full Calendar Year after the Launch Date, each Party shall provide the other both a preliminary and final report of the number of Details carried out by its representatives during each month. Preliminary reports shall be delivered to the other Party no later than three (3) weeks after the end of the applicable month and final reports shall be delivered no later than six
                        (6) weeks after the end of the applicable month.

                   (c) Thereafter. Beginning after the first full Calendar Year after the Launch Date, for the Term of the Agreement, each Party shall provide the other both a preliminary and final report of the number of Details carried out by its representatives during each Calendar Quarter. Preliminary reports shall be delivered to the other Party within three (3) weeks of the end of the applicable Calendar Quarter and final reports shall be delivered six weeks after the end of the applicable Calendar Quarter.

________________________________________________________________________________

          5.7.3 Detail Records. Each Party shall keep accurate and complete records of each Detail performed by such Party, its Affiliates, or permitted contract sales organizations under this Agreement and shall make such records available for inspection, review and audit by an independent certified public accountant appointed by the other Party and reasonably acceptable to such Party for the purpose of verifying the number of Details made by such Party.

     5.8  Commercialization Expenses; Funding.

          5.8.1 Commercialization Expenses. Subject to the terms of this Agreement, Aventis shall pay fifty-five percent (55%) and ViroPharma shall pay forty-five percent (45%) of all Commercialization Expenses incurred by either Party in the Territory.

          5.8.2 Payment of Expenses; Commercialization Accounts. Subject to reconciliation as provided in Section 8.5, each Party shall be responsible and pay for the Commercialization Expenses incurred for any VP Product in the Territory. Each Party shall charge all such expenses so incurred by it or its Affiliates to a separate account created by such Party on its books and records solely for the purpose of tracking Commercialization Expenses incurred in connection with any VP Product in the Territory (a "Commercialization Account"). Each Party shall submit to the other Party a written summary of all Commercialization Expenses incurred by it for any VP Product in the Territory as described in Section 8.5.1.

          5.8.3  Reimbursement of Commercialization Expenses.

                 (a) Reimbursement Principles. Within the timeframe described in Sections 8.5.3 and 8.5.4, Commercialization Expenses:

                      (i)   properly charged by such Party to its
                            Commercialization Account,

                      (ii)  reported to the other Party in accordance with this
                            Section 8.5.1, and

                      (iii) on a VP Product-by-VP Product basis, attributable to the sale of such VP Product in the Territory,

                      shall be reimbursed in accordance with the principles of Sections 8.5.3 and 8.5.4.

     5.9  Sales Force Compensation.

          5.9.1 Compensation Plan. Each Party shall pay incentive compensation to its sales representatives having primary responsibility for Detailing VP Products with respect to sales of VP Product in the Territory. Each Party

________________________________________________________________________________
                   shall implement an incentive product weighting for its sales representatives for VP Product in its sales force incentive plan ("SICP") generally consistent with incentive weighting given to its sales representatives for its other primary care products which are assigned the same product Detail position as the VP Product is assigned in the Commercialization Plan and Budget.

     5.10  Customer Orders and Distribution.

           5.10.1 Generally. Except as contemplated or set forth elsewhere in this Agreement, including, without limitation, Article 6, Aventis shall have the sole right to:

                   (a)  receive, accept and fill orders for Finished VP Product

                   (b) control invoicing, order processing and collection of accounts receivable for Finished VP Product sales,

                   (c) record Finished VP Product inventory in its books of account,

                   (d) record Finished VP Product sales in its books of account,

                   (e) perform all activities required for the Distribution of any Finished VP Product, and

                   (f) establish and modify the commercial terms and conditions with respect to the Distribution of Finished VP Product, other than the price for Finished VP Product including any and all ranges of discount amounts within which the MSC shall have discretion to operate, and any material changes to the Aventis Trade Policy affecting the treatment of Finished VP Product returns and refunds.

          5.10.2 Misdirected Customer Orders. If, for any reason, ViroPharma receives customer orders for Finished VP Product, ViroPharma shall forward such orders to Aventis, or if directed by Aventis to Aventis' wholesalers, as soon as practicable.

          5.10.3 VP Product Returns. If any quantities of Finished VP Product are returned to ViroPharma, ViroPharma shall immediately notify Aventis and ship them to the facility designated by Aventis. All returns of Samples used by ViroPharma's field force shall first be returned to ViroPharma who shall ship them to Aventis.

     5.11 Promotional Materials.

          5.11.1 Development and Production. The Marketing Subcommittee shall create and develop advertising, promotional, educational and communication materials for marketing, advertising and promotion of VP

________________________________________________________________________________

                   Product for Distribution to independent Third Parties (including medical professionals) and to ViroPharma's and Aventis' respective sales forces in accordance with the terms of the Commercialization Plan and Budget (the "Promotional Materials"). A committee consisting of representatives of each of the legal, regulatory and medical departments of ViroPharma, and of Aventis, if requested by Aventis, (the "LRMC") shall review such Promotional Materials to confirm their compliance with Laws. Promotional Materials shall be approved by the LRMC only by the unanimous consent of the representative on the LRMC. The MSC shall only release for marketing, advertising and promotion of VP Product such Promotional Materials approved by the LRMC. The Marketing Subcommittee shall ensure that adequate Promotional Materials are provided to each Party's respective sales forces.

           5.11.2 Limitation. Each Party shall use only Promotional Materials, labels and labeling relating to VP Product created and approved in accordance with Section 5.11.1. Neither Party may independently create, distribute or use Promotional Materials, labels or labeling relating to VP Product without the prior written consent of either the Marketing Subcommittee or the other Party.

           5.11.3 Recalls and Corrections of Promotional Materials. The Parties shall share equally all costs resulting from the failure of Promotional Materials approved by the LRMC to comply with Laws. Any such costs, including, without limitation, costs for recalls of, or other corrections of, any Promotional Materials shall be treated as a Commercialization Expense.

     5.12 Promotional Claims. Each Party shall limit the claims of safety and efficacy that such Party or its sales force makes for VP Product to those that are consistent with the approved labeling for such VP Product in the Territory. Neither Party may add, delete or modify claims of efficacy or safety in its promotion of VP Product in the Territory nor make any changes in Promotional Materials created and approved in accordance with Section 5.11.1.

     5.13  Samples of VP Product.

           5.13.1 General. Samples shall be allocated between the Parties based on the number and type of Details each Party is required to undertake pursuant to the Commercialization Plan and Budget. Aventis and ViroPharma shall use Samples strictly in accordance with the then current Commercialization Plan and Budget and shall distribute Samples in full compliance with all applicable Laws, including, without limitation, the requirements of the Prescription Drug Marketing Act of 1987, as amended (the "PDMA"). Each Party, or a Third Party chosen by such Party, shall maintain those records required by the PDMA and all other Laws. ViroPharma shall be solely responsible for filing any necessary reports to FDA in connection with the PDMA.

________________________________________________________________________________

          5.13.2 Cost of Samples. The cost per Sample distributed in each Calendar Quarter shall be calculated consistent with the definition of Cost Of Goods.

          5.13.3 Return of Samples. Within thirty (30) days after the termination or expiration of this Agreement for any reason, Aventis shall return, or otherwise dispose of in accordance with instructions from ViroPharma, all remaining Samples and will provide ViroPharma with a certified statement that all remaining Samples have been returned or otherwise properly disposed of and that Aventis is no longer in possession or Control of any such Samples in any form or fashion.

     5.14 Training and Sales Meetings.

          5.14.1 Training of Sales Representatives. Each Party shall be responsible for the training of its own sales representatives at its own costs, in accordance with the training requirements and training programs and using training materials approved by the Marketing Subcommittee, and shall require each of its professional sales representatives to attend sales training for VP Product before their promotion of such VP Product in the Territory. After the initial training meeting, each Party shall periodically provide additional training, in accordance with the training requirements and training programs and using training materials approved by the Marketing Subcommittee, to each of its professional sales representatives promoting VP Product hereunder. At the discretion and upon approval of the Marketing Subcommittee, any such training meetings may be held jointly by the Parties. In any case, either Party may send representatives to observe training provided by the other Party to such other Party's sales representatives.

          5.14.2 Launch Meetings. The Parties shall make reasonable efforts to hold a joint launch meeting for the launch of VP Product.

     5.15 Compliance. In detailing and promoting VP Product in the Territory, each Party shall comply and shall cause each of its employees, representatives and agents, including, without limitation, each of its professional sales representatives, to comply with all Laws and all professional requirements including, without limitation, FDA's regulations and guidelines concerning the advertising of prescription drug products, the American Medical Association's Guidelines on Gifts to Physicians, the PhRMA Guidelines for Marketing Practices, the ACCME Standards for Commercial Support of Continuing Medical Education, and the then current Commercialization Plan and Budget for VP Product. Neither Party shall do anything that such Party knows or reasonably should know would jeopardize the goodwill or reputation of either Party or the reputation of VP Product.

________________________________________________________________________________

     5.16 Commercialization Trademark Usage Guidelines. Before the Launch Date, Aventis and ViroPharma shall consult with SaSy on the adoption of guidelines for correct Trademark usage (the "Guidelines"). The final content of the Guidelines shall be at the discretion of SaSy. ViroPharma and Aventis shall conform to the Guidelines in using the Trademarks. Upon SaSy's request, such request not to be made more than two times in any Calendar Year, or if ViroPharma and Aventis propose to use the Trademarks other than in conformance with the Guidelines, ViroPharma shall submit to SaSy samples of any Promotional Materials, labels or labeling bearing the Trademarks. Upon notification by SaSy within fifteen (15) days after SaSy's receipt of such samples of any improper usage of Trademarks therein, ViroPharma and Aventis shall make reasonable modifications to correct such improper Trademark usage. Following such modifications, or if SaSy has not issued a notification as provided above, ViroPharma and Aventis may use such Promotional Materials, labels or labeling in connection with VP Product, and may modify the same provided that there is no change in the usage of the Trademark. The Parties acknowledge that SaSy owns the Trademarks and that SaSy may require modifications to packaging and promotional materials to the extent necessary to ensure Trademark usage in accordance with the Guidelines. All use by ViroPharma and Aventis of the Trademark shall inure solely to SaSy.

     5.17 Combination Products. The Parties acknowledge that the development and/or commercialization of a Combination Product is subject to the prior approval of SaSy under the SaSy Agreement. If the Parties desire to develop and/or commercialize a Combination Product, ViroPharma agrees to use commercially reasonable efforts to obtain the consent of SaSy to such development and/or commercialization by ViroPharma and Aventis under this Agreement.

6.   VP PRODUCT SUPPLY.

     6.1   Supply of VP Product, Pursuant to the terms of this Agreement:

           6.1.1 ViroPharma agrees to have manufactured and packaged Finished VP Product for sale and Distribution by Aventis and sampling by the Parties in the Territory in such quantities as is equal to actual orders of Finished VP Product accepted by ViroPharma or a Product Supplier for Finished VP Product, and

           6.1.2 Aventis agrees to purchase for sale, sampling and Distribution in the Territory from ViroPharma, or a Product Supplier(s) for Finished VP Product, such quantities of Finished VP Product.

     6.2 Special Provisions to Apply During the Initial Supply Period. This provision 6.2 shall apply during the Initial Supply Period only and this Section 6.2 shall cease to have effect after the Initial Supply
           Period:

           6.2.1  Firm Orders Before and After the Launch Date.

________________________________________________________________________________

          (a) Before and after the Launch Date approved by the JSC, at least five (5) days before the first day of each month, Aventis shall order from Product Supplier(s) of Finished VP Product or from ViroPharma, as applicable, Finished VP Product (by SKU) for delivery to Aventis by the end of the second month after such month (i.e., three (3) months and five (5) days after such
                      ----
               order), or such later date as is specified by Aventis (each such order, an "Order"), but in the case of Orders made before the Launch Date, in no event for delivery before the later of (i) the Launch Date, and (ii) the date four (4) weeks after the date of Regulatory Approval by the FDA of such VP Product. For the sake of clarity, except as set forth in Section 6.2.3, Aventis shall only be obligated to accept Finished VP Product.

          (b) ViroPharma shall, or shall cause its Product Supplier of Finished VP Product to, accept, or reject, as permitted in this Section 6.2.1, within five (5) business days any Order received from Aventis and shall, or shall cause its Product Supplier of Finished VP Product, to accept any Order for a number of units of Finished VP Product up to ****** per cent (******%) of the number of units of Finished VP Product forecasted in the short term forecast to be delivered in the month of delivery, ****** (******) ****** prior to the date of delivery of such Order (the "Maximum Order"). (For example, if in January the MSC forecasts a required delivery of 100 units in ******, then the total of Firm Orders for ****** placed five (5) days before ****** shall not obligate ViroPharma to deliver more than ****** units by the end of ******.) ViroPharma shall, or shall cause its Product Supplier of Finished VP Product to, exert commercially reasonable efforts to supply such quantities ordered by Aventis, which exceed the Maximum Order. However ViroPharma or its designated Product Supplier of Finished VP Product shall not be obligated to fulfill such orders in excess of the Maximum Order by drawing down from the ViroPharma safety stock of VP Compound, unless the SCSC agrees thereto. The number of units ordered up to and including the Maximum Order and, to the extent accepted by ViroPharma, any number of units ordered in excess of the Maximum Order, shall be a "Firm Order".

          (c) Notwithstanding any other provisions of this Agreement, ViroPharma shall not be obligated to accept Orders, including Maximum Orders, for or supply quantities of Finished VP Product in excess of the maximum amounts contractually required to be manufactured by Product Suppliers of VP Compound, VP Product or Finished VP Product.

   6.2.2  Supply Failure.

________________________________________________________________________________

          (a)  Failure.

               (i)   ****** Supply Failure. If for any ****** (******) ****** in
                     any ****** (******) ****** the number of units (SKU) of Finished VP Product delivered in each of such ****** is less than ****** percent (******%) of the number of units
                     (SKU) in each Firm Order to be delivered in each such ******, then ViroPharma shall ****** after such ****** (******) ******, in which the amount of VP Product delivered ****** is less than ****** percent (******%) of the amount of the Firm Order to be delivered ******.

               (ii)  ****** Supply Failure. If for any ****** (******) ******
                     the number of units of Finished VP Product delivered in each of such ****** is less than ****** percent (******%) of the number of units (SKU) in each Firm Order to be delivered in such ****** then ViroPharma shall ****** after such ****** (******) ****** in which the amount of VP Product delivered in ****** is less than ****** percent (******%) of the amount of the Firm Order to be delivered ******, but only until such failure is remedied as set forth in Section 6.2.2(b).

               (iii) ******. ViroPharma shall be required to make no more ******
                     under this Section 6.2.2(a) in any ******, and such ******. ViroPharma shall ****** such ****** within ****** for which
                     ******.

          (b) Remedy of ****** Supply Failure. A supply failure of the type described in Section 6.2.2(a)(ii) shall be remedied after ******(******) ****** in which the amount of VP Product delivered is ****** percent (******%) or more of the units (SKU) ordered in Firm Orders to be delivered in each of such ******, and this
               Section 6.2.2 shall cease to be in effect, until such time as another Supply Failure occurs.

    6.2.3 Purchase of Launch Stocks of VP Product. At any time after December 31, 2001, but prior to the Launch Date for the First Indication as approved by the JSC, at ViroPharma's written request, Aventis shall purchase from ViroPharma up to such amounts of VP Product in finished packaged form ready for sale or sampling and distribution in the Territory by Aventis, but without the product information insert or outsert, which VP Product results from nine (9) batches of VP Compound, each batch being approximately ****** (******) kg (the "Aventis Launch Batches"), at the Cost of Goods (excluding the validation costs) for such VP Product.

________________________________________________________________________________

          Either a Product Supplier agreed to by ViroPharma and Aventis, or Aventis, at its option, shall attach to or insert into such VP Product any product information insert or outsert for such VP Product before the Launch Date, subject to the overall rework coordination of ViroPharma. The costs of such activity shall be charged to the Commercialization Account of either Party, as applicable. ViroPharma shall take, promptly after the Effective Date, those actions necessary to permit Aventis to perform the activities described in this Section 6.2.3, including without limitation, listing Aventis in the NDA for such VP Product.

   6.2.4  Return of Aventis Launch Batches.  If

          (a) at any time before the Launch Date, (i) the remaining period of time before the expiration date of the VP Product in the Aventis Launch Batches is less than ****** (******) ******, or (ii) the remaining period of time before the expiration date of any Samples of VP Product in the Aventis Launch Batches is less than ****** (******) ******, or

          (b) after the Launch Date, Aventis is not able to (i) sell the VP Product in the Aventis Launch Batches before the remaining period of time before the expiration date of the VP Product in the Aventis Launch Batches is less than ****** (******) ******, or
               (ii) distribute Samples of VP Product in the Aventis Launch Batches before the date which is ****** (******) ******before the expiration date of such VP Product,

          then ViroPharma shall at Aventis' request, repurchase from Aventis such VP Product or Samples of such VP Product at ******, and shall pay for such repurchased VP Product or Samples of VP Product within thirty
          (30) days after the later of receipt or invoicing. ViroPharma shall bear the cost of destruction or return of such VP Product or Samples of such VP Product. None of the amounts expended by ViroPharma pursuant to this Section 6.2.4 shall be charged to ViroPharma's Commercialization Account.

   6.2.5 Shelf Life. During the Initial Supply Period, ViroPharma shall bear all costs associated with Finished VP Product and Samples of Finished VP Product rejected by Aventis pursuant to Section 6.4.2, and shall not charge such costs to its Commercialization Account.

   6.2.6  Product Suppliers.

          (a) To the extent permitted under a contract of ViroPharma (or any of its Affiliates) with a Product Supplier or as expressly agreed to by the Product Supplier, Aventis shall be invited to attend all material

________________________________________________________________________________
               meetings, audits and inspections between ViroPharma and such Product Supplier.

          (b) Without the prior written consent of Aventis, ViroPharma shall not:

               (i) Make any election or exercise any right or option to terminate in whole or in part any agreement with a Product Supplier; or

               (ii) Make any election (or fail to elect), exercise any right or option (or fail to so exercise) or give any consent or approval (or fail to give such consent or approval) under any agreement with a Product Supplier which would reasonably be expected to result in an increase in the Cost of Goods of any VP Product.

     6.3 After Initial Supply Period. After the Initial Supply Period, unless otherwise provided for herein,

          6.3.1 the Parties will collaborate on the management of the supply chain of VP Compound, VP Product and Finished VP Product,

          6.3.2 Aventis shall order from the Product Supplier of Finished VP Product such number of units of Finished VP Product as determined by the SCSC,

          6.3.3 ViroPharma shall order such amounts of VP Compound as determined by the SCSC,

          6.3.4 the cost of any Finished VP Product rejected by Aventis under
                Section 6.4.2 shall be shared as a Commercialization Expense, but only to the extent that Section 6.4.12 does not apply,

          6.3.5 only if the SCSC instructs ViroPharma to manufacture a certain amount of VP Compound and VP Product, and if such amount of VP Compound or VP Product, which was usable at the time of its receipt by or on behalf of ViroPharma, becomes unusable before it is converted into Finished VP Product, other than because of loss or damage, then upon the date that such amount of VP Compound or VP Product becomes unusable, ViroPharma shall be permitted to charge the cost of such amount of VP Compound or VP Product to its Commercialization Account,

          6.3.6 the Parties shall share as a Commercialization Expense, the risks and associated costs of any decisions made unanimously by the SCSC,

          To the extent any issue regarding the supply chain of VP Compound, VP Product and Finished VP Product is not specifically addressed in this Agreement, the

________________________________________________________________________________

          SCSC shall collaborate to address and resolve such issue in a reasonable and adequate manner.

     6.4 General Provisions to Apply Throughout the Term of this Agreement. The provisions of this Section 6.4 shall apply throughout the term of this
          Agreement:

          6.4.1 Generally. Aventis shall make payments to Product Supplier(s) of Finished VP Product, or ViroPharma, as applicable, in U.S. dollars within thirty (30) days after the later of receipt of Finished VP Product or invoicing for such Finished VP Product, and shall have the sole right and responsibility to hold all inventory of such Finished VP Product. Aventis shall charge all payments for Finished VP Product or VP Product of the Aventis Launch Batches and/or Cost of Goods to its Commercialization Account when such Finished VP Product or VP Product of the Aventis Launch Batches is sold to Third Parties.

          6.4.2 Shelf Life. Aventis shall be entitled to reject any Finished VP Product for which the remaining period of time before the expiration date for such Finished VP Product on the date of receipt by Aventis of such Finished VP Product is (a) less than ****** (******) ****** if the Shelf Life for such VP Product is at least ****** (******) ******, or (b) less than ****** (******) ****** if the Shelf Life for such Finished VP Product is at least ****** (******) ******. Aventis shall notify ViroPharma of its decision to reject or accept Finished VP Product as provided for in this Section 6.4.2 within ten
                  (10) business days from receipt of such Finished VP Product. If Aventis fails to notify ViroPharma of any such rejection within such ten (10) business days, Aventis shall be deemed to have accepted such Finished VP Product.

          6.4.3 Invoicing. The Product Supplier of Finished VP Product or ViroPharma, as applicable, shall invoice Aventis for the full Cost of Goods of Finished VP Product ordered by Aventis pursuant to Article 6.

          6.4.4 Title and Risk of Loss. Title to, and risk of physical loss of or damage to Finished VP Product or VP Product in the Aventis Launch Batches shall pass to Aventis upon acceptance of tender of delivery of such Finished VP Product or VP Product in the Aventis Launch Batches to Aventis' facility or to any Third Party's facility designated by Aventis. Title to, and risk of physical loss of or damage to Finished VP Product or VP Product in the Aventis Launch Batches shall remain with ViroPharma before acceptance of tender of delivery of such Finished VP Product or VP Product in the Aventis Launch Batches to Aventis' facility or to any Third Party's facility designated by Aventis. Any costs associated with physical loss of or damage to Finished VP Product or VP Product in the Aventis Launch Batches shall not be charged to either Party's Commercialization Account.

________________________________________________________________________________

     6.4.5 Receipt. Within five (5) days of receiving any shipment of VP Product, Aventis shall inventory such shipment and confirm the receipt of VP Product in the Aventis Launch Batches, and the amount of Finished VP Product ordered in a Firm Order. Aventis shall promptly notify ViroPharma of any discrepancies.

     6.4.6 Release. ViroPharma shall be solely responsible for releasing Finished VP Product to the market. ViroPharma shall perform or have performed on ViroPharma's behalf any release testing on any Finished VP Product or VP Product of Aventis Launch Batches and shall release such Finished VP Product or VP Product of Aventis Launch Batches prior to shipment to Aventis.

     6.4.7  Suppliers

            (a) Selection of Suppliers. The SCSC shall, without unreasonable delay after the Effective Date, agree on the criteria for the selection and qualification of Product Suppliers. On the basis of such criteria the SCSC shall recommend to the JSC for approval any Product Suppliers needed after the Effective Date in addition to the suppliers listed in Exhibit 6.4.7(a) attached hereto. All other decisions and actions to be taken concerning Product Suppliers shall be made by the SCSC and no Party shall take any unilateral actions with respect to any such Product Supplier except as determined by the SCSC, and except during the Initial Supply Period. ViroPharma shall provide Aventis with copies of all draft agreements with Product Suppliers for prompt review and comment by Aventis. Notwithstanding anything to the contrary in this Section 6.4.7(a), ViroPharma shall be permitted unilaterally to enter into an agreement with a Product Supplier listed in Exhibit 6.4.7(a), provided that ViroPharma makes good faith efforts to incorporate reasonable comments provided by Aventis to ViroPharma. ViroPharma may not become a manufacturer of VP Compound, VP Product, or Finished VP Product without the prior written approval of Aventis.

            (b) Qualification of Suppliers. At the direction of the SCSC, ViroPharma, and Aventis if Aventis so desires and to the extent consistent with Aventis' rights under this Agreement, shall enter into supply agreements with Product Suppliers. At the direction of the SCSC, ViroPharma shall be solely responsible for transferring technology to such Product Suppliers, and for obtaining any necessary Regulatory Approval by the FDA for the use of such Product Suppliers.

            (c) Product Supplier Breach. If either Party believes that a Product Supplier has breached any term of its agreement to supply VP

________________________________________________________________________________

                 Compound, VP Product or Finished VP Product, the Party shall promptly notify the SCSC. The SCSC shall consider whether to take any action to enforce any rights under such agreement. At the direction of the SCSC, ViroPharma shall use commercially reasonable efforts to enforce such agreement. The Parties shall share equally the costs of any activities under this Section 6.4.7(c) and any amounts received from Third Parties as a result of such activities.

     6.4.8 Finished VP Product Supplier Liaison and Ordering. Consistent with Sections 6.2 and 6.3, Aventis shall order Finished VP Product from a Product Supplier of Finished VP Product, except that, if otherwise required, ViroPharma shall transmit such orders from Aventis to a Product Supplier of Finished VP Product, and ViroPharma shall be the liaison between the Parties and the Product Supplier.

     6.4.9 VP Compound Supplier Liaison. Consistent with Sections 6.2 and 6.3, ViroPharma shall order VP Compound as required to fulfill Aventis' orders of Finished VP Product.

     6.4.10 Long-Term Forecasting. At least ninety (90) days prior to the beginning of each Calendar Year (other than the Calendar Year covering the period of time from the Effective Date through December 31, 2001), the MSC shall submit to the JSC for approval a forecast by Calendar Quarters of the quantities of Finished VP Product (by SKU) that are needed to support the applicable Commercialization Plan and Budget for each Calendar Quarter during the three (3) Calendar Years period commencing with the upcoming Calendar Year (or, if shorter, the remainder of the term of this Agreement), for the Territory. Such forecasts shall be provided to the SCSC. The Parties acknowledge that such long-term forecasts shall represent reasonable good faith estimates for planning purposes, but shall not be used for purchase or supply commitments.

     6.4.11 Short-Term Forecasting. On a monthly basis, the MSC shall prepare a rolling monthly forecast, of the quantities of VP Product (by SKU) that are needed to support the applicable Commercialization Plan and Budget for each month during the following twenty-four (24) month period (or, if shorter, the remainder of the term of this Agreement), for the Territory. Such forecasts shall be provided to the SCSC.

     6.4.12 Limitation on Charges to Commercialization Account of VP Product. Except as provided in Section 6.3.5, any inventory of VP Compound, VP Product or Finished VP Product held by ViroPharma shall be included in Cost of Goods only to the extent that it is converted into Finished VP Product and delivered to and accepted by Aventis, and only in accordance with the definition of Cost of Goods, and only then may it be charged to a Commercialization Account.

________________________________________________________________________________

     6.4.13 Repackaging and Relabeling. Notwithstanding anything to the contrar in this Agreement, Aventis shall have no right to repackage or relabel any VP Product without the prior written consent of ViroPharma or except as otherwise provided in Section 6.2.3.

     6.4.14 Aventis' Option to Supply. At any time during the term of this Agreement, if Aventis makes an offer on commercially reasonable terms to become a Product Supplier, ViroPharma agrees to negotiate in good faith to permit Aventis to become a Product Supplier with respect to any or all of the steps required to manufacture VP Compound, VP Products or Finished VP Products. ViroPharma shall not unreasonably reject Aventis' offer to become a Product Supplier. The Parties shall enter into a separate agreement if Aventis is chosen to become a Product Supplier, subject to the consent of SaSy, and/or shall amend this Agreement to the extent necessary.

     6.4.15 Specifications, Analytical Methods, Testing. Throughout the term of this Agreement, ViroPharma shall:

             (a) develop or have developed (i) product specifications and (ii) analytical test methods for VP Compound, VP product and Finished VP Product,

             (b)  complete or have completed (i) routine stability testing and
                  (ii) product testing and release of VP Compound, VP Product and Finished VP Product and

             (c) be responsible for product specification change control of VP Compound, VP Product and Finished VP Product.

     6.4.16 Aventis Costs. The reasonable internal personnel cost and associated out-of-pocket cost incurred by Aventis to complete assessments of the Product Suppliers listed in Exhibit 6.4.7(a) and to become familiar with the manufacturing processes, product specifications, and laboratory procedures of VP Compound, VP Product and Finished VP Product shall be charged to Aventis' Commercialization Account, and the JSC shall be deemed to have agreed to such charges.

     6.4.17 Costs of Rejected Finished VP Product. The cost of Finished VP Product properly rejected by Aventis because such Finished VP Products does not conform to ViroPharma's representations and warranties in Section 14.2.1(a-c).

     6.4.18 Costs of Supply Chain Management. Either Party shall charge the reasonable out-of-pocket cost incurred by such parties for activities required for the joint management of the supply chain as provided for in Section 6.3, to the extent approved by the SCSC.

________________________________________________________________________________

7.   REGULATORY MATTERS.

     7.1  Communication with Regulatory Authorities.

          7.1.1 General. ViroPharma shall consult with Aventis through the Development Subcommittee on the regulatory strategy to be pursued for VP Compounds and VP Products. ViroPharma shall be solely responsible for maintaining and seeking in its own name Regulatory Approvals for VP Product, including all NDAs and all additional or supplemental Regulatory Approvals, provided any filings for Regulatory Approvals submitted after the Effective Date are not inconsistent with the decisions of the Joint Steering Committee or its subcommittees. ViroPharma shall be solely responsible for filing all reports required to be filed in order to maintain any Regulatory Approvals granted for VP Product, including, without limitation, Adverse Drug Experience reports. ViroPharma shall not make any submissions to any Regulatory Authority concerning an NDA that are intended to materially change or modify the label or labeling for, or the indication of VP Product without first notifying and obtaining the input of the full DSC. ViroPharma shall not make any material submissions to any Regulatory Authority of an NDA, or concerning an NDA, for VP Product for an Other Indication without the approval of the JSC. At least thirty (30) days before making any material submission to any Regulatory Authority of an NDA, or concerning any NDA, for VP Product for the Second Indication or any Additional Indication, ViroPharma shall provide the JSC with a copy of such submission, and ViroPharma shall adopt reasonable suggestions made by the JSC to the extent feasible. Aventis shall cooperate with ViroPharma as needed in preparing and filing all such reports and, upon ViroPharma's request, provide ViroPharma with any information in Aventis' possession or control that ViroPharma reasonably deems to be relevant to any such reports.

          7.1.2 ViroPharma Notification of Significant Regulatory Information. ViroPharma shall promptly notify the Aventis members of the DSC as soon as material information and data generated in the course of the development program become available to ViroPharma. ViroPharma will promptly provide the members of the DSC with all such material information and data in order to evaluate this progress in the development program.

          7.1.3 Aventis Meeting Attendance. Consistent with Laws, Aventis shall have the right to have up to three (3) of its representatives attend all meetings and conferences and participate in all material telephone discussions with any Regulatory Authority in the Territory concerning VP Compounds or VP Products. ViroPharma shall promptly provide Aventis' members on the DSC with copies of all correspondence between ViroPharma and a Regulatory Authority regarding VP Products or VP Compound, or regarding the activities under this Agreement at least seven
                 (7) days before

________________________________________________________________________________
                 the submission of such correspondence, to the extent reasonably feasible. ViroPharma shall adopt all reasonable material suggestions and recommendations of Aventis concerning such correspondence, to the extent feasible.

          7.1.4 Inspections & Inquiries. If either Party or any of their respective Affiliates is inspected by or receives inquiries from a Regulatory Authority regarding activities under this Agreement with regard to VP Compound, VP Product, or Finished VP Product, such Party or the applicable Affiliate shall promptly notify the other Party, but in no event more than forty-eight (48) hours after such inspection or inquiry. The inspected Party or its Affiliate shall provide the other Party with a written report of any such inspection, noting with specificity any record or document reviewed by the regulatory inspector. When a copy of a document or record is supplied to the inspector on request, that fact will be noted in the report. The inspected Party or its Affiliate shall keep copies of each of these records or documents in a separate inspection file and, on the other Party's request, will provide such other Party with copies of any or all of these documents or records.

          7.1.5 Aventis Communications with Regulatory Authorities. If Aventis reasonably concludes, after consultation with its regulatory counsel, that Aventis must communicate with a Regulatory Authority regarding Aventis' activities under this Agreement, then Aventis shall so advise ViroPharma, and provide ViroPharma with copies of all correspondence between Aventis and the Regulatory Authority. Aventis shall provide ViroPharma with copies of all correspondence, documents and materials received from a Regulatory Authority concerning VP Compounds, VP Products or any activities under this Agreement. Aventis shall provide ViroPharma with copies of any proposed correspondence to a Regulatory Authority that relates to VP Compounds, VP Products, or any activities under this Agreement at least seven days before the submission of such correspondence. Aventis shall adopt all reasonable suggestions and recommendations of ViroPharma concerning any meeting or written or oral communication with such Regulatory Authority.

     7.2  Regulatory Cooperation.

          7.2.1 Each Party shall provide the other with all reasonable assistance and take all actions reasonably needed to enable such other Party to comply with any Law applicable to such other Party's activities under this Agreement. Such assistance and actions shall include, without limitation, informing the other Party within forty-eight (48) hours of receiving any information that:

                 (a) raises any material concerns regarding the safety or efficacy of any VP Product;

________________________________________________________________________________

                  (b) indicates or suggests a potential material liability for either Party to Third Parties arising in connection with any VP Product;

                  (c) is reasonably likely to lead to a recall or market withdrawal of any VP Product; or

                  (d) concerns any ongoing or potential investigation, detention, seizure or injunction involving any VP Product by any Regulatory Authority,

                  including, without limitation, receipt of a warning letter relating to any VP Compounds or VP Products; and an initiation of any governmental or regulatory authority investigation, detention, seizure or injunction concerning any VP Compound or VP Product.

          7.2.2 ViroPharma shall have the sole right and responsibility to determine whether subsequent notification to a Regulatory Authority is required, and to provide such notification to the Regulatory Authority in compliance with Law.

          7.2.3 To the extent consistent with the Commercialization Plan and Budget and the Development Plan and Budget, ViroPharma shall apply for and maintain the NDA and all other Regulatory Approvals necessary to promote, Detail and Distribute VP Products.

     7.3 Labeling and Promotional Materials. ViroPharma shall be solely responsible for obtaining any approval from a Regulatory Authority of any label, labeling, package inserts, packaging, and Promotional Materials used in connection with VP Product, and for determining whether the same requires approval from a Regulatory Authority. ViroPharma shall use commercially reasonable efforts to establish and maintain the resources to perform its duties under this Section 7.3. As permitted by applicable Laws, ViroPharma and Aventis shall be given equal exposure and prominence on all VP Product labels, labeling, package inserts, packaging, and Promotional Materials used or distributed in connection with VP Product under this Agreement; except that either Party may request that its name not be used, to the extent permitted by applicable Laws. As permitted by applicable Laws, the Parties shall attempt to have the appearance of VP Product labels, labeling, package inserts, packaging, and Promotional Materials used or distributed in connection with VP Product under this Agreement conform with the guidelines and requirements of each Party. Each package or label of VP Product shall bear the statement "Under license from SANOFI-SYNTHELABO", or such other statement that SaSy may reasonably request, including, without limitation, references to patent numbers, provided that such wording otherwise complies with all Laws applicable to such labeling. ViroPharma shall use commercially reasonable efforts to ensure that any markings requested by SaSy to appear on the label or packaging of VP Products are reasonable, and are consistent with the decisions made by the MSC or the JSC regarding such packaging or labeling.

________________________________________________________________________________

     7.4  Adverse Drug Experiences.

          7.4.1  Notification of Parties.

                 (a) Serious Adverse Drug Experiences. Each Party shall notify the other of any Serious Adverse Drug Experience within forty-eight (48) hours of the time such Serious Adverse Drug Experience becomes known to such Party or any of its Affiliates, with written confirmation of such notification no more than forty-eight (48) hours later.

                 (b) Non-Serious Adverse Drug Experiences. Each Party shall notify the other Party in writing of any Non-Serious Adverse Drug Experience within ten (10) days after the end of any Calendar Quarter, listing the Non-Serious Adverse Drug Experience that become known to such Party or any of its Affiliates.

                 (c) Complaints. Aventis shall refer any complaints, including medical complaints, that it receives concerning any VP Product to ViroPharma within ninety-six (96) hours of receiving such complaint; provided that all complaints concerning suspected or actual VP Product tampering, contamination or any VP Product that is out-of-specification shall be delivered within forty-eight (48) hours of receiving such Complaint.

          7.4.2 Notification of SaSy. ViroPharma shall provide SaSy with all data and information about Adverse Drug Experiences and complaints related to VP Product as soon as such data and information are available, and Aventis shall assist in providing such data and information to the extent necessary.

          7.4.3 Regulatory Reporting. ViroPharma shall be responsible for making all reports to any Regulatory Authority regarding Adverse Drug Experiences.

          7.4.4 Disclosure. Except as required by applicable Laws, Aventis shall not disclose any information concerning any Adverse Drug Experience or any complaint concerning any VP Product to any Third Party without the prior consent of ViroPharma. ViroPharma shall be solely responsible for determining whether any complaint or Adverse Drug Experience must be reported to any Regulatory Authority and to provide such notification in compliance with applicable Laws.

          7.4.5 Sharing of Information. Within five (5) days of submission, ViroPharma shall provide Aventis with a copy of any 15 day "Alert Reports" relating to any VP Product submitted to FDA in accordance with 21 C.F.R. (S) 314.80(c)(1) and any periodic adverse drug experience report relating to any VP Product submitted in accordance with 21 C.F.R. (S) 314.80(c)(2).

________________________________________________________________________________

          7.4.6 Additional Agreements. The Parties shall enter into such additional agreements governing the sharing and reporting of data and information on adverse drug experiences and complaints related to VP Product as the JSC deems necessary.

     7.5 Recalls or Other Corrective Action of VP Product. ViroPharma shall be solely responsible for and shall make any final decisions with respect to any recall, market withdrawals or any other corrective action related to VP Product in the Territory. Before making any such recall decision, to the extent possible ViroPharma shall notify and consult with Aventis. ViroPharma shall promptly notify Aventis of any such actions planned to be taken by ViroPharma that are reasonably likely to materially and adversely affect the marketability of VP Products in the Territory or could be reasonably foreseen to materially damage or materially adversely affect Aventis' reputation as a pharmaceutical company. In the event of any such proposed actions, Aventis shall have the right to review and comment upon such proposed actions and, if appropriate, participate in any statements to the extent feasible under the circumstances. At ViroPharma's request, Aventis shall provide reasonable assistance to ViroPharma in conducting such recall, market withdrawal or other corrective action, including, without limitation, providing all of Aventis' pertinent records that ViroPharma may reasonably request to assist in effecting such recall, marketing withdrawal or other corrective action.

     7.6 Cost of Recalls or Other Corrective Actions. Except as expressly otherwise provided below in this Section 7.6, the Parties shall share equally all costs of a recall, marketing withdrawal or other corrective action of a VP Product in the Territory. Notwithstanding the foregoing, a Party shall bear any and all costs of a recall, market withdrawal or other corrective action of a Finished VP Product in the Territory to the extent such recall, market withdrawal or other corrective action results solely from:

          7.6.1  in the case of ViroPharma:

                 (a) a negligent or reckless act or omission or intentional misconduct on the part of ViroPharma, its Affiliates or contractors and not from a negligent or reckless act or omission or intentional misconduct on the part of Aventis, its Affiliates or contractors,

                 (b) the failure of a VP Compound or VP Product to be manufactured in compliance with all Laws and in accordance with its applicable specifications,

                 (c) the failure of a VP Product or VP Compound to be held and shipped in compliance with all Laws and in accordance with its applicable specifications before its delivery to Aventis pursuant to Section 6.4.4,

________________________________________________________________________________

                 (d) the failure of ViroPharma to comply with any Law in connection with its responsibilities under this Agreement; and

          7.6.2  in the case of Aventis:

                 (a) a negligent or reckless act or omission or intentional misconduct on the part of Aventis, its Affiliates or contractors and not from a negligent or reckless act or omission or intentional misconduct on the part of ViroPharma, its Affiliates or contractors,

                 (b) the failure of a VP Compound or VP Product manufactured by Aventis to be manufactured in compliance with all Laws and in accordance with its applicable specifications, if and to the extent that Aventis in fact manufactures VP Product,

                 (c) the failure of a VP Product to be held, shipped or Distributed in compliance with all Laws and in accordance with its applicable specifications, from and after its delivery to Aventis pursuant to Section 6.4.4,

                 (d) the failure of Aventis to comply with any Law in connection with its responsibilities under this Agreement.

          A Party shall have no obligation to reimburse or otherwise compensate the other Party for any lost profits or income that may arise in connection with any such recall or market withdrawal.

     7.7 Medical Inquiries. ViroPharma shall be solely responsible for responding to medical questions or inquiries from members of the medical and paramedical professions and consumers regarding VP Product, either itself, through a Third Party contractor, or, subject to the agreement of Aventis, through a contract with Aventis to perform such activities. Aventis shall refer all such questions about VP Product that it receives to ViroPharma, unless Aventis has been made responsible for performing such activities with the Agreement of the JSC.

8.   CONSIDERATION, PROFIT & COST SHARING.

     8.1 Aventis Milestone Payments. In consideration for the rights granted to Aventis under this Agreement, Aventis shall pay ViroPharma the following amounts:

          8.1.1 Signing. Twenty-five million U.S. dollars (U.S. $25,000,000.00) upon the signing of this Agreement, the following amounts of which shall be refunded by ViroPharma to Aventis as follows:

                 (a) ****** U.S. dollars (U.S. $******) if Regulatory Approval of an NDA for VP Product for the First Indication has not been granted in the United States by ******; and

________________________________________________________________________________

                 (b) ****** U.S. dollars (U.S. $******) if Regulatory Approval of an NDA for VP Product for the First Indication has not been granted in the United States by ******.

                 If before the first Regulatory Approval in the United States of an NDA for VP Product for the First Indication, ViroPharma's ****** U.S. dollars ($******), ViroPharma shall ****** U.S. dollars (U.S. $******) ******, and ****** U.S. dollars (U.S.
                 $******) ******.

          8.1.2 First Indication. ****** U.S. dollars ($******) upon the first Regulatory Approval in the United States of an NDA for VP Product for the First Indication ****** for the First Indication ******:

                 (a) ******, except that this Section 8.1.2(a) shall not apply if, on the date of Regulatory Approval of the respective indication, ******; or

                 (b)  ****** or ******; or

                 (c)  ******:

                      (i)  ******, or

                      (ii)  ******;

                 (collectively, "******").

          8.1.3  Second Indication Subset.

                 (a) General. Upon the Regulatory Approval in the United States of an NDA for VP Product that includes the Second Indication Subset:

                      (i) ****** U.S. dollars (U.S. $******) if such Regulatory Approval is obtained on or before ******; or

                      (ii) ****** U.S. dollars (U.S. $******) if such Regulatory
                           Approval is obtained after ****** but on or before
                           ******.

                 (b) Exceptions. No payment shall be due under Section 8.1.3(a) if:

                      (i) the ****** for such VP Product for the Second Indication Subset ****** that such VP Product is indicated for the Second Indication Subset ******, and on the date of Regulatory Approval of the Second Indication that includes the Second Indication Subset, ******, or

________________________________________________________________________________

                      (ii) Regulatory Approval in the United States of an NDA
                           for VP Product for the Second Indication Subset is obtained after ******.

               8.1.4 Labeling - Otitis Media. ****** U.S. dollars (U.S. $******) upon the first Regulatory Approval in the United States of an NDA for VP Product for which the labeling contains a positive description of the efficacy of such VP Product with respect to Otitis Media that can be promoted by a sales representative in accordance with the FD&C Act, and for which VP Product the ****** regarding Otitis Media
                      ******.

               8.1.5 Additional Indication - Asthma. ****** U.S. dollars (U.S. $******) upon the first Regulatory Approval in the United States of an NDA for VP Product for the Asthma Indication, for which VP Product ******. If the first Regulatory Approval for such VP Product for such Additional Indication is obtained after ******, the amount to be paid by Aventis under this Section 8.1.5 ****** (the "******"):

                          Calendar Year During Which    ******
                          Regulatory Approval of VP     to be Paid by Aventis to
                          Product for Additional        ViroPharma
                          Indication Is Obtained        ------------------------
                          --------------------------
                                   ******                         ******
                                   ******                         ******
                                   ******                         ******
                                   ******                         ******



               8.1.6 Additional Indication - COPD. ****** U.S. dollars (U.S. $******) upon the first Regulatory Approval in the United States of an NDA for VP Product for the COPD Indication, ******. If the first Regulatory Approval for such VP Product for such Additional Indication is obtained after ******, the amount to be paid by Aventis under this
                      Section 8.1.6 ****** (the "******"):

                          Calendar Year During Which    ******
                          Regulatory Approval of VP     to be Paid by Aventis to
                          Product for Additional        ViroPharma
                          Indication Is Obtained        ------------------------
                          --------------------------
                                   ******                         ******
                                   ******                         ******
                                   ******                         ******
                                   ******                         ******

________________________________________________________________________________

          8.1.7 Other Indications. ****** U.S. dollars (U.S. $******) upon the first Regulatory Approval of an NDA for each Other Indication for which:

                 (a)  ******,

                 (b) Aventis has chosen to ******, as such Other Indication has been defined by the Development Committee in the Development Plan and Budget as set forth in Section 4.4.2(e), and

                 (c) the development of such Other Indication was approved by the JSC.

          8.1.8  Sales Level Payments.

                 (a) Net Sales - $******. One time payment of ****** U.S. dollars (U.S. $******) upon first achieving Net Sales totaling ****** U.S. dollars ($******) or more in the United States in any twelve (12) consecutive calendar months;

                 (b) Net Sales - $******. One time payment of ****** U.S. dollars (U.S. $******) upon first achieving Net Sales totaling ****** U.S. dollars ($******) or more in the United States in any twelve (12) consecutive calendar months;

                 (c) Net Sales - $******. One time payment of ****** U.S. dollars (U.S. $******) upon first achieving Net Sales totaling ****** U.S. dollars ($******) or more in the United States in any twelve (12) consecutive calendar months;

                 (d) Net Sales - $******. One time payment of ****** U.S. dollars (U.S. $******) upon first achieving Net Sales totaling ****** U.S. dollars ($******) or more in the United States in any twelve (12) consecutive calendar months.

     8.2 Aventis Equity Purchase. On the Effective Date, Aventis or an Aventis Affiliate and ViroPharma shall enter into the Stock Purchase Agreement attached to this Agreement as Exhibit 8.2.

     8.3 Indication Development Budget Milestones. Upon Regulatory Approval for any Additional Indication, or for any Other Indication for which Aventis has chosen to ******, as such Other Indication has been defined by the Development Committee in the Development Plan and Budget as set forth in Section 4.4.2(e), Aventis shall pay ViroPharma the Indication Development Budget Milestone for such Additional Indication or Other Indication as set forth in Section 4.5.1(b) and
          (c). In the case of an Additional Indication, if the Regulatory Approval for such VP Product for such Additional Indication is obtained after ******, the amount to be paid by Aventis under this
          Section 8.3 ****** (the "******"):

________________________________________________________________________________

          Calendar Year During Which
          Regulatory Approval of VP          ******
          Product for Additional             to be Paid by Aventis to
          Indication Is Obtained             ViroPharma
          -----------------------------      ---------------------------------
                   ******                                   ******
                   ******                                   ******
                   ******                                   ******
                   ******                                   ******
  8.4 Profit Sharing. For so long as the Parties are commercializing any VP Product under this Agreement, (a) ViroPharma shall receive forty-five percent (45%) of the Net Profits (Losses) obtained from the sale of VP Product as a prescription pharmaceutical product, or as an over-the-counter pharmaceutical product in the case of either a Forced OTC Switch or a Voluntary OTC Switch in a Calendar Quarter in the Territory ("ViroPharma's Allocation of Net Profits") and (b) Aventis shall receive fifty-five percent (55%) of the Net Profits (Losses) obtained from the sale of VP Product as a prescription pharmaceutical product, or as an over-the-counter pharmaceutical product in the case of either a Forced OTC Switch or a Voluntary OTC Switch in a Calendar Quarter in the Territory ("Aventis' Allocation of Net Profits").

  8.5  Profit & Expense Reports and Payments.

       8.5.1 Statements of Estimated Amounts for Purposes of Accruals. No later than the last business day of each Calendar Quarter:

              (a) ViroPharma shall prepare and deliver to Aventis a report for Aventis' internal accounting needs setting forth its good faith estimate of:

                   (i) Development Expenses incurred or to be incurred by it with respect to a VP Compound or VP Product pursuant to Sections 4.5.1(a) and 4.5.1(c)(i); and

                   (ii) Commercialization Expenses incurred or to be incurred by it with respect to VP Products subject to expense limitations set forth in Section 8.6;

                   in such Calendar Quarter; and

              (b) Aventis shall prepare and deliver to ViroPharma a report for ViroPharma's internal accounting needs setting forth its good faith estimate of:

________________________________________________________________________________

                    (i) Development Expenses incurred or to be incurred by it with respect to a VP Compound or VP Product pursuant to Sections 4.5.1(a) and 4.5.1(c)(i);

                    (ii) Commercialization Expenses incurred or to be incurred by it with respect to VP Products subject to expense limitations set forth in Section 8.6,

                    (iii) Net Sales of each VP Product in the Territory achieved or to be achieved in such Calendar Quarter.

     8.5.2 Statement of Actual Accounts. Within forty-five (45) days of the end of each Calendar Quarter, each Party shall prepare and deliver to the other Party a report setting forth the actual amount of each amount reported to the other Party pursuant to
               Section 8.5.1 for such Calendar Quarter. Within twenty-one (21) days after the end of the fourth Calendar Quarter, each Party will provide a revision of the estimate of the amounts reported to the other Party pursuant to Section 8.5.1 for such Calendar Quarter, or a confirmation that as of such date no data available to such Party require that such estimate be revised.

     8.5.3 Reconciliation. Within sixty (60) days of the end of each Calendar Quarter, based on the statements delivered pursuant to
               Section 8.5.2 above, Aventis shall prepare a report setting forth the amount of the payment that one Party is required to make to the other as follows:

               (a) the product of ViroPharma's Allocation of Net Profits and the Net Sales of VP Products in the Territory; less
                                                                   ----

               (b) the product of ViroPharma's Allocation of Net Profits and Commercialization Expenses incurred by Aventis in the Territory; plus
                               ----

               (c) the product of Aventis' Allocation of Net Profits and Commercialization Expenses incurred by ViroPharma in the Territory; plus
                               ----
               (d) ****** percent (******%) of Development Expenses incurred by ViroPharma pursuant to Sections 4.5.1(a) and 4.5.1(c)(i); less
                    ----

               (e) ****** percent (******%) of Development Expenses incurred by Aventis pursuant to Sections 4.5.1(a) and 4.5.1(c)(i).

     8.5.4     Payment. If the amount calculated by Aventis pursuant to Section
               8.5.3 is greater than zero, Aventis shall, within five (5) days of its delivery to ViroPharma of the report pursuant to Section 8.5.3, deliver to ViroPharma

________________________________________________________________________________
               a payment in such amount. In the event such amount is less than zero, within five (5) days of ViroPharma's receipt of such report, ViroPharma shall deliver to Aventis a payment equal to the absolute value of such amount.

     8.5.5 SaSy Royalty Reconciliation and Payment. Notwithstanding the foregoing Sections 8.5.1 through 8.5.4, no later than fifty-five
               (55) days after the end of each Calendar Quarter, Aventis shall send ViroPharma:

               (a) a report of the amount of the SaSy Royalty due on account of Net Sales of VP Product in such Calendar Quarter in the Territory

               (b) a statement of the amount of such SaSy Royalty owed by ViroPharma and Aventis respectively as Commercialization Expenses in the Territory,

               (c) payment to ViroPharma for the full amount of such SaSy Royalty owed by both Parties in readily available U.S. dollars.

               ViroPharma shall be solely responsible for transmitting full payment of the SaSy Royalty to SaSy.

8.6 Expense Limitation on Commercialization Expenses. The aggregate Commercialization Expenses other than Cost of Goods charged by either Party to its Commercialization Account in accordance with Section 5.8, shall not exceed one hundred ten percent (110%) of the aggregate amount included for such expenses in the then current Commercialization Plan and Budget, unless the JSC approves such excess expenses.

8.7 Credit for Payments made by SaSy to ViroPharma. If ViroPharma receives from SaSy a royalty pursuant to Section 5.1(a)(iii) of the SaSy Agreement or a payment pursuant to Section 5.1(a)(iv) of the SaSy Agreement, within fifteen (15) days of ViroPharma's receipt of any such payment, ViroPharma shall pay to Aventis ****** percent (******%) of the amount of such payments. The Parties shall renegotiate such percentage, but in any case to a percentage of at least ****** percent (******%), in a timely fashion and in good faith if either:

     8.7.1 SaSy receives Regulatory Approval to market a VP Product for any Additional Indication or any Other Indication outside the Territory, or

     8.7.2 The actual amounts spent after the Effective Date to obtain Regulatory Approval of the First Indication and the Second Indication in the Territory exceed ****** U.S. dollars ($******).

     In addition, if Aventis obtains from SaSy exclusive or co-exclusive rights to develop, use, sell, offer for sale, have sold, make and have made, import and export, any VP Product in Japan, ViroPharma shall no longer be obligated to pay

________________________________________________________________________________

     Aventis any part of the royalty or other amount received by ViroPharma from SaSy pursuant to the SaSy Agreement in respect of Japan.

8.8  Manner of Payments.

     8.8.1 Wire Transfer. All sums due to either Party shall be payable in United States dollars by bank wire transfer in immediately available funds to such bank account in the Territory as each of Aventis and ViroPharma shall designate. Aventis shall notify ViroPharma's Chief Financial Officer, and ViroPharma shall notify Aventis' Treasurer by facsimile of the date and amount of any such wire transfer at least one (1) business day before such transfer.

     8.8.2 Taxes and Withholding. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable Laws. If the paying Party is so required to deduct or withhold, such Party will: (a) promptly notify the other Party of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the other Party, and (c) promptly forward to the other Party an official receipt (or certified copy) or other documentation reasonably acceptable to the other Party evidencing such payment to such authorities.

8.9 Set-Off. In making payments to the other Party hereunder, neither Party shall have the right to set-off or recoup any other payments due to it by the other Party except as explicitly provided in Section 8.5.3, and except that Aventis shall have the right to set-off for any amounts due to it from ViroPharma for:

     8.9.1     obsolete launch stocks required to be repurchased pursuant to
               Section 6.2.4,

     8.9.2 the amount of any payments under Section 10.6.2(b), 10.6.2(c)(iv), 12.4.3(f), 13.7.3(a) and 13.7.3(b)(vi).

8.10 Interest on Late Payments. If any payment under this Article 8 is late, interest shall accrue on the past due amount at a rate equal to the lower of the (a) highest lawful interest rate in the Territory, and (b) the prime rate effective for the first date on which the payment was delinquent, calculated on an actual/360 basis, as quoted in The Wall Street Journal.
                                                     -----------------------

8.11 Financial Records.

     8.11.1 Records. Each Party shall keep and maintain accurate and complete records of all figures and transactions known to it that are necessary to determine accurately, under U.S. Generally Accepted Accounting

________________________________________________________________________________

               Principles , the sums due to each Party under this Agreement, which shall include, but not be limited to, in the case of Aventis, Net Sales, Net Profits (Losses), and Aventis' and Aventis' Affiliates' Commercialization Expenses, and in the case of ViroPharma, ViroPharma's and ViroPharma's Affiliates' Development Expenses and Commercialization Expenses. Each Party shall maintain and cause its Affiliates to maintain such records for a period of at least three (3) years after the end of the Calendar Year in which they were generated.

     8.11.2 Audits. During the Term of this Agreement and three (3) years thereafter, upon thirty (30) days prior written notice from a Party (the "Auditing Party"), the other Party (the "Audited Party") shall permit an independent certified public accounting firm of nationally recognized standing selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine, at the Auditing Party's sole expense, the relevant books and records of the Audited Party and its Affiliates as may be reasonably necessary to verify the accuracy of the reports submitted by the Audited Party in accordance with Section 8.5, including without limitation, the accuracy of Development Expenses charged to a Party's Development Account, Commercialization Expenses and Detail Cost of VP Product charged to a Party's Commercialization Account, and the number and type of Details performed, the calculation of Net Sales, and the calculation and allocation of Net Profits (Losses). An examination by a Party under this Section 8.11.2 shall occur not more than once in any Calendar Year and shall be limited to the pertinent books and records for any Calendar Year ending not more than thirty-six (36) months before the date of the request. The accounting firm shall be provided access to such books and records at the Audited Party's facility(ies) where such books and records are normally kept and such examination shall be conducted during the Audited Party's normal business hours. The Audited Party may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to the Audited Party's facilities or records. Upon completion of the audit, the accounting firm shall provide each Party with a written report disclosing whether the reports submitted by the Audited Party are correct or incorrect, whether the calculation of Net Sales, the calculation and allocation of Net Profits (Losses) is correct or incorrect, and, in each case, the specific details concerning any discrepancies.

     8.11.3 Underpayments/Overpayments. If such accounting firm concludes that additional payments were due to a Party, the other Party shall make such payments, together with any interest that may be due thereon as provided in Section 8.10 within thirty (30) days of the date such other Party receives such accountant's written report so correctly concluding. If such underpayment exceeds five percent (5%) of the amount actually paid to the Auditing Party, the Audited Party also shall reimburse the Auditing Party for the out-of-pocket expenses incurred in conducting the audit,

________________________________________________________________________________
                    except in the event that such underpayment was due to any inaccurate information provided by the Auditing Party.

          8.11.4 Confidentiality. All financial information of a Party that is subject to review under this Section 8.11 shall be deemed to be Confidential Information subject to the provisions of
                    Article 11.

9.  CONTRACT PROMOTION OF AVENTIS PRODUCT.

     9.1 Aventis Product Detailing Right and License. Aventis hereby grants ViroPharma the royalty free, non-exclusive, non-sublicensable right and license under any Patents, trademarks, copyrights, trade secrets or other intellectual property covering Aventis Product(s) owned or Controlled by Aventis to the extent necessary to perform the activities described in this Article 9.

     9.2  Selection of Aventis Product.

          9.2.1 Products Available for Selection. The Aventis Product(s) shall be selected by Aventis in its sole discretion from among the following prescription pharmaceutical products:

                    (a)  ****** (******)******,

                    (b) the ****** brand of products including, but not limited to:

                         (i)  ****** (****** and ******) ******, and

                         (ii) ****** (******) ******,

                         Aventis may request that ViroPharma distribute Samples for more than a single ****** product for any Details performed for the ****** brand of products, provided that Aventis reimburses ViroPharma for all incremental costs, if any, incurred by ViroPharma as a result of distributing Samples for more than one ****** product, and

                    (c) any other prescription pharmaceutical product owned or Controlled by Aventis for which the prescriber population to which such product is Detailed substantially overlaps with the prescriber population to which VP Product will be Detailed such that a geographical realignment of ViroPharma's force of sales representatives will not be required for the Detailing of VP Product, in each case to the extent and for so long as Aventis owns or Controls the right to permit ViroPharma to Detail such product. Each product selected under Section 9.2.3, as may be changed from time to time consistent with Section 9.2.3, shall be deemed the "Aventis Product."

________________________________________________________________________________

          9.2.2 Detailing Right. Beginning on January 1, 2002, and continuing until the termination of ViroPharma's right to promote Aventis Products as set forth in Section 9.5.2, ViroPharma shall Detail Aventis Products using a sales force as set forth in Sections 9.4.1 and 9.4.2.

          9.2.3 Selection and Change. On or before November 30, 2001, Aventis shall notify ViroPharma in writing which two (2) Aventis Products shall be licensed to ViroPharma to promote. At least thirty (30) days before the Launch Date, Aventis shall provide ViroPharma with notice of which Aventis Product ViroPharma shall no longer Detail following the Launch Date. After the Launch Date, but subject to Section 9.5, ViroPharma hereby agrees to Detail one (1) Aventis Product. Aventis shall have the right on ninety (90) days' prior written notice to change its selection of Aventis Product(s) from among those listed in Section 9.2.1. In addition, if Aventis should lose ownership or Control of the right to permit ViroPharma to Detail an Aventis Product then currently licensed to ViroPharma, then Aventis shall no later than sixty (60) days after such loss, select a new product from among those listed in Section 9.2.1 that ViroPharma shall be licensed to promote. Until such new product has been made available to ViroPharma for Detailing, Aventis shall continue to pay ViroPharma the applicable Detail Costs for Aventis Products for the maximum number of Details that ViroPharma would have been permitted to perform if Aventis had not lost ownership or Control of the right to permit ViroPharma to Detail such Aventis Product. Notwithstanding the provisions of Section 9.2.1(c), if Aventis should lose ownership or Control of the right to permit ViroPharma to Detail an Aventis Product then currently licensed to ViroPharma, and if Aventis has no product meeting the requirements of Section 9.2.1(c), then ViroPharma agrees to accept as an Aventis Product a primary care product from Aventis' product portfolio.

          9.2.4 Tertiary Sampling or Merchandising. After the Launch Date, at Aventis' election and sole cost for Samples of Aventis Products and promotional materials, the distribution of such Samples and materials, and all incremental costs relating to required Sample accountability activities in addition to those related to other scheduled Details, but with no additional payment required to ViroPharma, during the period that ViroPharma is Detailing Aventis Product(s), Aventis may require ViroPharma to perform a Sample or merchandising drop in association with any already scheduled Details. Such Sample or merchandising drop shall account for no more than five percent (5%) of the total time of such call.

     9.3  Detailing Preparation and Support.

          9.3.1 Training for Aventis Product Detailing. Aventis shall be solely responsible for providing training facilities, trainers and all content to train

________________________________________________________________________________

                    ViroPharma's sales representatives on the Aventis Product(s), the relevant disease states, and the procedures for communication and monitoring pursuant to Section 9.6.7(a), in preparation for the promotion of the Aventis Product(s). Aventis shall use commercially reasonable efforts to make its corporate lodging rate available to ViroPharma for the lodging of ViroPharma's sales representatives attending training under this Section 9.3.1. Aventis shall permit ViroPharma to send representatives to attend and observe such training. ViroPharma shall pay and be solely responsible for traveling and accommodation expenses incurred by ViroPharma's sales representatives.

          9.3.2 Samples and Promotional Materials. Aventis shall at its own cost provide adequate supplies of promotional materials for use in Detailing directly to each of ViroPharma's sales representatives Detailing Aventis Product. Aventis shall at its own cost provide adequate supplies of Aventis Product Samples for use in Detailing to a central distribution facility designated by ViroPharma. Subject to Sections 9.2.1(b) and 9.2.4, ViroPharma shall bear the costs of distributing such Samples to its sales representatives, and all Sample accountability costs for such Samples from the distribution center.

          9.3.3 Promotional Budget. Aventis shall provide ViroPharma's sales representatives with a nominal promotional budget for activities such as "Lunch and Learn" programs for use in support of such sales representatives' Detailing.

     9.4  Aventis Product Detailing.

          9.4.1     Allocation of Calls and Details for Aventis Product(s).

                    (a) Before the Launch Date. Before the Launch Date, the following will apply to Calls and Details of Aventis Product performed by ViroPharma: During the period in which ViroPharma is Detailing two (2) Aventis Products, without the prior written consent of Aventis, ViroPharma shall not perform more than ****** Primary Details and ****** Secondary Details per month (together, the "Detail Maximum"), pro-rated for any partial month based on the number of days elapsed in a month of 30 days. Aventis shall pay ViroPharma for the Details actually made to Aventis Product Target Prescribers, except as otherwise provided in Section 9.2.3, but in any event for no more Details than the Detail Maximum. ViroPharma shall perform Details in the manner and schedule reasonably provided by Aventis, including without limitation, the Aventis Product Target Prescribers and the positions (i.e., Primary or Secondary) in which each Aventis Product will be Detailed. All of the Calls regarding Aventis Products performed by ViroPharma shall be to Aventis Product Target Prescribers. The ViroPharma

________________________________________________________________________________
                         sales representatives who are Detailing Aventis Product shall not Detail any product (including any product controlled by an Affiliate or Third Party) other than an Aventis Product.

                    (b) After the Launch Date. After the Launch Date, the following will apply to Details of Aventis Product performed by ViroPharma: ViroPharma shall have the right to perform up to ****** Secondary Details per month to Detail the single Aventis Product to Aventis Product Target Prescribers; provided, that such Aventis Product Target Prescribers are within the top ****** (******) deciles for Aventis Product Target Prescribers as determined by a Third Party pharmaceutical marketing consultant acceptable to both Parties, pursuant to
                         Section 9.2.3. Notwithstanding anything to the contrary in this Article 9, for any month, Aventis shall not be obligated to pay ViroPharma for any Secondary Details of Aventis Product to other than the Aventis Product Target Prescribers, which Details are in excess of ******% of the total number of Secondary Details of Aventis Product performed by ViroPharma in such month. Such Details of Aventis Product shall be recorded as a Secondary Detail using the sales tracking method then in use by ViroPharma consistent with Section 5.7.3.

           9.4.2    Tranche Launch Plan and Compensation to ViroPharma for
                    Details.

                    (a) First Tranche. ViroPharma will have at least ****** (******) sales representatives ready to Detail Aventis Product(s) on January 1, 2002. If on January 1, 2002, ViroPharma does not have at least ****** (******) ViroPharma sales representatives ready to Detail Aventis Product(s), ViroPharma ******, Aventis Product. If, at any time after January 1, 2002, ViroPharma has at least ****** (******) sales representatives ready to Detail Aventis Product, then ****** ViroPharma the ****** for each Detail or call performed by ****** (******) ViroPharma sales representatives.

                    (b) Second Tranche. In addition to the sales representatives described in Section 9.4.2(a), ViroPharma will have at least an additional ****** (******) sales representatives ready to Detail Aventis Product(s) on February 1, 2002. If on February 1, 2002, ViroPharma does not have at least ****** (******) ViroPharma sales representatives ready to Detail Aventis Product(s), Aventis ****** Aventis Product performed by ****** (******) ViroPharma sales representatives. Subject to Section 9.5.2(b-c), if, at any time after February 1, 2002, ViroPharma has at least ****** (******) sales representatives ready to Detail Aventis Product, then Aventis ****** ViroPharma the applicable ****** for each

________________________________________________________________________________

                         Detail or call performed by up to ****** (******) ViroPharma sales representatives.

                    (c) Representatives. ViroPharma shall, at its sole expense, recruit, interview and hire as its employees all sales representatives required under this Section 9.4.2. The ViroPharma sales representatives shall be suitably educated and trained and shall be professional in manner and appearance. On Aventis' reasonable request, consistent with Laws, ViroPharma shall remove from the Detailing of Aventis Products any sales representative Detailing Aventis Products, provided that such removal can be appropriately justified and documented.

            9.4.3 Reconciliation. ViroPharma shall invoice Aventis, with appropriate detail, for the costs of Details or Calls, as applicable, for Aventis Products, made pursuant to this
                    Article 9, within fifteen (15) days of the end of each month. Aventis shall pay any such invoice within thirty (30) days of receipt.

     9.5    Term of Aventis Product Detailing Right.

            9.5.1 Extension. ViroPharma's right and license under Section 9.1 may be renewed by Aventis for successive one (1) year terms by giving ViroPharma, not later than September 1 of any Calendar Year, written notice of Aventis' proposal to renew ViroPharma's right and license for the following Calendar Year. ViroPharma may reject such renewal by providing Aventis with written notice of such rejection within thirty
                    (30) days of receiving Aventis' notice of proposed extension.

            9.5.2   Termination.

                    (a) ViroPharma's right and license under Section 9.1 shall terminate upon the termination or expiration of this Agreement for any reason.

                    (b) Aventis shall have the right, but shall not be required, to terminate ViroPharma's right and license under Section 9.1 by providing written notice to ViroPharma if, as of ******, ******. The right to terminate under this Section 9.5.2(b) shall expire upon the first day that ViroPharma has employed ****** (******) ******.

                    (c) Aventis shall have the right to terminate ViroPharma's right and license under Section 9.1 by providing ViroPharma with written notice of termination of such right by ******, which termination shall become effective on ******. If Aventis exercises its right to terminate ViroPharma's promotion of Aventis Product pursuant to this Section 9.5.2(c), then at ViroPharma's option, either:

________________________________________________________________________________

                         (i) Aventis shall pay ViroPharma ****** U.S. dollars (U.S. $******) no later than five (5) days after
                              (x) the effective date of such termination, or (y) ******, if the first Regulatory Approval in the United States of an NDA for a VP Product for the First Indication has not been granted before ******, provided that Aventis has not terminated this Agreement prior to ******, which amount shall be fully creditable against the payment to be made under Section 8.1.8(a), except that ViroPharma shall not be permitted to exercise its option to receive, and Aventis shall not be required to pay such amount if Aventis has already paid the milestone set forth in Section 8.1.8(a), or

                         (ii) Aventis shall make no such payment, the rights and
                              licenses granted under Section 9.1 shall terminate, and no amount shall be credited against the payment to be made under Section 8.1.8(a).

     9.6  Scope of Activities with Respect to Aventis Products.

          9.6.1 Field Evaluation. On Aventis' reasonable request and with reasonable advance notice, ViroPharma shall cause its sales force managers to:

                    (a)  accompany sales representatives on calls, and

                    (b)  conduct meaningful field evaluations.

                    At Aventis' request, ViroPharma shall allow Aventis' designated representative to accompany ViroPharma sales representatives on such calls. Aventis reserves the right to conduct field call and/or call report audits.

          9.6.2 Surveys. On a regular basis, and otherwise at Aventis' reasonable request, ViroPharma shall permit Aventis to conduct satisfaction surveys, in a mutually acceptable form, of physicians with whom ViroPharma sales representatives have interacted and promptly share the results with ViroPharma.

          9.6.3 Reports. On or before the twentieth (20th)day of each month, on Aventis' standard and customary forms as provided to ViroPharma , ViroPharma shall provide Aventis with the following periodic reports relating to the previous month:

                    (a) a monthly executive summary for Aventis Products and market and competitive intelligence,

                    (b)  a monthly turnover report, and

________________________________________________________________________________

                    (c) a periodic listing of territory personnel and days/week filled and unfilled.

          9.6.4 Promotional Material. Aventis shall be solely responsible for determining the content, quantity and method of distribution to Detail recipients of the Aventis Product promotional materials. In connection with the Detailing of the Aventis Product, the ViroPharma sales representatives shall use only the product labeling and promotional materials provided by Aventis.

          9.6.5 Product Claims. ViroPharma shall instruct and require its sales representatives to limit their statements and claims regarding the Aventis Products, including statements and claims concerning safety and efficacy, to those that are consistent with the Aventis Product labeling and the Aventis Product promotional materials. No ViroPharma sales representative may add, delete, or modify claims of efficacy or safety in the Detailing of Aventis Products, nor make any changes in the Aventis Product promotional materials, nor shall any ViroPharma sales representative make any disparaging, untrue or misleading statements about Aventis or any of its products, or take any other action that would jeopardize the goodwill or reputation of the Aventis Product or Aventis.

          9.6.6 Supervision of Personnel. ViroPharma shall be responsible for initiating and implementing all actions regarding hiring, promotion, discipline, discharge, compensation, processing of grievances and monitoring of the professional appearance, demeanor and conduct of its sales representatives.

          9.6.7     Communications; Monitoring.

                    (a) Communications from Third Parties. ViroPharma and its sales representatives shall forward to Aventis all comments, statements, requests and inquiries from the medical profession or any other Third Party relating to the Aventis Products, which comments, statements, requests and inquiries are:

                         (i)    out of the ordinary,

                         (ii)   not covered by product labeling, or

                         (iii)  safety-related.

                         All responses to the medical profession or other Third Parties shall be handled solely by Aventis.

                    (b) Adverse Event Reports. ViroPharma shall notify Aventis as soon as practicable of receipt of any Adverse Drug Experience, and in any event, no later than forty-eight
                         (48) hours after ViroPharma

________________________________________________________________________________
                         receives notice of a Serious Adverse Drug Experience, and no later than ten (10) days after ViroPharma receives a Non-Serious Adverse Drug Experience. ViroPharma shall submit all Adverse Drug Experience reports on MEDWATCH 3500A forms and transmit such forms via facsimile to Aventis' Drug Product Safety Division at the address an fax number provided to ViroPharma by Aventis in writing.

               (c) Threatened Agency Action. ViroPharma shall notify Aventis as soon as practicable after ViroPharma learns of any threatened or pending action by any Regulatory Authority which may materially and adversely affect the Aventis Product. ViroPharma shall, at the request and sole expense of Aventis, cooperate with Aventis in formulating a procedure for taking appropriate action.

     9.6.8     Return/Recall.

               (a) Returned Products. ViroPharma may not authorize the return of any Aventis Product without the prior written approval of Aventis. All Aventis Products returned to ViroPharma shall be shipped to Aventis in accordance with Aventis' returned goods policy, at Aventis' sole cost.

               (b) Recall. At Aventis' reasonable request and sole cost, ViroPharma shall provide reasonable assistance to Aventis in (i) obtaining and receiving any Aventis Product that has been recalled, and (ii) performing all other field corrections resulting from compliance issues. Aventis shall reimburse all direct documented costs incurred by ViroPharma with respect to participating in any such recall or field corrections.

________________________________________________________________________________

10.  INTELLECTUAL PROPERTY.

     10.1 Inventions, Improvements, and Data. Aventis and ViroPharma shall be the joint owners of Intellectual Work Product. Each Party shall promptly disclose to the other Party all Intellectual Work Product and the Parties shall have no claim for additional compensation for the Intellectual Work Product. The Parties agree to execute any documents or undertake any further actions as may be reasonably necessary to effectuate the foregoing.

           10.1.1 Post Agreement Term License in U.S. and Canada. Effective upon expiration or termination of this Agreement, Aventis hereby grants to ViroPharma a perpetual, irrevocable, exclusive, even as to Aventis, royalty-free and sublicenseable license, in and to Aventis' interest in the Intellectual Work Product but only to the extent such Intellectual Work Product covers the use of a pharmaceutical product to prevent or treat picornavirus infections in humans in the U.S. and Canada.

          10.1.2 Licenses to Comply with the SaSy Agreement. The Parties shall take the following steps to assure appropriate licensing of Intellectual Work Product constituting inventions or discoveries relating to VP Compound and/or VP Product considered to be developed by ViroPharma or on behalf of ViroPharma under the SaSy Agreement (the "SaSy IP") to SaSy:

                   (a) Before beginning any development activities that may result in SaSy IP, on an invention-by-invention and discovery-by-discovery basis, the Parties shall agree on the commercially reasonable market terms as between the Parties for the license to be granted by Aventis to ViroPharma regarding the use of such SaSy IP outside the U.S. and Canada for the term of the SaSy Agreement, as and to the extent necessary for ViroPharma to comply with its obligations to license such SaSy IP to SaSy under the SaSy Agreement (each a "SaSy IP License"), and upon agreement on such commercial terms, the Parties shall enter into such SaSy IP License.

                   (B) If the Parties could not in a timely manner, or have not agreed, on an invention-by-invention and discovery-by-discovery basis, on the commercial terms of a SaSy IP License as set forth in Section 10.1.2(a) permitting ViroPharma to comply with its licensing obligations with respect to SaSy IP under the SaSy Agreement, then after receipt of notice of the existence of such SaSy IP from ViroPharma, Aventis shall be deemed to have granted a respective SaSy IP License as, and to the extent necessary for ViroPharma to comply with its licensing obligations with respect to SaSy IP under the SaSy Agreement, and the Parties shall in good faith negotiate the commercially reasonable market terms for such SaSy IP License promptly after the making of such license.

________________________________________________________________________________

     10.2  VP Patent Rights.

           10.2.1  Prosecution and Maintenance of the SaSy Patents.

                   (a) SaSy Patents for which SaSy has Primary Responsibility. ViroPharma shall make, or shall use best efforts to ensure that SaSy makes adequate filings for, and prosecutes and maintains, all SaSy Patents and related applications in the Territory that are material to the matters contemplated in this Agreement, and for which SaSy has the first right to prosecute and maintain such patents in the Territory under the SaSy Agreement. ViroPharma shall use best efforts to ensure that SaSy files applications and takes any other actions necessary to obtain patent extensions and supplementary protection certificates, where available in the Territory, for SaSy Patents in the Territory that are material to the matters contemplated in this Agreement, and for which SaSy has the first right to obtain patent extensions and supplementary protection certificates for such patents in the Territory under the SaSy Agreement.

                   (b) SaSy Patents for which ViroPharma has Primary Responsibility. ViroPharma shall prosecute and maintain all SaSy Patents and related pending applications in the Territory that are material to the matters contemplated in this Agreement, and for which ViroPharma has the first right to prosecute and maintain such patents in the Territory under the SaSy Agreement. ViroPharma shall file all applications and take any other actions necessary to obtain patent extensions and supplementary protection certificates for SaSy Patents where available in the Territory for SaSy Patents in the Territory that are material to the matters contemplated in this Agreement, and for which ViroPharma has the first right to obtain patent extensions and supplementary protection certificates for such patents in the Territory under the SaSy Agreement.

                   (c) Notifications. ViroPharma shall consult with Aventis upon ViroPharma's receipt of notice from SaSy that SaSy contemplates abandoning any SaSy Patents or related applications that are material to the matters contemplated in this Agreement. ViroPharma shall consult with Aventis before making any decision to abandon any SaSy Patents or related applications that are material to the matters contemplated in this Agreement, to the extent that ViroPharma has such right. At Aventis' reasonable request ViroPharma shall advise Aventis of the status of pending applications, shall provide Aventis with copies of documentation concerning such applications, to the extent that ViroPharma has such right. ViroPharma shall consult with Aventis before

________________________________________________________________________________

                        ViroPharma or SaSy, as applicable, and with respect to SaSy, as feasible and permitted, takes any action materially affecting the scope of patent coverage relating to any VP Compound or VP Product.

           10.2.2 Prosecution and Maintenance of the ViroPharma Patents. ViroPharma shall make adequate filings for and prosecute and maintain all ViroPharma Patents and related applications in the Territory, if any, unless ViroPharma and Aventis mutually determine that any such ViroPharma Patent or related application is not material to the matters contemplated in this Agreement. ViroPharma and Aventis shall mutually agree before ViroPharma abandons any ViroPharma Patents or related applications that relate to the matters contemplated in this Agreement. At Aventis' reasonable request, ViroPharma shall advise Aventis of the status of pending applications, shall provide Aventis with copies of documentation concerning such applications and ViroPharma and Aventis shall mutually agree before ViroPharma takes any action materially affecting the scope of patent coverage relating to any VP Compound or VP Product. ViroPharma shall file all applications and take any other actions necessary to obtain patent extensions and supplementary protection certificates for ViroPharma Patents where available in the Territory unless ViroPharma and Aventis mutually determine that any such ViroPharma Patent or application is not material to the matters contemplated by this Agreement.

           10.2.3 IWP Patents. ViroPharma shall have the first right and option, and to the extent that ViroPharma does not make use of such option, the Aventis shall be permitted to make, on behalf of both Parties, adequate filings for, and to prosecute, maintain and obtain any extensions or supplementary protection certificates for all IWP Patents and related applications. The Parties shall agree on the content of any IWP Patents to be filed, and on any other action materially affecting the scope of patent coverage relating to any IWP Patent. The prosecuting Party shall advise the other Party of the status of pending applications for IWP Patents and shall promptly provide Aventis with copies of all documentation concerning such applications. The JSC shall determine whether to abandon any IWP Patents. The Parties shall share equally all the costs, other than internal costs, incurred under this Section 10.2.3.

           10.2.4 Enforcement. If either Party becomes aware of any infringement in the Territory of any issued Patent among the SaSy Patents, the ViroPharma Patents, or the IWP Patents, it shall promptly notify the other Party in writing.

                   (a) SaSy Patents. With respect to any SaSy Patent, ViroPharma shall use commercially reasonable efforts to ensure that SaSy takes, appropriate action to obtain a discontinuance of such infringement, or to bring suit against the Third Party infringer. If SaSy elects

________________________________________________________________________________
                        pursuant to the SaSy Agreement to permit ViroPharma to undertake appropriate action to obtain a discontinuance of such infringement, then the JSC shall determine what actions to undertake, and ViroPharma shall use commercially reasonable efforts to obtain a discontinuance of such infringement by performing such actions. The Parties shall share equally the costs of any such activities and any amounts received from Third Parties as a result of such activities.

                   (b) ViroPharma Patents. With respect to any ViroPharma Patent, the JSC shall consider whether to take any action to obtain a discontinuance of such infringement, and whether to bring suit against the Third Party infringer. The JSC may designate either Party to take any action against the Third Party infringer, which Party shall use commercially reasonable efforts to obtain a discontinuance of such infringement by taking such action. If the JSC designates Aventis to take such action then ViroPharma shall ensure that Aventis receives the rights, other than ownership rights in the underlying intellectual property, necessary to take the aforementioned action. The Parties shall share equally the costs of any activities under this Section 10.2.4(b) and any amounts received from Third Parties as a result of such activities.

                   (c) IWP Patents. With respect to any IWP Patent in the Field and in the Territory, the JSC shall determine the appropriate action to obtain a discontinuance of such infringement, and may designate either Party to bring suit against the Third Party infringer. The Parties shall consult before taking any such appropriate action to obtain a discontinuance of such infringement, and before bringing suit against the Third Party infringer. The Parties shall share equally the costs of any activities under this Section 10.2.4(c) and any amounts received from Third Parties as a result of such activities, except that if either Party in its reasonable discretion, determines not to take any action to obtain a discontinuance of such infringement, or to bring suit against the Third Party infringer, the other Party's sole remedy shall be to take such action at its own cost and risk and any financial benefit resulting from such action shall be such other Party's alone. The first Party then shall ensure that the other Party receives the rights necessary to take the aforementioned action. The first Party shall reasonably assist the other Party in taking such action at the other Party's expense.

           10.2.5  Alleged Infringement of Third Party Patents.

                   (a) Notice. If the making, having made, importing, exporting, using, distributing, marketing, promoting, offering for sale or selling any

________________________________________________________________________________

                        VP Compound and/or VP Product, under this Agreement, is alleged by a Third Party to infringe such Third Party's patent, the Party becoming aware of such allegation shall promptly notify the other Party. Additionally, if either Party determines that, based upon the review of a Third Party's patent or patent application, it may be desirable to obtain a license from such Third Party with respect thereto so as to avoid any potential suit between either Party and such Third Party, such Party shall promptly notify the other Party of such determination, subject to the Parties' entering into a joint privilege agreement.

                   (b) Negotiation and Litigation. Subject to any limitations or rights contained in the SaSy Agreement, ViroPharma shall have the right to negotiate with said Third Party for a suitable license or assignment. If a Third Party sues either of the Parties asserting that the Parties' promotion and sales of VP Product under this Agreement infringes or will infringe such Third Party's Patents in the Field, ViroPharma shall control the defense of such action and any discussions relating to the settlement or compromise of such action. ViroPharma shall not enter into any settlement that would adversely affect Aventis' rights under this Agreement without the prior written consent of Aventis.

                   (c) Coverage of Costs. Any royalties or other amounts required to be paid to a Third Party to obtain a suitable license pursuant to Section 10.2.5(b) above to use, sell, offer for sale, make, have made, import or export, (i) any VP Compound or (ii) the VP Product formulation for which NDA 21-245 was submitted to the FDA on July 31, 2001, shall be at the sole cost and responsibility of ViroPharma and shall not be deemed a Commercialization Expense (except to the extent that the SaSy Royalties are reduced to the same extent by any such payment, in which case, any such payment shall be deemed a SaSy Royalty.) Notwithstanding anything to the contrary herein, the Parties shall share equally any responsibility for any Third Party patent infringement action concerning a Combination Product to the extent that the claim of infringement alleges use of the VP Compound in connection with any other Compound or product.

     10.3  Trademarks and Logos.

           10.3.1 Trademark Selection, Ownership and Use. VP Product shall be promoted and sold under Trademarks selected by ViroPharma and SaSy in their sole discretion. If VP Product is not promoted and sold under the trademark PICOVIR, ViroPharma shall obtain Aventis' agreement before proposing to SaSy any of the other Trademarks, or before selecting any new trademark, to be used in promoting and selling VP Product. The

________________________________________________________________________________

                   Parties understand that SaSy is the sole owner of the Trademarks and any goodwill pertaining therein. Aventis shall use the Trademarks only to the extent explicitly permitted by this Agreement and only in the manner provided in this Agreement, including without limitation Section 5.16. Upon the termination of Aventis' right to promote VP Product, including without limitation, the termination of this Agreement for any reason, Aventis shall immediately stop using the Trademarks in any way.

           10.3.2 Trademark Prosecution and Maintenance. ViroPharma shall use reasonable efforts to ensure that the trademark PICOVIR may be used for the promoting and selling of VP Product. Consistent with Laws, ViroPharma shall make, or shall use reasonable efforts to ensure that SaSy makes, adequate filings for, and prosecute and maintain, all Trademarks in the Territory unless ViroPharma reasonably believes that any such Trademark is not material to the matters contemplated in this Agreement. ViroPharma shall consult with Aventis before abandoning, or upon ViroPharma's receipt of notice from SaSy that SaSy contemplates abandoning, any Trademarks that are material to the matters contemplated in this Agreement. At Aventis' reasonable request ViroPharma shall advise Aventis of the status of pending applications, shall provide Aventis with copies of documentation concerning such applications and shall consult with Aventis before taking any action materially affecting the Trademarks that are used for promoting VP Product. The provisions of this Section 10.3.2 shall be subject to any limitations or rights contained in the SaSy Agreement.

           10.3.3 Aventis Logo and ViroPharma Logo. Each Party hereby grants to the other Party the right to use, and the other Party hereby agrees to use to the extent requested by the first Party and as agreed to by the JSC, the first Party's Logo on labeling, package inserts and packaging materials for VP Product, all Promotional Materials, Samples and any other materials used in connection with the performance of this Agreement during the Term of this Agreement and until the exhaustion of any such materials existing on the expiration or termination of this Agreement; provided, however, such use shall be consistent with the uses approved by the first Party's representatives on the Joint Steering Committee, or the Marketing Subcommittee thereof, such approval not to be unreasonably withheld and in accordance with such first Party's guidelines for the use of such Logo. Neither Party shall have any rights under this Agreement in or to the other Party's Logo or the goodwill pertaining thereto except as specifically provided for herein.

           10.3.4 Notice of Infringement. If either Party becomes aware of any infringement in the Territory of any Trademark, it shall promptly notify the other Party in writing.

________________________________________________________________________________

           10.3.5 Aventis shall not register or attempt to register in the Territory any trade name, trademark, service mark, certification mark, or logo that is confusingly similar to, or that contains elements that are confusingly similar to, any of the Trademarks. ViroPharma shall not register or attempt to register in the Territory any trade name, trademark, service mark, certification mark, or logo that is confusingly similar to, or that contains elements that are confusingly similar to or any trademark covering an Aventis Product.

     10.4 Promotional Material Copyrights. ViroPharma and Aventis shall jointly own all right, title and interest in and to any Promotional Materials that are directed to any VP Product, whether generated by Aventis or its Affiliates, ViroPharma or its Affiliates, or any Third Parties, or by any of the Parties and/or their Affiliates and/or such Third Parties jointly, including all applicable copyrights. Aventis and ViroPharma shall retain all rights, including, without limitation, copyrights and trademarks, to all of their respective existing programs and materials in all formats (print, video, audio, digital, computer, etc.) regarding sales training, patient education and disease management programs currently owned by each, as well as any modifications of such programs each may develop in the future which are not specific to any VP Product. Aventis and ViroPharma shall, from time to time, each notify the other as to the identity of such proprietary programs. Each Party grants the other the royalty-free, sublicensable right and license in the Territory to use in any labeling, package inserts and packaging materials for VP Product, all Promotional Materials, Samples and any other materials used in connection with the performance of this Agreement any program or material that has been specifically adapted for, or directed to, any VP Product, during the Term of this Agreement and until the earlier of the first anniversary of the termination or expiration of this Agreement, and the exhaustion of any such materials existing on the expiration or termination of this Agreement.

     10.5 SaSy Agreement. Under no circumstances shall ViroPharma terminate the SaSy Agreement without the prior written consent of Aventis. ViroPharma shall promptly provide Aventis with: (a) a description of any oral conversations with SaSy that materially affect either the SaSy Agreement or this Agreement (b) copies of all correspondence either delivered by or received by ViroPharma, to or from SaSy, which relate to or affect either the SaSy Agreement or this Agreement (including, without limitation, any notification, whether orally or in writing, concerning the termination of the SaSy Agreement), and
           (c) any written materials and other information prepared in connection with any meeting with SaSy prior to any such meeting (collectively, "SaSy Information"); but in each case excluding any information which ViroPharma is not entitled to disclose to Aventis. To the extent that ViroPharma does not have the right to disclose to Aventis any SaSy Information and to the extent such SaSy Information materially adversely effects Aventis' right pursuant to this Agreement, ViroPharma shall use commercially reasonable efforts to obtain the right to disclose such SaSy Information to Aventis.

________________________________________________________________________________

     10.6  Mutual Covenant Upon SaSy Breach.

           10.6.1 SaSy Breach. In the event of any breach or threatened breach of the SaSy Agreement by SaSy:

                   (a) The Parties shall promptly consult with each other as to the appropriate course of action.

                   (b) If the Parties mutually agree to give or initiate any notices, actions, challenges, proceedings or negotiations to, against or with SaSy with respect to such breach or alleged breach of the SaSy Agreement (a "SaSy Breach Dispute"):

                        (i) The Parties will jointly control such SaSy Breach Dispute;

                        (ii) Each Party shall cooperate fully with the other and act in a reasonable manner and in the best interests of the collaboration formed hereunder with respect to all matters regarding such SaSy Breach Dispute, including, without limitation, bringing together any suits that may be brought against SaSy;

                        (iii) Before contacting SaSy or making any response to
                              SaSy with respect to such SaSy Breach Dispute, a Party shall consult with the other Party and neither Party shall undertake any discussion with SaSy without the participation of the other Party;

                        (iv) Each Party shall have the right to participate in all discussions with SaSy regarding such SaSy Breach Dispute;

                        (v) Each Party shall bear its own expenses with respect to such SaSy Breach Dispute; and

                        (vi) Any economic benefit received by the Parties in connection with any SaSy Breach Dispute shall be shared equally by the Parties, after reimbursement of each Party's reasonable out-of-pocket expenses incurred in connection with such SaSy Breach Dispute.

                   (c) Neither Party shall enter into any settlement agreement with SaSy without the prior written consent of the other Party which consent shall not be unreasonably withheld or delayed.

           10.6.2 Non-Aventis Breach. If ViroPharma receives notice from SaSy with respect to ViroPharma's breach or alleged breach of the SaSy Agreement

________________________________________________________________________________
                   and ViroPharma acknowledges that if such breach in fact occurred as alleged by SaSy, then such breach was caused solely by ViroPharma:

                   (a) ViroPharma Cure. ViroPharma shall promptly take all appropriate actions to cure such breach or alleged breach and shall keep Aventis informed of all such actions taken.

                   (b) Aventis Option to Cure. In its sole discretion and at any time upon notice to ViroPharma, Aventis shall have the right (but not the obligation), to the extent possible, to cure any and all breaches by ViroPharma of the SaSy Agreement. In furtherance of the foregoing, to the broadest extent permitted under the SaSy Agreement without requiring the prior written consent of SaSy, ViroPharma hereby grants to Aventis any and all rights and non-exclusive licenses necessary in order for Aventis to cure such breach. Aventis shall charge the actual amounts reasonably incurred by it in curing such breach to its Development Account or Commercialization Account (the "Cure Amount"), as appropriate, and in addition ViroPharma shall pay Aventis an amount equal to the Cure Amount, which shall not be charged to either Party's Development Account or Commercialization Account.

                   (c) Aventis Control of Actions. Aventis shall have the right (but not the obligation), exercisable within thirty (30) days (fifteen (15) days in the event of litigation) of the notice described above in this Section 10.6.2, to initiate, control, or participate in any notices, actions, challenges, proceedings or negotiations to, against or with SaSy with respect to any breach or alleged breach of the SaSy Agreement subject to this
                        Section 10.6.2 (a "Section 10.6.2 Breach Challenge"), as follows:

                        (i)  If Aventis elects to initiate or control any such
                             Section 10.6.2 Breach Challenge, ViroPharma shall, at its sole cost and expense, cooperate fully with Aventis and its counsel, join in any such suits that Aventis brings, and make itself available at Aventis' reasonable request to assist in any such
                             Section 10.6.2 Breach Challenge. Before contacting or making any material response to SaSy with respect to the substance or settlement of such
                             Section 10.6.2 Breach Challenge, Aventis shall consult with ViroPharma and ViroPharma shall have the right to participate in, and Aventis shall not engage in without ViroPharma, any material discussions with SaSy regarding the substance or settlement of such Section 10.6.2 Breach Challenge.

                        (ii) If Aventis fails to elect within the time frame
                             described above in this Section 10.6.2(c), or elects not to initiate or
________________________________________________________________________________
                               control any such Section 10.6.2 Breach Challenge, Aventis shall, at ViroPharma's sole cost and expense, cooperate fully with ViroPharma and its counsel, join in any such suits that ViroPharma brings, and make itself available at ViroPharma's reasonable request to assist in any such Section
                               10.6.2 Breach Challenge. Before contacting or making any response to SaSy with respect to such
                               Section 10.6.2 Breach Challenge, ViroPharma shall consult with Aventis and Aventis shall have the right to participate in, and ViroPharma shall not engage in without Aventis, any material discussions with SaSy regarding substance or settlement of such Section 10.6.2 Breach Challenge. At any time, upon notice to ViroPharma, Aventis may assume control of such
                               Section 10.6.2 Breach Challenge.

                        (iii) Each Party shall perform all activities with respect to any Section 10.6.2 Breach Challenge in a reasonable manner, and in the best interests of the collaboration formed hereunder, and shall adopt all reasonable suggestions and recommendations of the other Party with respect to such Section 10.6.2 Breach Challenge. Neither Party shall enter into any settlement agreement with SaSy without the other Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

                        (iv)   Whether or not Aventis assumes control of any
                               Section 10.6.2 Breach Challenge, ViroPharma shall:

                               a. Reimburse Aventis for all reasonable out-of-pocket costs and expenses incurred by Aventis in connection with such Section 10.6.2 Breach Challenge.

                               b.  Assume and bear full responsibly for or
                                   otherwise reimburse Aventis for any amounts required to be paid to SaSy or any Third Party on behalf of SaSy in settlement of the
                                   Section 10.6.2 Breach Challenge, including, without limitation, any royalties or other payments, and any such amounts shall not be treated as a Commercialization Expense or Development Expense hereunder.

                   (d)  If:

                        (i) The breach or alleged breach of the SaSy Agreement subject to this Section 10.6.2 is cured,

________________________________________________________________________________

                        (ii) The Parties obtain a final non-appealable judgment terminating the Section 10.6.2 Breach Challenge,

                        (iii) There is a judgment regarding the Section 10.6.2
                              Breach Challenge that SaSy and the Parties agree not to appeal; or

                        (iv) The Parties enter into a binding agreement settling the Section 10.6.2 Breach Challenge,

                        in which case, or as a result of which the SaSy Agreement continues to be in full force and effect, then the provision of this Section 10.6.2 (other than payment obligations or liabilities incurred prior to such time) shall cease to be in effect until the next occurrence of an event triggering the provisions of this Section 10.6.2.

           10.6.3 Other Breach. If ViroPharma receives notice from SaSy with respect to ViroPharma's breach or alleged breach of the SaSy Agreement, other than a breach subject to Section 10.6.2:

                   (a) The Parties shall consult with each other promptly as to the appropriate course of action.

                   (b) If the Parties agree to give or initiate any notices, actions, challenges, proceedings or negotiations to, against or with SaSy with respect to such breach or alleged breach of the SaSy Agreement (a "SaSy Dispute"):

                         (i)   The Parties will jointly control such SaSy
                               Dispute.

                         (ii) Each Party shall cooperate fully with the other and perform all activities with respect to such SaSy Dispute in a reasonable manner, and in the best interests of the collaboration formed hereunder, including, without limitation, joining in any suits which may be brought against SaSy, and shall adopt all reasonable suggestions and recommendations of the other Party with respect to such SaSy Dispute.

                   (c) Each Party shall bear its own expenses with respect to such SaSy Dispute.

                   (d) Each Party shall have the right to participate in, and neither Party shall undertake, without the other Party, any discussions with SaSy regarding such SaSy Dispute.

________________________________________________________________________________

               (e) Neither Party shall enter into any settlement agreement with SaSy without the prior written consent of the other Party which consent shall not be unreasonably withheld or delayed.

11.  CONFIDENTIALITY.

     11.1  Confidential Information.

           11.1.1 General Prohibition on Disclosure and Use. Except to the extent expressly authorized by this Agreement, or otherwise agreed in writing, during the longer of (a) the term of this Agreement and for five (5) years thereafter, (b) the term of the SaSy Agreement and for five (5) years thereafter, (c) perpetually for trade secrets, and (d) until the issuance of a relevant patent for material in a patent application, each Party shall, and shall cause its Affiliates to, maintain in confidence with at least the same degree of care it uses for its own confidential information, but no less than reasonable care, and shall use all Confidential Information disclosed by the other Party only for purposes of this Agreement.

           11.1.2 Permitted Disclosure and Use for Purposes of Agreement. Notwithstanding the foregoing Section 11.1.1, a Party may disclose the other Party's Confidential Information to those of its Affiliates, directors, officers, employees, agents, consultants and sublicensees that have a need to know such Confidential Information in order to achieve the purposes of this Agreement, provided that such Party obtains prior assurances of confidential treatment from such disclosees at least as restrictive as those set forth herein. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the other Party's Confidential Information. Any breach of this obligation of confidentiality by an Affiliate, director, officer, employee, agent, consultant, or sublicensee of a Party shall be deemed a breach by that Party.

           11.1.3 Other Permitted Disclosure and Use. Notwithstanding Section 11.1.1, a Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to:

                   (a)  obtain Regulat ory Approval of VP Product;

                   (b)  enforce the provisions of this Agreement;

                   (c)  comply with Laws; or

                   (d)  comply with the requirements of the SaSy Agreement.

                   If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 11.1.3, such Party shall give reasonable advance notice of such disclosure to the other Party to permit

________________________________________________________________________________
                   such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information.

           11.1.4 Disclosure of this Agreement. ViroPharma shall provide SaSy with a copy of this Agreement upon its execution, and such action shall not be a breach of this Agreement.

     11.2 Publications. Each Party shall submit to the other Party for review and approval all proposed academic, scientific and medical publications and public presentations relating to the VP Compounds, VP Product, or any research or development activities under this Agreement for review in connection with preservation of Patent rights, and trade secrets and/or to determine whether Confidential Information should be modified or deleted from the proposed publication or public presentation. Written copies of such proposed publications and presentations shall be submitted to the nonpublishing Party no later than sixty (60) days before submission for publication or presentation and the non-publishing Party shall provide its comments with respect to such publications and presentations within ten (10) business days of its receipt of such written copy. The review period may be extended for an additional thirty (30) days if the nonpublishing Party can demonstrate a reasonable need for such extension including, but not limited to, the preparation and filing of patent applications. By mutual agreement, this period may be further extended. The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to the VP Compounds, VP Product, or any research or development activities under this Agreement. Notwithstanding anything to the contrary in this Section 11.2, this
           Section 11.2 shall apply to material intended to be disclosed at the Interscience Conference on Antimicrobial Agents and Chemotherapy ("ICAAC"), September 22-25, 2001, and the Annual Meeting of the Infectious Diseases Society of America, October 25-28, 2001, only to the extent feasible.

     11.3  Public Announcements.

           11.3.1 Except as may be expressly permitted under Section 11.2 or required by applicable Laws, neither Party will make any public announcement of any information regarding this Agreement, the VP Compounds, VP Product, or any research or development activities under this Agreement without the prior written approval of the other Party. Once any written statement is approved for disclosure by the Parties or information is otherwise made public in accordance with the preceding sentence, either Party may make a subsequent public disclosure of the contents of such statement without further approval of the other Party.

           11.3.2 Aventis acknowledges that ViroPharma will file this Agreement with the SEC, and agrees that such filing shall not be a breach of this Agreement provided that the Agreement as filed shall be redacted such that the extent of disclosure shall be limited to that which is legally required to be

________________________________________________________________________________
                                                                         Page 95
                   disclosed, while not adversely affecting the promptness with which ViroPharma can obtain the SEC's clearance of such redaction. ViroPharma will provide Aventis with a copy of any redaction proposed to be submitted with the SEC within a reasonable time prior to submission to the SEC and will adopt reasonable suggestions made by Aventis to the extent consistent with this Section 11.3.2.

12.  CHANGE OF CONTROL.

     12.1 Notice of Change of Control Transactions. Subject to applicable Law, ViroPharma shall promptly notify Aventis in the event that ViroPharma
           (a) has entered into an agreement for a Change of Control or (b) learns of the initiation of any transaction of the type described in
           Section 12.2.2.

     12.2 Termination of Standstill Agreement. The Standstill Agreement shall terminate and be of no further force and effect and Aventis shall have the right to acquire any securities of ViroPharma in the event that:

           12.2.1 ViroPharma has entered into an agreement for a Change of Control; or

           12.2.2 a tender or exchange offer is made by any Person, other than Aventis or any of its Affiliates, or 13D Group, of which none of Aventis or any of its Affiliates is a party, to acquire Voting Securities of ViroPharma which, if added to the Voting Securities of ViroPharma (if any) already owned by such Person or 13D Group, would result, if consummated in accordance with its terms, in the Beneficial Ownership by such Person or 13D Group of more than fifty percent (50%) of the Total Voting Power of all Voting Securities of ViroPharma then outstanding.

     12.3 Maintenance of SaSy Agreement. Before ViroPharma consummates a Change of Control or, to the extent practicable, before it recommends to its stockholders a tender or exchange offer of the type described in
           Section 12.2.2, in either case, ViroPharma shall use commercially reasonable efforts to ensure that the SaSy Agreement shall continue and that the scope and term of Aventis' rights hereunder shall remain unaffected and continue on identical economic terms.

     12.4 SaSy Notice of Termination. If any of the events set forth in Sections 12.2.1 or 12.2.2, or a Change of Control occurs, and SaSy has threatened to terminate or has given written notice of its termination of the SaSy Agreement pursuant to Section 12.4(a) of the SaSy Agreement, then ViroPharma shall notify Aventis thereof and:

           12.4.1 The Parties shall consult with each other promptly as to the appropriate course of action.

           12.4.2 The Parties shall promptly give and initiate any notices, actions, challenges, proceedings or negotiations to, against or with SaSy to oppose

________________________________________________________________________________
                                                                         Page 96
                   such actual or threatened termination of the SaSy Agreement (a "Termination Challenge"):

                   (a) The Parties will jointly control such Termination Challenge.

                   (b) Each Party shall cooperate fully with the other and perform all activities with respect to such Termination Challenge in a reasonable manner, and in the best interests of the collaboration formed hereunder, including, without limitation, joining in any suits which may be brought against SaSy or ViroPharma, and shall adopt all reasonable suggestions and recommendations of the other Party with respect to such Termination Challenge.

                   (c) Each Party shall bear its own expenses with respect to such Termination Challenge.

                   (d) Each Party shall have the right to participate in, and neither Party shall undertake, without the other Party, any discussions with SaSy regarding such Termination Challenge.

                   (e) Neither Party shall enter into any settlement agreement with SaSy without the prior written consent of the other Party which consent shall not be unreasonably withheld or delayed, provided, however, that:

                        (i) If ViroPharma unreasonably withholds or delays its consent to any settlement agreement that Aventis wishes to accept:

                             a. Notwithstanding Section 12.4.2(c), ViroPharma shall reimburse Aventis for all of Aventis' costs and expenses (including reasonable attorneys fees) with respect to such Termination Challenge incurred from the date that ViroPharma unreasonably withholds or delays such consent and, thereafter, ViroPharma shall be responsible for all such costs and expenses; and

                             b.  If, (x) the Parties obtain a final non-
                                 appealable judgment regarding the Termination Challenge; (y) there is a judgment in favor of SaSy which the Parties mutually agree not appeal or (z) the Parties enter into a binding agreement settling the Termination Challenge, which in any case results in the SaSy Agreement being terminated, ViroPharma shall reimburse Aventis for its investment in the transactions contemplated by this Agreement (other than the transaction contemplated by the Stock Purchase Agreement) (the "Investment") plus a

________________________________________________________________________________
                                                                         Page 97

                                 ****** percent (******%) return on investment compounded annually, less all ****** distributed to or retained by Aventis or its Affiliates pursuant to this Agreement (together, the "Reimbursement Payment"). The Investment shall be measured on the basis of payments made by Aventis pursuant to Sections
                                 8.1 and 8.3, and Aventis' share of Development Expenses and Commercialization Expenses incurred through the date of termination of the SaSy Agreement. The Reimbursement Payment shall be made within thirty (30) days of the effective date of the termination of the SaSy Agreement.

                        (ii) Aventis shall be deemed to have consented to such settlement agreement if:

                              a. Aventis' rights under this Agreement are not materially adversely affected by such settlement agreement;

                              b. The economic impact of the proposed settlement agreement can be determined with reasonable certainty, such that ViroPharma's obligation under Section 12.4.2(e)(iii) can be implemented without dispute.

                        (iii) ViroPharma shall assume and bear full responsibly
                              for or otherwise reimburse Aventis for any amounts required to be paid to SaSy under the settlement agreement, including, without limitation, any royalties or other payments, and any such amounts shall not be treated as a Development Expense or a Commercialization Expense hereunder.

          12.4.3 Temporary Expansion of Aventis Rights. Upon the earlier of (x) the receipt from SaSy of written notice of SaSy's termination of the SaSy Agreement pursuant to Section 12.4(a) of the SaSy Agreement, or (y) the threat from SaSy of an intent to terminate the SaSy Agreement pursuant to Section 12.4(a) of the SaSy Agreement that ViroPharma agrees should effect an expansion of Aventis' rights under this Section 12.4.3, then Aventis shall have the right (but not the obligation) effective upon written notice to ViroPharma, and to the broadest extent permitted under the SaSy Agreement without requiring the prior written consent of SaSy, to increase the extent of its licenses and rights to permit Aventis to perform any or all, at Aventis' option, of ViroPharma's development, manufacturing and marketing of VP Compounds and VP Product under this Agreement as follows:

________________________________________________________________________________
                                                                         Page 98

                  (a) To the broadest extent permitted under the SaSy Agreement without requiring the prior written consent of SaSy ViroPharma grants to Aventis the royalty-free, non-sublicensable, except as set forth in Sections 2.3, 2.4 and 2.5, right and license in the Territory and in the Field to use the ViroPharma Technology to make or have made VP Compounds or VP Products. ViroPharma will, at Aventis' request, use its commercially reasonable efforts to obtain any consents necessary from SaSy to effectuate the foregoing, or otherwise cooperate with Aventis in effectuating any of the foregoing.

                  (b) ViroPharma shall suspend its development, manufacturing and marketing of VP Compounds and VP Product under this Agreement to the extent that Aventis has selected and started performing any such activities (except with respect to manufacturing as may be required pursuant to the SaSy Agreement).

                  (c) Aventis shall have the sole right to perform the activities it has selected and started to perform with respect to development, manufacturing and marketing of VP Compounds and VP Product (except with respect to manufacturing as may be required pursuant to the SaSy Agreement).

                  (d) ViroPharma shall use its best efforts to maintain Aventis' supply of VP Compounds or VP Products.

                  (e) ViroPharma shall, on a Regulatory Approval-by Regulatory Approval basis, and at the direction of and in consultation with Aventis, use its best efforts to maintain the effectiveness of such Regulatory Approvals or any successors thereto.

                  (f) ViroPharma's rights and obligations pursuant to Sections 8.1, 8.2, 8.3, 8.4 and 8.5 shall continue, and, in addition, ViroPharma shall pay Aventis any reasonable amounts by which Aventis' costs to perform any activities undertaken by Aventis pursuant to this Section 12.4.3 exceed the amounts budgeted for such activities in the applicable Development Plan and Budget or Commercialization Plan and Budget, and any such additional payment by ViroPharma shall not be a Development Expense or Commercialization Expense. For the sake of clarity, ViroPharma's obligation to pay its portion of Development Expenses and Commercialization Expenses shall continue under this Section 12.4.3(f).

                  (g) Aventis acknowledges that this Section 12.4.3 in no way grants to Aventis any rights under the SaSy Agreement, and gives Aventis

________________________________________________________________________________
                                                                         Page 99
                       no interest in the Intellectual Work Product, the IWP Patents, the SaSy Patents, or the ViroPharma Technology, except as otherwise expressly set forth in this Agreement.

                  (h) Aventis shall take no action that materially adversely affects the SaSy Agreement, the SaSy Patents, the ViroPharma Technology, the Intellectual Work Product, or the IWP Patents.

                  (i) The Parties agree to exert commercially reasonable efforts to assure a smooth transition for any activities undertaken by Aventis under this Section 12.4.3, and suspended by ViroPharma pursuant to Section 12.4.3(b).

                  (j) During the time that Aventis has expanded its right under this Section 12.4.3, (x) ViroPharma's participation on the JSC and any of its subcommittees shall be suspended and Aventis shall be the sole participant thereon, and
                       (y) Aventis shall have a royalty-free right and license (but not the obligation) under ViroPharma's rights to perform all such activities no longer being performed by ViroPharma.

                  (k) If (i) the Parties obtain a final non-appealable judgment regarding the Termination Challenge; (ii) there is a judgment regarding the Termination Challenge that SaSy and the Parties agree not to appeal; or (iii) the Parties enter into a binding agreement settling the Termination Challenge, in each case, as a result of which the SaSy Agreement continues to be in full force and effect, then the provisions of Section 12.4.3 shall cease to be in effect, other than payment obligations or liabilities incurred before such time.

                  The provisions of this Section 12.4.3 shall be subject to and implemented in accordance with any Hart-Scott-Rodino filing requirements.

          12.4.4 Suspension of Activities. If a Change of Control of ViroPharma that would enable Aventis to expand temporarily its rights pursuant to Section 12.4.3 does not involve a Major Company, instead of temporarily expanding its rights pursuant to
                  Section 12.4.3, Aventis shall have the right (but not the obligation) upon written notice to ViroPharma, to suspend its promotion, Detailing and Distribution of VP Products until the earlier of:

                  (a) an agreement has been reached with SaSy permitting the continued promotion, Detailing and Distribution of VP Products by Aventis and ViroPharma,

                  (b) a final, non-appealable judgment has been entered to the effect that the promotion, Detailing and Distribution of VP Products does not infringe SaSy's Patents in the Field, or

________________________________________________________________________________
                                                                        Page 100

                  (c) the Parties (i) obtain a final non-appealable judgment regarding the Termination Challenge; (ii) there is a judgment regarding the Termination Challenge that SaSy and the Parties agree not to appeal; or (iii) enter into a binding agreement settling the Termination Challenge, in each case, as a result of which the SaSy Agreement continues to be in full force and effect.

                  During the time that Aventis has suspended any activities under this Section 12.4.4, (x) Aventis' participation on the JSC and any of its subcommittees shall also be suspended and ViroPharma shall be the sole participant thereon, and (y) ViroPharma shall have a royalty-free right and license (but not the obligation) under Aventis' rights to perform all such activities no longer being performed by Aventis, and Aventis shall have no right to share in the Net Profits from such VP Products.

          12.4.5 Resumption of Activities. Upon the occurrence of any of the events described in Section 12.4.4(a-c), Aventis shall resume the promotion, Detailing and Distribution of VP Products suspended pursuant to Section 12.4.4 and, if ViroPharma exercised its right and license to perform all activities no longer being performed by Aventis, then, unless ViroPharma has ceased performing commercialization activities, Aventis shall pay ViroPharma an amount equal to ****** percent (******%) of any reasonable amounts by which ViroPharma's costs to perform any activities undertaken by ViroPharma pursuant to Section
                  12.4.4 exceed the amounts budgeted for such activities in the applicable Development Plan and Budget or Commercialization Plan and Budget, and any such payment by Aventis shall not be a Development Expense or Commercialization Expense (the "Buy-in Amount"). Payment of the Buy-in Amount shall be made through Aventis' payment to ViroPharma of a percentage of the amount of Net Profits from sales of VP Product due to Aventis as set forth below, which paid amount shall be credited against the Buy-in Amount, until the complete payment of such Buy-in Amount:


                      Calendar Quarters after    Percentage of Net Profits from
                      the Occurrence of Any of     sales of VP Product due to
                      the Events Described in    Aventis Required to be Paid to
                      Section 12.4.4(a-c)                  ViroPharma
                      -------------------------  ------------------------------
                           ******                            ******%
                           ******                            ******%
                           ******                            ******%
                           ******                            ******%
                           ******                            ******%

________________________________________________________________________________
                                                                        Page 101

     12.5  Aventis Put Option; ViroPharma Call Option.

           12.5.1 If at any time during the term of this Agreement there shall occur a Change of Control of ViroPharma involving an Aventis Competitor, then within forty-five (45) days after the date of such event, Aventis may by written notice delivered to ViroPharma elect to cause a valuation of the Aventis Interest pursuant to Section 12.5.3. If Aventis makes such election, then Aventis shall sell to ViroPharma the Aventis Interest in accordance with Section 12.5.5.

           12.5.2 If at any time during the Term there shall occur a Change of Control of Aventis or Aventis, S.A., involving a Person that:

                   (a) sells a pharmaceutical product that is a direct competitor of VP Product that has achieved a North American market share of at least seven and one-half percent (7.5%) for the Calendar Year immediately preceding the Change of Control based on total prescription sales, as reported in the corresponding IMS ATC II or III category,

                   (b) sells a prescription or OTC pharmaceutical product that is an indirect competitor of VP Product that has achieved a North American market share of at least seven and one-half percent (7.5%) for the Calendar Year immediately preceding the Change of Control based on total sales, as reported in the corresponding IMS ATC II or III category,

                   (c) sells other prescription pharmaceutical products such that VP Product was among the top ten (10) products in the product portfolio of Aventis for the Calendar Year immediately preceding the Change of Control based on total prescription sales, as reported in the corresponding IMS ATC II or III category, and VP Product will not be among the top ten (10) products in the product portfolio of such combined entity by Net Sales for the Calendar Year immediately preceding the Change of Control based on total prescription sales, as reported in the corresponding IMS ATC II or III category, then within forty-five (45) days after the date of such event, ViroPharma may by written notice delivered to Aventis elect to cause a valuation of the Aventis Interest pursuant to Section 12.5.3. If ViroPharma makes such election, then ViroPharma shall purchase from Aventis the Aventis Interest in accordance with Section 12.5.5.

           12.5.3 If Aventis elects to cause a valuation of the Aventis Interest pursuant to Section 12.5.1 or ViroPharma elects to cause a valuation of the Aventis Interest pursuant to Section 2.7.5(b), or 12.5.2, the price (the "Aventis

________________________________________________________________________________
                                                                        Page 102

                   Interest Price") to be paid for the Aventis Interest shall be conclusively determined by two internationally recognized investment banking firms, one of which shall be retained and paid by Aventis and one of which shall be retained and paid by ViroPharma; provided that, if either Party fails to deliver notice to the other Party of its selection of an investment banking firm within twenty (20) days after notice by the other Party that it has selected an investment banking firm (which notice shall identify such firm), the determination shall be rendered by the single investment banking firm so selected (whose fees, in such case, shall be borne equally by the Parties). Aventis and ViroPharma shall promptly notify each other of its respective selections. The investment banking firms selected in accordance with the foregoing procedure shall each determine the fair market value of the Aventis Interest as contained in written reports prepared in accordance with this Section 12.5.3 and shall submit their determinations of such value to Aventis and ViroPharma within thirty (30) days following their selection. Each value of the Aventis Interest Price determined under this Section 12.5.3 for the Aventis Interest shall be an amount that, on the basis of market and other conditions prevailing at such time, could reasonably be expected to be paid therefor by a Third Party in an arm's-length transaction, assuming that the buyer and seller are under no compulsion to buy or sell, it being understood and agreed that all intellectual property rights and other assets licensed, leased or otherwise made available by the Parties and their respective Affiliates hereunder shall only be valued on a going concern basis in terms of such availability and use under this Agreement.

           12.5.4 The Aventis Interest Price shall be the amount equal to the sum of such fair market values for the Aventis Interest determined by the two (2) investment banking firms divided by two (2), except that if there is more than a ten percent (10%) difference between such values, a third investment banking firm (which is a "top-tier" or "bulge-bracket" investment banking firm) selected by the first two investment banking firms (or, if the two investment banking firms are unable to select such a third investment banking firm within twenty (20) days following submission of the two initial valuations, then the two initial investment banking firms within twenty (20) days thereafter each shall submit the names of three investment banking firms (each of which is a "top-tier" or "bulge-bracket" investment banking firm) willing to act as the third investment banking firm hereunder, one of which firms shall be selected by lot by the Parties) shall determine such fair market value by selecting one (but only one) of the two values previously determined by the first two investment banking firms pursuant to this
                   Section 12.5.4. The cost of such third investment banking firm shall be borne one half (50%) by Aventis and one half (50%) by ViroPharma.

           12.5.5 Any purchase and sale of the Aventis Interest pursuant to this Section 12.5 shall be consummated at closing at the principal offices of Aventis on a

________________________________________________________________________________
                                                                        Page 103
                   business day within ninety (90) days following the determination of the Aventis Interest Price on such date as the Parties shall mutually agree; provided that such period shall be extended for such period of time as shall be necessary in order to obtain requisite governmental or regulatory approvals with respect to such transaction. At such closing, ViroPharma shall pay the Aventis Interest Price by wire transfer of immediately available funds.

           12.5.6  Upon the closing of the transactions contemplated by this
                   Section 12.5, the Parties shall take all commercially reasonable steps to transition the performance of Aventis' obligations under this Agreement to ViroPharma and execute such other documents as are necessary to transfer all of the Aventis Interest in order to release Aventis from all obligations under this Agreement effective as of the time of such sale (except as expressly provided herein).

13.  TERM & TERMINATION.

     13.1  Term.

           13.1.1 Initial Term. The initial term of this Agreement will begin on the Effective Date and, unless terminated earlier in accordance with this Article 13, will extend for each VP Product Exclusivity Unit, until the expiration of the applicable VP Product Exclusivity Period, unless renewed pursuant to Section 13.1.2 below.

           13.1.2 Renewal. For each VP Product Exclusivity Unit, the initial term and any subsequent renewal terms of this Agreement shall be extended by consecutive renewal terms of one year each unless:

                   (a) Aventis provides notice to ViroPharma of its intent not to renew the term of this Agreement for such VP Product Exclusivity Unit at least six (6) months before the date of such renewal, or

                   (b) the initial or renewal term of this Agreement is terminated earlier in accordance with this Article 13.

     13.2 Restriction on Termination Right. Notwithstanding anything to the contrary in this Article 13, neither Party may exercise any of the termination rights set forth in this Article 13 if such Party is then in breach of this Agreement, which breach has not been timely cured by such Party, or waived by the other Party in writing.

     13.3 Termination for Failure to Perform Details. If a Party incurs two (2) Lapse Years in any consecutive three (3) Calendar Year period, and the other Party incurs no Lapse Year during this period, then the Party incurring no Lapse Years may, at its discretion, within thirty
           (30) days of confirming the occurrence of such other Party's Lapse Years, terminate this Agreement upon thirty (30) days written notice.

________________________________________________________________________________
                                                                        Page 104

     13.4  Termination for Failure of Supply. If during the Initial Supply
           Period:

           13.4.1 for any six (6) consecutive months the number of units of Finished VP Product delivered in each of such months is less than ****** percent (******%) of the number of units (SKU) in each Firm Order to be delivered in such month, or

           13.4.2 for any ten (10) months in any consecutive twelve (12) months the number of units (SKU) of Finished VP Product delivered in each of such months is less than ****** percent (******%) of the number of units (SKU) in each Firm Order to be delivered in each such month then within thirty (30) days of the occurrence of either of the events described in Section 13.4.1 or 13.4.2, Aventis may terminate this Agreement upon thirty (30) days written notice. The failure to supply VP Product subject to Section 6.2.2 shall not be a material breach of this Agreement other than for the purposes of Section 13.4 and Aventis shall not be entitled to any damages other than those amounts specifically provided for in Section 6.2.2.

     13.5 Termination for Buy-Out. This Agreement shall terminate upon the closing date of:

           13.5.1 ViroPharma's exercise of its option under Section 2.7.5(b), or

           13.5.2 either Party's exercise of its put-call rights under Section 12.5.

     13.6  Aventis Termination Right.

           13.6.1 Lack of Regulatory Approval. If the first Regulatory Approval in the United States of an NDA for a VP Product for the First Indication has not been granted before ******, Aventis may terminate this Agreement by providing written notice of such termination to ViroPharma not later than ******, which termination shall become effective immediately upon ViroPharma's receipt of such notice.

           13.6.2 Sales Based. If in Calendar Year ******, Net Sales of VP Products are not at least ****** U.S. dollars (U.S. $******) then no later than ******, Aventis may terminate this Agreement by providing written notice of such termination to ViroPharma, which termination shall become effective one hundred eighty (180) days after such notice. Thereafter, if Net Sales of VP Product in any Calendar Year set forth below are not at least the corresponding amounts set forth below then at any time in the January immediately following such Calendar Year, Aventis may terminate this Agreement by providing written notice of such termination to ViroPharma, which termination shall become effective one hundred eighty
                   (180) days after such notice:
________________________________________________________________________________

                    Calendar                Net Sales of VP Product Below
                    Year                    Which Termination Right is Triggered
                    ----                    ------------------------------------
                    ******                             U.S. $******
                    ******                             U.S. $******
                    ******                             U.S. $******

           13.6.3 Other. If at any time during this Agreement any of the following events occurs, Aventis may terminate this Agreement at any time during the sixty (60) day period after such event first occurs by providing written notice of such termination to ViroPharma, which termination shall become effective one hundred eighty (180) days after such notice:

                    (a) FDA requires that the labeling for VP Product contain a boxed warning relating to a serious hazard associated with the use of VP Product;

                    (b) Either (i) FDA withdraws Regulatory Approval of an NDA for VP Product, for reasons of safety or efficacy, or
                         (ii) ViroPharma withdraws an NDA for, or either of the Parties ceases the marketing of, a VP Product under the reasonable threat of, or to avoid an, FDA withdrawal of the Regulatory Approval of the applicable NDA, for reasons of safety or efficacy.

     13.7  Consequences of Breach.

           13.7.1 Generally. This Agreement may be terminated effective immediately by written notice by either Party at any time during the term of this Agreement for breach by the other Party of any material representation, warranty, covenant or agreement set forth herein, which breach remains uncured for thirty (30) days in the case of nonpayment of any amount due (unless there exists a bona fide dispute as to whether such payment is owing, in which case the thirty (30) day period shall begin on the resolution of such dispute) and thirty
                    (30) days for all other breaches, as may be extended by the non-breaching Party, each measured from the date written notice of such breach is given to the breaching Party; provided, however, that if such breach is not susceptible of cure within the stated period and the breaching Party uses diligent good faith efforts to cure such breach, the stated period will be extended by an additional thirty (30) days. In the case of an Uncurable ViroPharma Breach, Section 13.7.3(b) shall apply.

           13.7.2 Exception. The failure of a Party to perform PDEs or Details assigned to it shall not be a material breach of this Agreement other than for the purposes of Section 13.2.
________________________________________________________________________________

           13.7.3 Aventis Alternative Right upon ViroPharma Breach. In lieu of exercising the right of termination set forth in Section
                    13.7.1 and seeking damages:

                    (a) Curable ViroPharma Breach. In its sole discretion, Aventis shall have the right (but not the obligation), to the extent possible, to cure any Curable ViroPharma Breach that remains uncured following the cure period(s) set forth in Section 13.7.1. In furtherance of the foregoing, to the broadest extent permitted under the SaSy Agreement without requiring the prior written consent of SaSy, ViroPharma hereby grants to Aventis any and all rights and non-exclusive licenses necessary in order for Aventis to cure such breach or alleged breach. Aventis shall charge the actual amounts reasonably incurred by it in curing such breach to its Development Account or Commercialization Account (the "Cure Amount"), as appropriate, and in addition ViroPharma shall pay Aventis an amount equal to ******, which shall not be charged to either Party's Development Account or Commercialization Account.

                    (b) Uncurable ViroPharma Breach or Multiple Curable ViroPharma Breaches; Expansion of Aventis Rights. In the event of an Uncurable ViroPharma Breach or ****** Curable ViroPharma Breaches in any ****** for each of which Aventis exercises its right pursuant to Section 13.7.3(a), Aventis may elect by written notice to ViroPharma that, to the broadest extent permitted under the SaSy Agreement without requiring the prior written consent of SaSy:

                         (i) ViroPharma grants to Aventis the royalty-free, non-sublicensable, except as set forth in Sections 2.3, 2.4 and 2.5, right and license in the Territory and in the Field to use the ViroPharma Technology to make or have made VP Compounds or VP Products, which right shall be exclusive, except to the extent required to fulfill the intent of Section 13.7.3(b)(ii) or 13.7.3(b)(iii) even as to ViroPharma and its Affiliates. ViroPharma will, at Aventis' request, use its commercially reasonable efforts to obtain any consents necessary for SaSy to effectuate the foregoing, or otherwise cooperate with Aventis in effectuating any of the foregoing.

                         (ii) ViroPharma shall suspend researching, developing, manufacturing or commercializing VP Compounds and VP Products (except with respect to manufacturing as may be required pursuant to the SaSy Agreement).

                         (iii) Aventis shall have the sole right to perform any
                               of the activities performed by either Party
                               pursuant to this
________________________________________________________________________________

                               Agreement with respect to VP Compounds and VP Products under the Agreement (except with respect to manufacturing as may be required pursuant to the SaSy Agreement).

                         (iv) ViroPharma shall, on an agreement-by-agreement basis, either (i) assign to Aventis agreements relating to the supply of VP Compounds or VP Products or (ii) use its best efforts to maintain Aventis' supply of VP Compounds of VP Products, and in each case Aventis shall grant to ViroPharma a license to make or have made VP Compounds or VP Products solely to the extent required to achieve the purposes of this clause
                               (iv).

                         (v) ViroPharma shall, on a Regulatory Approval-by Regulatory Approval basis, and at the direction of and in consultation with Aventis, either (i) assign to Aventis Regulatory Approvals concerning VP Compounds and VP Products as soon as practical and at ViroPharma's expense or (ii) use its best efforts to maintain the effectiveness of such Regulatory Approvals or any successors thereto.

                         (vi) From and after the date Aventis exercises its right pursuant to this Section 13.7.3(b), ViroPharma's rights to receive payments pursuant to Sections 8.1, 8.2, 8.3, 8.4, and 8.5 shall continue, and Aventis shall charge the actual incremental amounts reasonably incurred by it in performing the development and commercialization activities previously allocated to ViroPharma to its Development Account or Commercialization Account (the "Replacement Amount"), as appropriate, and in addition ViroPharma shall pay Aventis an amount equal to the Replacement Amount, which shall not be charged to either Party's Development Account or Commercialization Account. For the sake of clarity, ViroPharma's obligation to pay its portion of Development Expenses and Commercialization Expenses shall continue under this Section 13.7.3(b).

                         (vii) Aventis acknowledges that this Section 13.7.3 in
                               no way grants to Aventis any rights under the SaSy Agreement, and gives Aventis no interest in the Intellectual Work Product, the IWP Patents, the SaSy Patents, or the ViroPharma Technology, except as otherwise expressly set forth in this Agreement.
________________________________________________________________________________

                         (viii) Aventis shall take no action that materially adversely affects the SaSy Agreement, the SaSy Patents, the ViroPharma Technology, the Intellectual Work Product, or the IWP Patents.

                         (ix) During the time that Aventis has expanded its right under this Section 13.7.3, (x) ViroPharma's participation on the JSC and any of its subcommittees shall be suspended and Aventis shall be the sole participant thereon, and (y) Aventis shall have a royalty-free right and license (but not the obligation) under ViroPharma's rights to perform all such activities no longer being performed by ViroPharma.

     13.8 Termination for Insolvency. To the extent permitted by Law, either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of creditors.

     13.9 Termination of the SaSy Agreement. This Agreement shall automatically terminate upon the termination or expiration of the SaSy Agreement for any reason.

     13.10 General Consequences of Termination or Expiration. Upon the expiration or termination of this Agreement for any reason, except as otherwise limited by Laws:

           13.10.1 Survival of Accrued Rights. The rights of either Party against the other accrued or accruing under this Agreement or under Laws before termination, including, without limitation, the obligations to pay any amounts, and the consequences resulting from the termination of the SaSy Agreement shall be unaffected.

          13.10.2 Licenses. The Party which is ceasing selling and promoting VP Product hereby grants to the other Party for the Territory, for the period terminating immediately upon the earlier of (i) such other Party's Distribution of all the VP Product in its possession on the date of expiration or termination of this Agreement or (ii) one (1) year from the date of expiration or termination of this Agreement, a non-exclusive, limited, royalty-free license under the granting Party's rights to its name and logo to the extent the such name and logo is incorporated in any
________________________________________________________________________________

                    Promotional Materials or the labeling for any VP Product solely to the extent reasonably necessary for the other Party to distribute such VP Product and such Promotional Materials in connection with selling and promoting VP Product.

           13.10.3  Return of Confidential Information. Subject to the terms of
                    Article 11, each Party shall destroy and shall not retain any copies of the other Party's Confidential Information, except for one copy to be retained by legal counsel solely for archival purposes.

           13.10.4 Return of Materials. Aventis shall within thirty (30) days of such termination or expiration deliver to ViroPharma all VP Product, Samples, Promotional Materials, communications materials, marketing plans and reports and other materials related to the Promotion of VP Product.

     13.11 Continuing Obligations. Upon termination or expiration of this Agreement for any reason, the provisions of the following Articles and Sections 7.4.1(c), 7.5, 7.6, 8.11, 10.1, 10.4, 11, 13.10, 13.11,
           14.2.13, 14.3.5, 14.4, 15.1, 15.2, 15.4, 15.6, 17.2, 17.6, 17.9,
           17.11shall survive in accordance with their respective terms without limitation; it being further understood and agreed that the rights and obligations of a Party with respect to any breach of this Agreement, including, without limitation, any breach of this Agreement resulting in the termination of the SaSy Agreement, or any termination of the SaSy Agreement due to a Change of Control of ViroPharma, prior to such termination of this Agreement shall survive termination of this Agreement without limitation.

14.  REPRESENTATIONS, WARRANTIES & COVENANTS.

     14.1 Representations, Warranties of Each Party. As of the Effective Date, each of ViroPharma and Aventis hereby represents, warrants, and covenants to the other Party hereto as follows:

           14.1.1 It is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation.

           14.1.2 The execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval or the consent of any Third Party.

           14.1.3 It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

           14.1.4 The execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under: (a) a loan agreement, guaranty, financing agreement, or other agreement or instrument binding or affecting it or its
________________________________________________________________________________
                    property; (b) the provisions of its charter or operative documents or bylaws; or (c) any Laws, order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound.

          14.1.5 As of the Effective Date, there are no actions, suits, proceedings or claims, pending against it or any of its Affiliates, or, to the best of its knowledge, threatened against it or any of its Affiliates, at law or in equity, or before or by any court or Regulatory Authority relating, directly or indirectly, to any of the matters contemplated under this Agreement, or to the research, development, marketing or sale of any of its pharmaceutical products. To the best of its knowledge, there are no investigations, pending or threatened against it or any of its Affiliates, at law or in equity, or before or by any Regulatory Authority relating, directly or indirectly, to the matters contemplated under this Agreement, or to the research, development, marketing or sale of any of its pharmaceutical products, or which would otherwise materially adversely affect its ability to perform its obligations hereunder.

          14.1.6 It shall use commercially reasonable diligence in performing all of the activities under this Agreement.

          14.1.7 It shall at all times comply with all applicable Laws relating to its activities under this Agreement.

          14.1.8 It has the full right, power and authority to grant all of the right, title and interest in the licenses granted to the other Party under this Agreement.

     14.2 ViroPharma Representations, Warranties and Covenants. ViroPharma hereby represents, warrants, covenants and agrees as follows:

          14.2.1 As of the Effective Date hereof, Exhibit 1.81 contains a correct and complete list of all Patents issued or pending in the Territory relating to Pleconaril that are licensed to ViroPharma from SaSy. Exhibit 1.100 contains a correct and complete list of all ViroPharma Patents issued or pending in the Territory. To the best of ViroPharma's knowledge, all of the Patents listed in Exhibits 1.81 and 1.100 issued as of the date hereof are valid and in full force.

          14.2.2 As of the date hereof, to the best of ViroPharma's knowledge, the manufacture, use or sale of (a) VP Compounds or (b)the VP Product formulation for which NDA 21-245 was submitted to the FDA on July 31, 2001 will not infringe any valid, enforceable Third Party Patents. ViroPharma makes no representation or warranty as to any Combination Product, or as to the use of VP Compound or of the VP Product formulation for which NDA 21-245 was submitted to the FDA on July 31, 2001, in combination with other ingredients.
________________________________________________________________________________

          14.2.3 ViroPharma agrees to comply with and observe in all material respects its obligations under the SaSy Agreement.

          14.2.4 ViroPharma agrees not to terminate or amend or otherwise modify or waive any of the terms of the SaSy Agreement in any way adversely affecting Aventis' rights under this Agreement without the prior written consent of Aventis.

          14.2.5 Other than as may be due under the SaSy Agreement, as of the Effective Date, no other Royalties would be payable by ViroPharma to any other Third Party with respect to the sale of any VP Product if sales of VP Products were to take place on the Effective Date.

          14.2.6 The ViroPharma Technology that ViroPharma owns is owned free from any material liens or restrictions, except as otherwise set forth in the SaSy Agreement.

          14.2.7 The SaSy Agreement is in full force and effect in accordance with its terms, and is free and clear of any material liens or restrictions, except for those set forth in the SaSy Agreement, and except where the failure to be free from such liens or restrictions would not materially and adversely affect the ability of ViroPharma to conduct its business as presently conducted or proposed to be conducted hereunder.

          14.2.8 There is no claim or demand of any person or entity pertaining to, or any proceeding which is pending or, to the knowledge of ViroPharma, threatened, that challenges the rights of ViroPharma in respect of any ViroPharma Technology, or that claims that any default exists under any license with respect to ViroPharma Technology to which ViroPharma is a party, except where such claim, demand or proceeding would not materially and adversely affect the ability of ViroPharma to carry out its obligations under this Agreement.

          14.2.9 Other than confidentiality agreements and a letter agreement dated March 1998 in respect of amounts due SaSy under the predecessor agreement to the SaSy Agreement , the SaSy Agreement is the only oral or written contract or agreement between ViroPharma or any of its Affiliates on the one hand, and SaSy or any of its Affiliates on the other hand. ViroPharma is not in default or breach of the SaSy Agreement, nor has it received any notice of any defaults, breaches or violation thereunder. To the best of ViroPharma's knowledge, SaSy is not in default or breach of the SaSy Agreement.

          14.2.10 With respect to each submission to the FDA or other Regulatory Authority regarding a VP Compound or VP Product, neither ViroPharma, nor any officer, employee or agent of ViroPharma has made an untrue statement of a material fact or fraudulent statement to the FDA or other Regulatory
________________________________________________________________________________

                    Authority, or knowingly failed to disclose a material fact required to be disclosed to any Regulatory Authority.

          14.2.11 Each unit of Finished VP Product delivered to Aventis pursuant to this Agreement will:

                    (a) Be manufactured, packaged, tested, stored, and shipped by ViroPharma in conformance with Laws, including, without limitation, with all applicable regulations of the FDA,

                    (b) Meet specifications for such Finished VP Product applicable at the time of receipt of such Finished VP Product by Aventis,

                    (c) Not be adulterated within the meaning of the FD&C Act, and not be an article which may not under the provisions of the FD&C Act be introduced into interstate commerce, at the time of delivery of such Finished VP Product to Aventis,

                    (d) Be free and clear of all liens, security interests and other encumbrances at the time of receipt of such Finished VP Product by Aventis;

          14.2.12 The documents delivered or made available by ViroPharma to Aventis or their attorneys or agents in connection the transactions contemplated hereby do not contain any untrue statement of a material fact nor, to ViroPharma's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made, not misleading. To ViroPharma's knowledge, there are no facts that (individually or in the aggregate) materially adversely affect the transactions contemplated hereby that have not been made available to Aventis or their attorneys or agents in connection herewith.

          14.2.13 Upon termination of the SaSy Agreement as a result of a Change in Control, or as a result of a breach of the SaSy Agreement caused by ViroPharma, ViroPharma hereby covenants and agrees that, for a period of three years following the termination of the SaSy Agreement, it shall not enter into any agreement with SaSy or its Affiliates relating to, and shall not otherwise develop, promote for sale, or sell a VP Product or VP Compound in the Territory, in the Field.

          14.2.14 ViroPharma shall negotiate with Aventis or any of its Affiliates in good faith and on an exclusive basis for ninety (90) days after the Effective Date an agreement regarding the commercialization of VP Compounds and VP Product in Canada.

     14.3 Aventis' Representations, Warranties and Covenants. Aventis hereby represents, warrants, covenants and agrees as follows:
________________________________________________________________________________

          14.3.1 As of the Effective Date hereof, to the best of Aventis' knowledge, there are no Aventis Patents that contain claims or could contain claims that would be infringed by using, selling, offering for sale, making, having made, importing or exporting any VP Compound or the VP Product formulation for which NDA 21-245 was submitted to the FDA on July 31, 2001.

          14.3.2 As of the date on which Aventis selects the Aventis Product, to the best of Aventis' knowledge, the manufacture, use or sale of the Aventis Product does not infringe any patents of Third Parties.

          14.3.3 Aventis shall comply with ViroPharma's reasonable instructions to ensure compliance with ViroPharma's obligations under the SaSy Agreement.

          14.3.4 Neither Aventis nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Person obtaining any interest in, or that would give to any Person any right to assert any claim in or with respect to, any of Aventis' rights under this Agreement.

          14.3.5 Upon termination of the SaSy Agreement (a) as a result of a Change in Control of ViroPharma which occurs after the date on which (i) Aventis, (ii) any entity which controls (within the meaning of Section 1.4) Aventis or (iii) any of its Affiliates that is a sublicensee or assignee of all or substantially all of Aventis' rights or obligations under this Agreement, becomes an Affiliate of SaSy or any of SaSy's Affiliates, or (b) as a result of a breach of the SaSy Agreement caused by Aventis, Aventis hereby covenants and agrees that, for a period of three years following the termination of the SaSy Agreement, neither Aventis nor any of its Affiliates shall enter into any agreement with SaSy or its Affiliates relating to, nor shall Aventis or its Affiliates otherwise develop, make, have made, promote for sale, or sell a VP Product or VP Compound in the Territory, in the Field.

          14.3.6 Aventis shall make commercially reasonable efforts to retain ownership or Control of the right to permit ViroPharma to promote or Detail any Aventis Product.

          14.3.7 The Aventis Technology that Aventis owns is owned free and clear from any material lien or restriction.

          14.3.8 There is no claim or demand of any person or entity pertaining to, or any proceeding which is pending or, to the knowledge of Aventis, threatened, that challenges the rights of Aventis in respect of any Aventis Technology, or that claims that any default exists under any license with respect to Aventis Technology to which Aventis is a party, except where such claim,
________________________________________________________________________________
                    demand or proceeding would not materially and adversely affect the ability of Aventis to carry out its obligations under this Agreement.

          14.3.9 Aventis shall exercise commercially reasonable efforts to assist in causing Aventis S.A. or such other Affiliate, to enter into an agreement with ViroPharma within the ninety
                    (90) day period contemplated by Section 14.2.14 regarding the commercialization of VP Compounds and VP Product in Canada.

     14.4 Disclaimer. THE WARRANTIES OF EACH PARTY IN THIS ARTICLE 14 ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.

15.  INDEMNIFICATION & INSURANCE.

     15.1 Indemnification of Aventis. ViroPharma shall indemnify, defend and hold harmless Aventis, its Affiliates, and each of its and their respective employees, officers, directors and agents (the "Aventis Indemnitees") from and against any and all liability, loss, damages, expense (including reasonable attorneys' fees and expenses) and costs that the Aventis Indemnitee may be required to pay one or more Third Parties not including Aventis Indemnitees, and in the case of Section 15.1.3, half of such costs, resulting from or arising out of:

          15.1.1 any misrepresentation or breach of any representation, warranty, covenant or agreement made by ViroPharma in this Agreement;

          15.1.2 any act or omission of negligence, recklessness or willful misconduct of ViroPharma or any of its Affiliates;

          15.1.3 death or bodily injury resulting from the use of VP Product that is in fact manufactured in accordance with Laws, and with the applicable specifications for such VP Product in effect at the time of manufacture, to the extent not resulting from the events set forth in Section 15.1.1-2;

          15.1.4 the infringement of any Third Party issued patent rights in existence as of the Effective Date in the Territory based on
                  (a) the use of VP Compound, including the use of VP Compound in connection with the sale of a Combination Product, but not to the extent that the claim of infringement alleges use of the VP Compound in connection with any other Compound or product, or (b) the use, Detailing or Distribution of the VP Product formulation for which NDA 21-245 was submitted to the FDA on July 31, 2001, in each case, except to the extent that the activities causing infringement are based on Intellectual Work Product hereunder; and
________________________________________________________________________________

           15.1.5 death or bodily injury resulting from the failure of VP Product to be manufactured in accordance with Laws, and with the applicable specifications for such VP Product in effect at the time of manufacture, except to the extent that Aventis has exercised its rights in respect of manufacturing under Sections 12.4.3(c) or 13.7.3, except, in each case, to the extent caused by any act or omission of negligence, recklessness or willful misconduct of any of the Aventis Indemnitees.

     15.2 Indemnification of ViroPharma. Aventis shall indemnify, defend and hold harmless ViroPharma, its Affiliates, and each of its and their respective employees, officers, directors and agents (the "ViroPharma Indemnitees") from and against any and all liability, loss, damages, expense (including reasonable attorneys' fees and expenses) and costs that the ViroPharma Indemnitee may be required to pay one or more Third Parties not including ViroPharma Indemnitees, and in the case of Section 15.2.3, half of such costs, resulting from or arising out of:

           15.2.1 any misrepresentation or breach of any representation, warranty, covenant or agreement made by Aventis in this Agreement;

           15.2.2 any act or omission of negligence, recklessness or willful misconduct of Aventis or any of its Affiliates;

           15.2.3 death or bodily injury resulting from the use of VP Product that is in fact manufactured in accordance with Laws, and with the applicable specifications for such VP Product in effect at the time of manufacture, to the extent not resulting from the events set forth in Section 15.2.1-2;

           15.2.4 the infringement of any Third party issued patent rights in existence as of the Effective Date in the Territory based on the use, Detailing or Distribution of the Aventis Product; and

           15.2.5 death or bodily injury resulting from the failure of Aventis Product to be manufactured in accordance with Laws, and with the applicable specifications in effect at the time of manufacture,

           15.2.6 with respect to any VP Product manufactured by or on behalf of Aventis during any period during which Aventis has exercised its rights in respect of manufacturing under Sections 12.4.3(c) or 13.7.3, death or bodily injury resulting from the failure of VP Product to be manufactured in accordance with Laws, and with the applicable specifications for such VP Product in effect at the time of manufacture, except to the extent that except, in each case, to the extent caused by any act or omission of negligence, recklessness or willful misconduct of any of the ViroPharma Indemnitees.

________________________________________________________________________________

     15.3  Procedure for Indemnification.

           15.3.1 Notice. Each Party will notify promptly the other if it becomes aware of a Third Party claim (a "Third Party Claim") for which indemnification may be sought hereunder and will give such information with respect there as the other Party shall reasonably request. If any proceeding (including any governmental investigation) is instituted involving any Party regarding which indemnity may be sought pursuant to this
                   Article 15, such Party (the "Indemnified Party") shall not make any admission concerning such claim, but shall promptly notify the other Party (the "Indemnifying Party") in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party to the extent any admission made by the Indemnified Party or any failure by such Party to notify the Indemnifying Party of the claim materially prejudices the defense of such claim.

           15.3.2 Defense of Claim. If the Indemnifying Party elects to defend a Third Party Claim pursuant to Section 15.3.1, it shall give notice to the Indemnified Party within fifteen (15) days after the receipt of the notice from the Indemnified Party of the potential indemnifiable claim which involves (and continues to involve) solely monetary damages; provided, that
                   (a) the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim, subject to the terms, conditions and limitations of this Agreement (the "Litigation Conditions"), and (b) the Indemnifying Party has the ability, whether though its own resources or insurance to satisfy the full amount of any adverse monetary judgment that may result such conditions, the "Litigation Conditions"). Subject to compliance with the Litigation Conditions, the Indemnifying Party shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. All such fees and expenses shall be reimbursed as they are incurred. If the Litigation Conditions are not satisfied within thirty (30) days after notice of the Third Party Claim was provided to the Indemnifying Party, then the Indemnified Party shall have the right to control the defense of such Third Party Claim and the Indemnifying Party shall have the right to participate in such defense at

________________________________________________________________________________
                   the Indemnifying Party's own expense. The Indemnified Party shall not settle any claim for which it is seeking indemnification without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall, if requested by the Indemnifying Party, cooperate in all reasonable respects in the defense of such claim that is being managed and controlled by the Indemnifying Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a Party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     15.4 Right to Counsel. Notwithstanding anything to the contrary contained herein, an Indemnified Party shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnified Party, upon written notice to the Indemnifying Party pursuant to this Section 15.4, in which case the Indemnifying Party shall be relieved of liability under Section 15.1 or 15.2, as applicable, solely for such Third Party Claim.

     15.5 Insurance. Each Party shall obtain and maintain, at its sole cost and expense, during the term of this Agreement, Commercial General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carriers to cover its indemnification obligations under Sections 15.1 or 15.2, as applicable, with limits of not less than (a) in the case of ViroPharma, (i) prior to the Launch Date, six million dollars ($6,000,000) per occurrence and in the aggregate and (ii) from and after the Launch Date, twenty-five million dollars ($25,000,000) per occurrence and fifty million dollars ($50,000,000) in the aggregate and (b) in the case of Aventis, twenty-five million dollars ($25,000,000) per occurrence and fifty million dollars ($50,000,000) in the aggregate. Each Party shall, upon the other Party's reasonable request from time to time, produce evidence that such insurance policies are valid, kept up to date and in full force and effect and are kept in accordance with any local insurance laws or regulations from time to time in force. A Party's liability to the other is in no way limited to the extent of the Party's insurance coverage. In the event of duplicate coverage, the insurance policy of the Party whose fault causes the need for reimbursement under an insurance policy shall be primary and the other Party's secondary. Notwithstanding the foregoing, Aventis may satisfy its obligations under this Section
           15.5 through self-insurance to the same extent.

     15.6 Limitation. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES,

________________________________________________________________________________

          WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, EXCEPT TO THE EXTENT ACTUALLY PAID BY A PARTY PURSUANT TO A THIRD PARTY CLAIM IN ACCORDANCE WITH THIS AGREEMENT.

16.  ARBITRATION.

     16.1 General. If the Parties are unable to resolve any dispute within twenty (20) days of its being referred for resolution in accordance with Section 3.10.4, then, in accordance with Section 3.10.5, either Party may submit the dispute to final and binding confidential arbitration by filing a demand for arbitration with the other Party. Except for actions seeking emergency or preliminary injunctive relief, arbitration shall be the sole and exclusive method for resolving any dispute, controversy or claim arising out of or relating to any dispute that is not resolved pursuant to Section
           3.10.4. If a Party does move for emergency or preliminary injunctive relief, that Party shall also begin arbitration in accordance with this Article 16 so as to permit the prompt resolution of the merits of the dispute in arbitration after a court resolves the petition for emergency or temporary relief. Notwithstanding anything else contained herein to the contrary, the Parties hereto agree that the dispute resolutions set forth herein shall not apply to (a) the disputes listed in Section 3.10.6, (b) any claim by a Party that the other breached any representation, warranty, covenant or agreement contained herein or (c) any claim for indemnification under Article 15.

     16.2 Notice. In no event may a demand for arbitration be filed more than one year after the date the claim, dispute, controversy, or other matter in question first arose, or more than ninety (90) days after the claim, dispute, controversy, or other matter in question was first referred for resolution pursuant to Section 3.10.4. If a demand for arbitration is not timely filed, the claim, dispute, controversy, or other matter in question referenced in the demand shall be deemed released, waived, barred, and unenforceable for all time, and barred as if by statute of limitations. Unless otherwise advised in writing, notice shall be addressed as provided for notices under the Agreement.

     16.3 Procedures for Arbitration. The arbitration shall be conducted in accordance with the following procedures:

           16.3.1  Selection of Arbitrator(s).

                   (a) The Parties shall attempt to agree on a single arbitrator within fifteen (15) days of the demand for arbitration.

                   (b) If the Parties fail to agree on a single arbitrator within the fifteen (15) days set forth in Section 16.3.1(a), then within ten (10) further

________________________________________________________________________________
                        days each Party shall select a single arbitrator, who shall together within ten (10) further days select a third arbitrator.

               The single arbitrator, or the three arbitrators selected in accordance with this Section 16.3.1 shall preside over the arbitration. Before any proceedings hereunder, the Parties shall obtain the agreement of the arbitrator(s) to maintain in confidence the substance and result of arbitration hereunder, and any materials disclosed under arbitration hereunder.

       16.3.2 Location, Language and Timing. Unless otherwise agreed by the Parties within fifteen (15) days of the demand for arbitration, the arbitration shall take place in the English language in Philadelphia, Pennsylvania, within sixty (60) days of when the arbitrator(s) are appointed. The arbitration hearing shall be held on consecutive business days without interruption to the maximum extent practicable.

       16.3.3 Evidence, Exhibits, Depositions and Discovery. Each Party shall provide the other Party with a list of exhibits, witnesses, and expert witnesses, if any, at least thirty (30) days before the arbitration hearing. Either Party may take no more than two (2) depositions in addition to any witness identified by the other Party. Unless otherwise agreed to by the Parties, no other discovery shall be permitted. Charts, graphs, and summaries shall be used to present voluminous data, provided that the underlying data is made available to the opposing Party at least thirty (30) days before the arbitration hearing, and that the preparer of each chart, graph, or summary is available for explanation and live cross-examination in person. Discovery disputes shall be decided by the arbitrator(s). The arbitrator(s) are empowered to issue subpoenas to compel compliance with requirements for pre-hearing exchange of witness lists and documents or deposition discovery, and to enforce the discovery rights and obligations of the Parties.

       16.3.4 Hearing. Unless otherwise agreed to by the Parties, the arbitration shall include the presentation of evidence and examination of witnesses at an oral hearing. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined. Documents shall be self-authenticating, subject to valid objection by the opposing Party. Expert reports, witness biographies, depositions, and affidavits may be utilized, subject to the opposing Party's right to a live cross-examination of the witness in person. The arbitrator(s) shall control the scheduling and conduct of the proceedings.

       16.3.5 Request for Relief. On the last day of the arbitration hearing, each Party shall submit to the arbitrator(s) and to each other a form of award, stating completely and in detail the relief sought in the arbitration, which may

________________________________________________________________________________
               include an award of specific performance or injunctive relief (each a "Form of Award").

16.4   Arbitrator's Decision.

       16.4.1 The arbitrator(s) shall make their decision promptly and, unless otherwise mutually agreed to by the Parties in writing, no later than ten (10) days from the date of closing of the hearings or if oral hearings have been waived, from the date of transmitting the final statements and proofs to the arbitrator(s). The arbitrator's discretion to make their decision is limited to entering, without modification, the Form of Award submitted by one or the other Party. The award rendered by the arbitrator(s) shall be final, shall not constitute a basis for collateral estoppel as to any issue, and shall not be subject to vacation or modification except as provided under the Federal Arbitration Act. Judgment may be entered upon the award in a United States District Court of competent jurisdiction.

       16.4.2 Notwithstanding any other provision in this Agreement, if the Parties submit to arbitration any disputes concerning whether or not to incur any additional expenses for Additional Indications in excess of ****** dollars ($******) for the first Additional Indication, ****** dollars ($******) for the second Additional Indication (i.e., ****** dollars ($******) for both Additional Indications), the arbitrator(s) shall base his/her decision as to whether to spend such additional monies on whether any VP Product for such Additional Indications is commercially viable for both Parties, in accordance with each Party's own objective criteria for commercial viability, and not considering the commercial viability relative to other of the Party's products. In addition, in determining commercial viability, the arbitrator shall consider the probability of obtaining Regulatory Approval for such Additional Indication, and the anticipated date of obtaining Regulatory Approval, in light of the VP Exclusivity Period. Notwithstanding the foregoing in this Section 16.4.2, the arbitrator may not require the Parties to spend more than ****** dollars ($******) for a single Additional Indication and ****** dollars ($******) for both Additional Indications.

16.5   Costs.

       16.5.1 Generally. The Parties shall share equally the arbitrator(s) fees for the arbitration. Each Party shall be responsible for all costs and expenses such Party incurs in connection with arbitration.

       16.5.2 Exception for Bad Faith. Notwithstanding the foregoing, if the arbitrator(s) determine that one of the Parties did not proceed in good faith with respect to the matters submitted for arbitration, that Party shall bear fully both Party's expenses of arbitration.

________________________________________________________________________________

     16.6 Governing Law of Arbitration. This arbitration provision shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the Federal Arbitration Act. Enforcement shall be sought only in a United States District Court of competent jurisdiction.

     16.7 Consolidation. No arbitration shall include, by consolidation, joinder, or in any other manner, any additional person not a Party to this Agreement, except by written consent of both Parties containing a specific reference to this Agreement. No counterclaims may be brought in the arbitration, unless those claims were the subject of the Parties' dispute resolution procedure set forth in Sections 3.10.

     16.8 Confidentiality. The substance and result of arbitration hereunder, and any materials disclosed in arbitration hereunder, shall be deemed Confidential Information within the meaning of Section 1.24.

17.  MISCELLANEOUS.

     17.1 Relationship of the Parties. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party's employees or for any employee benefits of such employee. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party's approval. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.

     17.2  No Solicitation. During the Term of this Agreement and for the two
           (2) years thereafter, a Party may not actively solicit an employee of the other Party to leave the employment of the other Party and accept employment with the first Party. Active solicitation shall not be deemed to include general advertisement not directed specifically to any employee or class of employees of the other Party.

     17.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

     17.4 Force Majeure. The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided ("Force Majeure"), including, but not limited to, fire, accident, labor difficulty, strike, riot, civil commotion, act of God, shall not excuse such Party from the performance of

________________________________________________________________________________
           its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of Force Majeure. The Party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other Party hereto (the "Notified Party") of the occurrence and particulars of such Force Majeure and shall provide the Notified Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The Party so affected shall use reasonable efforts to avoid or remove such causes of nonperformance, provided, however, that a Party shall not be required to settle any labor dispute or disturbance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence. Neither Party shall be liable to a Notified Party for any direct, indirect, consequential, incidental, special, punitive, exemplary or other damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of Force Majeure.

     17.5 Specific Performance. Each of the Parties acknowledges and agrees that the other Party will be damaged irreparably if any of the provisions of Sections 2.6, 2.7, 6.2.6, 10.1, 10.2, the first sentence of Section 10.5, Article 11, and 12 of this Agreement are not performed in all material respects or otherwise are breached. Accordingly and notwithstanding anything herein to the contrary, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Sections 2.6, 2.7, 6.2.6, 10.1, 10.2, the first sentence of Section 10.5, Article 11, and 12of this Agreement and to enforce specifically such provisions of this Agreement and the terms and provisions thereof in any action instituted in any court or tribunal having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

     17.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, without regard to the conflict of law principles of Pennsylvania or any other jurisdictions. Each Party hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to or arising out of this Agreement, or any of the transactions contemplated hereby, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof, and agrees that any such action or proceeding shall be brought only in such courts.

     17.7 Assignment. Neither Party may assign or transfer this Agreement or any righs or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party's consent to Affiliates, however, and such assignment to an Affiliate shall not relieve such Party of its obligations under this Agreement to the extent not performed by such Affiliate, or to a successor to all or substantially all of the related business assets of such Party relating to this Agreement, whether by way of a merger, sale of

________________________________________________________________________________
           stock, sale of assets or other similar transaction. Notwithstanding the foregoing, in no event shall either Party have the right or power to assign this Agreement or any rights or obligations hereunder to any Person that is not domiciled in the United States.

     17.8 Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or by mail (first class, postage prepaid) to the Parties at the following addresses or facsimile numbers:

           If to ViroPharma:  ViroPharma Incorporated
                              405 Eagleview Boulevard
                              Exton, PA 19341
                              Facsimile No.: 610-458-7380
                              Attention: Vice President, Commercial Operations

                         with a copy to: Vice President and General Counsel

           If to Aventis:     Aventis Pharmaceuticals Inc.
                              Route 202-206
                              P.O. Box 6800
                              Bridgewater, NJ 08807, U.S.A.
                              Facsimile: 1-908-231-4480
                              Attention: Vice President, Legal Department


           or to such other address as the addressee shall have last furnished in writing to the addressor in accord with this provision.

     17.9  Severability.

           17.9.1 If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future Law, and if the rights or obligations of either Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

________________________________________________________________________________

            17.9.2 If any right or obligation of either Party under this Agreement contravenes any provision of the SaSy Agreement (a "Conflicting Obligation"), the Parties shall consult and agree in good faith to amend this Agreement in a commercially reasonable manner so that such right or obligation no longer contravenes the SaSy Agreement. Neither Party shall seek damages resulting from the breach of a Conflicting Obligation other than, (a) damages which were incurred before the date on which one Party has given notice to the other Party that such Conflicting Obligation conflicts with the SaSy Agreement, or (b) thereafter, damages which such other Party could not reasonably have avoided.

     17.10 Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

     17.11 Waiver and Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party or Parties waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     17.12 Entire Agreement. This Agreement and the Stock Purchase Agreement between the Parties dated the date hereof constitute the entire agreement between the Parties hereto with respect to the within subject matter and supersede all previous agreements, whether written or oral, except that the Standstill Agreement shall remain in full force and effect, except as expressly provided in Section 12.2.

     17.13 Amendment. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of ViroPharma and Aventis.

     17.14 No Implied License. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right in either Party to or in respect of any product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other Party except as expressly set forth herein.

     17.15 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, except for the Aventis Indemnitees and the ViroPharma Indemnitees to the extent expressly provided in Article 15, including, without limitation, any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or

________________________________________________________________________________
            shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

     17.16  Wording. Unless the context of this Agreement otherwise requires,
            (a) words of either gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," and derivative or similar words refer to this entire Agreement; and (d) the terms "Article" and "Section" refer to the specified Article and Section of this Agreement. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.

     17.17 Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party that drafted such terms and provisions.

     17.18 Debarment. Each Party agrees that it will not use, in any capacity, in connection with any of its obligations to be performed under this Agreement any individual who has been debarred under the FD&C Act or the Generic Drug Enforcement Act.

     17.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, ViroPharma and Aventis, by their duly authorized officers, have executed this Agreement as of the date first written above.


VIROPHARMA INCORPORATED                       AVENTIS PHARMACEUTICALS, INC.


By: /s/ Michel de Rosen                       By: /s/ Jerry Belle
    -------------------                           ---------------
   Michel de Rosen                                Jerry Belle
   President and Chief Executive Officer          President and Chief Executive
                                                  Officer

________________________________________________________________________________

                                  Exhibit 1.9
                                 Aventis Logo

________________________________________________________________________________

                                 Exhibit 1.12
                             Aventis Trade Policy



                            AVENTIS PHARMACEUTICALS



                                TRADE POLICIES
                         Policy Effective July 1, 2000

________________________________________________________________________________

                           TRADE POLICIES - AVENTIS












________________________________________________________________________________

Trade Sales Policy
We will sell direct to franchised warehousing customers who meet the provisions listed within our Franchised Trade Agreement, including the key criteria listed below:

 . Have the capability to place orders electronically

 . Meet minimum order requirements

 . Meet credit requirements

We will also sell to those tax-supported entities who are precluded by law/policy/procedure from purchasing from any source other than the original manufacturer (i.e., city/county/state hospitals, prisons, universities, health centers, etc.) and hospitals with specific purchasing needs.

For products that have special distribution requirements, Aventis maintains the right to establish separate criteria for direct status.

Terms
-----
2%   30 days, date of invoice
NET  31 days, date of invoice

EFT Terms:

2%   34 days, date of invoice
NET  35 days, date of invoice

Pricing
-------
All direct prices will be at NET LIST PRICE, as listed in our current price list. We will also include our MANUFACTURER'S SUGGESTED PRICE in our sales catalog.



Minimum Order Requirements
--------------------------
The minimum order acceptable for shipment is $10,000 NET. Products must be ordered in unit packs as listed on our current price list. All orders not meeting the dollar minimum and/or not meeting the unit pack multiples will not be processed. The only exceptions to this policy will be initial orders for new product introductions and products with special distribution needs (i.e., refrigerated products, etc.).

Drop Shipment Policy
--------------------
Orders that meet minimum order requirements of $10,000 NET can be drop-shipped to approved accounts.

________________________________________________________________________________

Return Goods Policy and Procedures
----------------------------------
Aventis will provide credit for all product returns that meet the following criteria:

Returns Criteria

Returnable Products:
--------------------
 . Product returned within 6 months of expiration
 . Product returned that is no more than 12 months past expiration
 . Product returned in the original container
 . Product returns valued at more than $25,000 require preauthorization . Partials except for liquids, lotions, ampules, syringes or gels

Damaged or shortage claims must be filed within 15 days of customer's receipts of product.

Non- returnable Products:
------------------------
 . Products returned more than 1 full year past expiration date
 . Products damaged by fire and/or water
 . Repackaged products
 . Professional samples
 . Distressed merchandise obtained through a bankruptcy or sacrifice sale, a going-out-of-business sale, or other merchandise considered under the classification of "distressed merchandise"
 . Merchandise obtained illegally or via diverted means; this includes products being imported from countries outside the United States
 . Partial liquids, lotions, ampules, syringes or gels

Controlled Substances
---------------------
Controlled substances should be packaged separately from other returns.

Miscellaneous
-------------
Customers should return product to the Aventis designated third-party return goods processor. Call the Aventis Customer Service Department with any questions.

 . Freight should be prepaid by customer
 . Reimbursement
  .  Direct customers will be reimbursed via credit memo
  .  Direct customers will receive credit through their wholesaler
  . Non-direct accounts that return product directly to the Aventis designated third-party return goods processor will be reimbursed via check
  . All returns will be credited at current NET LIST PRICE unless purchased at a contract price, with credit being given at the contract price
  .  Qualified partials will be credited for the exact count returned

________________________________________________________________________________

Aventis reserves the right, prior to credit or refund, to verify the original purchase documents as proof that the product being returned has been through the normal distribution channels of Aventis and to determine purchase price. Aventis also reserves the right to destroy ineligible items with no credits.

Freight Charges
---------------
Postage or shipping charges will be prepaid and FOB destination on all orders where routing is done by Aventis. If special routing is requested by the direct account, the entire freight and handling charge will be billed to the customer. All drop shipments will be prepaid.

Natural Disaster Policy -
-------------------------
Retail Outlets
--------------
Aventis will support a natural disaster policy for retail outlets. The criteria is as follows:

 . Aventis will expedite a disaster protection pack in the event of natural disaster (fire, flood, hurricane, tornado, etc.)
 . Aventis will replace the loss on a unit-per-unit basis
 . Documentation of disaster must be obtained prior to shipment (newspaper clipping, fire inspection report or similar documentation)
 . Aventis will only cover noninsured products

This policy does not apply to warehouses.

New Warehouse Dating Policy
---------------------------
Aventis will provide our direct customers 30 additional days' dating (maximum 2% 60days, date of invoice, NET 61) on their initial order when opening a new distribution facility.

 . Policy does not provide for expansion or consolidation of existing facilities
 . Policy does not provide for new business shipped through existing facilities
 . Authorization must be obtained through Aventis

Exception
---------
Aventis reserves the right to make exceptions to this policy due to business needs.


________________________________________________________________________________

                                 Exhibit 1.61
           Sample Calculation of Net Sales of a Combination Product

Background:
----------

Jurgenex(TM) is a combination product containing 20 mg of Compound V (a VP Compound) and 25 mg of Compound A (a non-VP Compound). In Calendar Year 0, Net Sales of Jurgenex were $100,000,000.

Compound V is sold in three different formulations which were sold at the following volumes and prices in Calendar Year 0:

                   Mg Compound V       Number of Retail
Formulation        per Retail Unit     Units Sold         Price per Retail Unit
-----------        ---------------     ----------------   ---------------------
Formulation A      100 mg              50,000             $125
                   100 mg              55,000             $115
                   100 mg              70,000             $112

Formulation B      80 mg               45,000             $110
                   80 mg               48,000             $108

Formulation C      65 mg               10,000             $180

Compound A is sold in a single formulation containing 150 mg per retail unit, which sold for $60 per retail unit in a volume of 100,000 retail units in Calendar Year 0.

For purposes of this example, the price per retail unit will be assumed to be the gross invoiced sales price to Third Parties other than contractors of a Party, less the deductions described in Sections 1.61.1-6.

Calculation:
-----------

Compound V: The weighted average price per mg of Compound V in product containing Compound V only is:

     ((($125/100mg) x 50,000 units) + (($115/100mg) x 55,000 units) +
     (($112/100mg) x 70,000 units) + (($110/80mg) x 45,000 units) + (($108/80mg)
     x 48,000 units) + (($180/65mg) x 10,000 units)) / (50,000 units + 55,000 units + 70,000 units + 45,000 units + 48,000 units + 10,000 units) =
     $1.29/mg.

Compound A: The weighted (and unweighted) average price per mg of Compound A in product containing Compound A only is: ((($60/150mg) x 100,000 units)) / 100,000 units = $0.40/mg.

Net Sales of Compound V in Jurgenex(TM): The Net Sales of Compound V in Jurgenex(TM) is the Net Sales of Jurgenex(TM) multiplied by AX/(AX +BY), where A is the weighted average price per
________________________________________________________________________________
mg of Compound V, X is the number of mg of Compound V in Jurgenex(TM), B is the weighted average price per mg of Compound A, and Y is the number of mg of Compound a in Jurgenex(TM), or:

     $100,000,000 x ($1.29/mg x 20mg) / (($1.29/mg x 20mg) + ($0.40/mg x 25mg))
     = $72,067,039.11.

________________________________________________________________________________

                                 Exhibit 1.81
                                 SaSy Patents


                    PATENT        FILING        GRANT
COUNTRY             (Application) DATE          DATE          STATUS
---------------------------------------------------------------------------

U.S.                5,175,177     07/17/91      12/29/92      in force
U.S.                5,643,929     05/19/95      07/01/97      in force
U.S.                5,175,178     06/04/90      12/29/92      in force
U.S.                5,567,719     06/07/95      10/22/96      in force
U.S.                5,650,419     08/30/96      07/22/97      in force
U.S.                5,821,257     03/31/98      10/13/98      in force
U.S.                4,857,539     06/16/87      08/15/89      in force
U.S.                5,110,821     06/07/90      05/05/92      in force
U.S.                5,514,679     05/13/94      05/07/96      in force
U.S.                5,464,848*    10/01/93      11/07/95      in force
U.S.                5,453,433*    05/13/94      09/26/95      in force

     *  Patents for which SaSy has primary responsibility.

________________________________________________________________________________

                                 Exhibit 1.94
                                  Trademarks

Mark            Country          Trademark No.        Filing Date    Registration      Status
                                 (Application No.)                   Date
------------------------------------------------------------------------------------------------------
NUVIX           U.S.A.           (75/597,640)         12/02/98       N/A               Pending
----------------------------------------------------------------------------------------------------
PICOVIR         U.S.A.           (75/597,699)         12/02/98       N/A               Pending
----------------------------------------------------------------------------------------------------
VIRNAX          U.S.A.           (75/597,698)         12/02/98       N/A               Pending
----------------------------------------------------------------------------------------------------

________________________________________________________________________________

                                 Exhibit 1.99
                                ViroPharma Logo

                                    [LOGO]










________________________________________________________________________________

                                 Exhibit 1.100
                              ViroPharma Patents



           PATENT                  FILING     GRANT
COUNTRY    APPLICATION             DATE       DATE       STATUS
--------------------------------------------------------------------
******     ******                  ******     ******     ******

******     ******                  ******     ******     ******

******     ******                  ******     ******     ******

--------------------------------------------------------------------

     ******

________________________________________________________________________________

                                 Exhibit 4.4.1
                      Initial Development Plan and Budget


                                  Picovir(TM)

                               Development Plan

                               Exhibit 6.4.7(a)
                           Initial Product Suppliers

1.   API Manufacturers

F.I.S. (Fabbrica Italiano Sintetici)
Viale Milano
36041 Alpe di Montecchio Maggiore
Vincenza, Italy

PCAS (Produits Chemiques Auxilliares et de Synthese)
19 Route de Meulan
78520 Limay, France

2.   Micronizer

Micron Technologies, Inc.
435 Creamery Way
Exton, PA  19341
USA

3.   Finished Product Manufacturer

Patheon, Incorporated
2100 Syntex Court
Mississauga, Ontario LSN 7K9
Canada

________________________________________________________________________________

                                  Exhibit 8.2
           STOCK PURCHASE AGREEMENT--Form of Agreement to be Signed

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of September 9, 2001, by and between ViroPharma Incorporated ("ViroPharma"), a Delaware corporation with its principal place of business at 405 Eagleview Boulevard, Exton, PA 19341, and Aventis Pharma Inc., a Canadian corporation with its principal place of business at 2150 Saint Elzear Boulevard West, Laval, Quebec, Canada, H7L 4A8 ("Aventis").

                                   RECITALS
                                   --------

     WHEREAS, ViroPharma and an Affiliate of Aventis have entered into that certain Copromotion and Codevelopment Agreement dated September 9, 2001 (the "Copromotion and Codevelopment Agreement"); and

     WHEREAS, in connection with the execution of the Copromotion and Codevelopment Agreement, ViroPharma desires to sell to Aventis and Aventis desires to purchase from ViroPharma shares of common stock of ViroPharma on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Definitions.  The capitalized terms used herein shall have the meanings
     -----------
ascribed to them below, provided that capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Copromotion and Codevelopment Agreement:

     1.1  "Affiliate" means any person or entity that directly or indirectly
           ---------
controls or is controlled by or is under common control with ViroPharma or Aventis, as the case may be, but only for so long as said control shall continue. As used herein the term "control" means the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity (or, in either case, such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction). Such other relationship as in fact gives such individual or entity the power or ability to control the management, business and affairs of an entity shall also be deemed to constitute control.

     1.2  "Closing" has the meaning ascribed to it in Section 3.1 hereof.
           -------

     1.3  "Closing Date" means the day on which the transaction that is the
           ------------
subject of such Closing is consummated.

     1.4  "Common Stock" means the common stock of ViroPharma, par value $0.002
           ------------
per share.

________________________________________________________________________________

     1.5   "Deemed Market Price" has the meaning ascribed to it in Section 2
            -------------------
hereof.

     1.6   "Exchange Act" means the Securities Exchange Act of 1934, as amended,
            ------------
together with the rules and regulations promulgated thereunder.

     1.7   "Excluded Registration Statements" means (a) Registration Statements
            --------------------------------
on Form S-8 (or any successor or similar form) relating to employee benefit plans, (b) Registration Statements on Form S-4 (or any successor or similar form) relating to corporate reorganizations or other transactions under Rule 145 of the Securities Act, or (c) Registration Statements covering shares of ViroPharma's capital stock issued pursuant to that certain Investment Agreement (the "Perseus Shares") dated May 5, 1999 between ViroPharma and PSV, LP (previously known as Perseus-Soros BioPharmaceutical Fund, LP) (the "Perseus Agreement"), and any Common Stock issued upon conversion of the Perseus Shares or upon exercise of warrants issued pursuant to the Perseus Agreement.

     1.8   "GAAP" means generally accepted accounting principles in the United
            ----
States.

     1.9   "Holder" means each person owning of record Registrable Securities
            ------
that have not been sold to the public.

     1.10  "Intellectual Property" means trademarks, trade names, trade dress,
            ---------------------
service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights.

     1.11  "Intellectual Property License" means any license, permit,
            -----------------------------
authorization, approval, contract or consent granted, issued by or with any Person relating to the use of Intellectual Property.

     1.12  "Knowledge" means the knowledge of such party, assuming that such
            ---------
party engaged in reasonable inquiry or investigation with respect to the relative subject matter.

     1.13  "Material Adverse Effect" on or with respect to an entity (or group
            -----------------------
of entities taken as a whole) means any state of facts, event, change or effect that has had, or that might be reasonably expected to have, a material adverse effect on the business, properties, results of operations or financial condition of such entity (or of such group of entities taken as a whole).

     1.14  "Nasdaq" means the Nasdaq Stock Market, Inc.
            ------

     1.15  "Party" means a party to this Agreement.
            -----

     1.16  "Purchase Price" has the meaning ascribed to it in Section 2.1.
            --------------

     1.17  "Person" means any individual, firm, corporation, partnership,
            ------
limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company,

________________________________________________________________________________
government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     1.18  "Register," "Registered," and "Registration" refer to a registration
            --------    ----------        ------------
effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

     1.19  "Registrable Securities" means (a) the Shares; and (b) any shares of
            ----------------------
Common Stock of ViroPharma or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares by way of stock dividend, stock split or in connection with a combination of shares, recapitalization or other reorganization or otherwise. Notwithstanding the foregoing, as to any particular Shares or other securities described above, once issued they shall cease to be Registrable Securities when (x) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (y) they shall have been distributed pursuant to Rule 144 (or any successor provision) under the Securities Act, or (z) they shall have been otherwise transferred in a private transaction in which the rights under this
Section 7 hereof have not been assigned.

     1.20  "Registration Expenses" means all expenses incurred by ViroPharma in
            ---------------------
complying with Section 7.1 hereof, including, without limitation, registration and filing fees, printing and reproduction expenses, fees and disbursement of counsel for ViroPharma, blue sky fees and expenses, messenger and delivery expenses, the expenses of any special audits or "comfort letters" incident to or required by any such registration and any fees and disbursements of underwriters customarily paid by issuers or seller of securities, but excluding Selling Expenses.

     1.21  "Registration Statement" means a Registration Statement filed
            ----------------------
pursuant to the Securities Act.

     1.22  "Rights Agreement" means that certain Rights Agreement dated
            ----------------
September 10, 1998 between ViroPharma and StockTrans, Inc.

     1.23  "SEC Documents" means ViroPharma's Form S-3 filed with the SEC on
            -------------
July 3, 2001, its Annual Report on Form 10-K for the year ended December 31, 2000, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and March 31, 2001, and its Proxy Statement for its Annual Meeting of Stockholders held on June 11, 2001, each as filed with the SEC, but shall not include any portion of any document which is not deemed to be filed under applicable SEC rules and regulations.

     1.24  "SEC" means the U.S. Securities and Exchange Commission.
            ---

     1.25  "Securities Act" means the Securities Act of 1933, as amended,
            --------------
together with the rules and regulations promulgated thereunder.

________________________________________________________________________________

     1.26  "Selling Expenses" shall mean all underwriting discounts and selling
            ----------------
commissions applicable to the sale, and all fees and expenses of counsel exclusively for Aventis, if any.

     1.27  "Shares" means the shares of Common Stock to be acquired by Aventis
            ------
hereunder.

     1.28  "Transaction Documents" means this Agreement, the Copromotion and
            ---------------------
Codevelopment Agreement, and any other agreement or instrument executed by ViroPharma in connection with the foregoing.

     1.29  "Triggering Event" means Regulatory Approval of an NDA in the United
            ----------------
States for a VP Product for the First Indication.

     1.30  "Voting Stock" means securities of any class or series of a
            ------------
corporation or association the holders of which are ordinarily, in the absence of contingencies, entitled to vote generally in matters put before the shareholders or members of such corporation or association, or securities convertible or exchangeable into or exercisable for any such securities.

2.   Purchase and Sale.
     -----------------

     2.1 Subject to Section 2.2 below, at the Closing, ViroPharma will sell to Aventis and Aventis will purchase from ViroPharma, for the aggregate consideration of $20,000,000, as may be adjusted in Section 2.2 below (the "Purchase Price"), a number of shares of Common Stock equal to the quotient of $20,000,000 divided by the Deemed Market Price. For the purposes of this Section 2, the "Deemed Market Price" shall be equal to the average of the closing sales prices of ViroPharma's Common Stock, as reported by Nasdaq, for those days on which ViroPharma's Common Stock was traded during the twenty (20) trading days ending on the trading day immediately preceding the date of the Triggering Event; provided, however, that if ViroPharma takes the steps contemplated under
Section 9.1(c)(iii), then the Deemed Market Price shall be equal to the average of the closing sales prices of ViroPharma's Common Stock as reported by Nasdaq for those days on which ViroPharma's Common Stock was traded during the twenty
(20) trading days immediately following the date that ViroPharma again becomes listed for trading as contemplated by Section 9.1(c)(iii).

     2.2 (a) Notwithstanding the foregoing, the number of shares purchasable hereunder shall not be in excess of nineteen and nine tenths percent (19.9%) of the number of shares of Common Stock issued and outstanding on the date hereof, which number shall be subject to appropriate and equitable adjustment for any stock split, stock dividend or reclassification of the Common Stock or similar event (the "Maximum Number of Shares"). Only shares of Common Stock acquired pursuant to this Agreement will be included in determining whether the limitation contained herein would be exceeded for purposes of this Section.

           (b)  In the event the number of shares to be acquired pursuant to
Section 2.1 would exceed the Maximum Number of Shares, then notwithstanding anything to the contrary in

________________________________________________________________________________

Section 2.1, at the Closing ViroPharma will sell to Aventis and Aventis will purchase from ViroPharma the Maximum Number of Shares for an aggregate consideration equal to the product of the Maximum Number of Shares times the Deemed Market Price.

3.   Closing.
     -------

     3.1   Closing. The completion of the sale and purchase of the Shares (the
           -------
"Closing") shall be held within five (5) business days after the satisfaction of the closing conditions set forth in Article 6, or on such other date as the parties shall mutually agree.

     3.2  Delivery.  At the Closing, subject to the terms and conditions hereof,
          --------
Aventis shall deliver to ViroPharma the Purchase Price by wire transfer to an account designated in writing by ViroPharma no less than two (2) business days prior to the Closing, and ViroPharma will deliver to Aventis a stock certificate, in the name of Aventis, representing the Shares purchased at the Closing, dated as of the Closing Date, against payment of such Purchase Price.

     3.3  Location.  The Closing shall occur at the offices ViroPharma, unless
          --------
otherwise agreed to by the Parties.

4.   Representations and Warranties of ViroPharma. ViroPharma hereby represents
     --------------------------------------------
and warrants to Aventis as of the date hereof and as of the Closing Date (except as set forth below), as follows:

     4.1  Capitalization.    As of August 31, 2001, the authorized capital stock
          ---------------
of ViroPharma consisted of (a) 100,000,000 shares of Common Stock, of which (i) 18,699,695 shares were issued and outstanding, (ii) up to 690,000 shares have been reserved for issuance upon exercise of outstanding common stock warrants,
(iii) 3,750,000 shares have been reserved for issuance under ViroPharma's Stock Option and Restricted Share Plan, (iv) 300,000 shares have been reserved for issuance under ViroPharma's Employee Stock Purchase Plan, and (v) 1,649,107 shares have been reserved for issuance upon exercise of outstanding six percent (6%) convertible subordinated notes; and (b) 5,000,000 shares of preferred stock, none of which is outstanding and 200,000 shares of which have been designated the Series A Junior Participating Preferred Shares, par vale $.01 per share, and have been reserved for issuance pursuant to the Rights Agreement. All issued and outstanding shares of ViroPharma's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of August 31, 2001, except as referred to in Exhibit 4.1 attached hereto, there are no preemptive or similar rights on the part of any holder of any class or securities of ViroPharma. As of August 31, 2001, except as set forth in the SEC Documents, as set forth on Exhibit 4.1 attached hereto or as described or referred to above, there are no securities convertible into or exchangeable for, or options, warrants, calls subscriptions, rights, contracts or understandings of any kind to which ViroPharma is a party or by which it is bound obligating ViroPharma to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock. As of August 31, 2001, except for the repurchase of shares owned by employees upon termination of employment, there are no outstanding agreement of ViroPharma to repurchase, redeem or otherwise acquire any shares of its capital stock. As of August 31, 2001, ViroPharma does not have any subsidiaries or any equity interest with a value of $250,000 or more in any corporation or entity.

________________________________________________________________________________

     4.2   Litigation.  There is no action, suit, proceeding nor, to its
           ----------
Knowledge, any investigation, pending or currently threatened against ViroPharma that questions the validity of this Agreement or the issuance of the Common Stock contemplated hereby, nor to its Knowledge, is there any basis therefor. As of August 31, 2001, there is no other action, suit, or proceeding pending or, to the Knowledge of ViroPharma, currently threatened against ViroPharma that might, individually or in the aggregate, result in Material Adverse Effect. As of August 31, 2001, ViroPharma is not subject to any consents, orders, decrees or judgments of any governmental entity that, individually or in the aggregate, may have a Material Adverse Effect.

     4.3   Organization and Good Standing. ViroPharma is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. ViroPharma is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

     4.4   Authorization.  All corporate action on the part of ViroPharma, its
           -------------
officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents have been taken. ViroPharma has the requisite corporate power to enter into the Transaction Documents and to carry out and perform its obligations thereunder. The Transaction Documents have been duly authorized, executed and delivered by ViroPharma and, upon due execution and delivery by Aventis, each Transaction Document will be a valid and binding agreement of ViroPharma, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

     4.5   No Conflict With Other Instruments.  The execution, delivery and
           ----------------------------------
performance of the Transaction Documents will not result in any violation of, be in conflict with, cause any acceleration or any increased payments under, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of ViroPharma's Amended and Restated Certificate of Incorporation or Bylaws as in effect on the date hereof or at the Closing; (b) any provision of any judgment, decree or order to which ViroPharma is a party or by which it is bound, or (c) any note, mortgage, material contract or agreement, or any license, waiver, exemption, order or permit.

     4.6   Disclosure Documents.
           --------------------

           (a) ViroPharma's SEC Documents: (i) complied in all material respects with the applicable requirements of the Securities Act or Exchange Act, as applicable, as such requirements were in effect on the date that such SEC Document was filed with the SEC, and (ii) when filed with the SEC, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

________________________________________________________________________________

           (b) The audited financial statements of ViroPharma included in ViroPharma's SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of ViroPharma,
(ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of ViroPharma as of the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited financial statements included in the SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such unaudited financial statements (i) were prepared from the books and records of ViroPharma, (ii) were prepared in accordance with GAAP, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of ViroPharma as of the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto

     4.7   Absence of Certain Events and Changes.  During the period commencing
           -------------------------------------
on December 31, 2000 and continuing through August 31, 2001, ViroPharma has conducted its business in the ordinary course consistent with past practice and there has not been any event, change or development which, individually or in the aggregate, would have a Material Adverse Effect, taken as a whole.

      4.8  Compliance with Applicable Law.  As of August 31, 2001, ViroPharma is
           ------------------------------
in compliance in all material respects with all material statutes, laws, regulations, rules, judgments, orders and decrees of all governmental entities applicable to it that relate to its business, and ViroPharma has not received any notice alleging noncompliance except, with reference to all the foregoing, where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect taken as a whole.

      4.9  Valid Issuance Of Shares.  When issued, sold and delivered in
           ------------------------
accordance with the terms hereof for the consideration expressed herein, the Shares will be duly and validly authorized and issued, fully paid and nonassessable and, based in part upon the representations of Aventis in Section
6.3 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.

     4.10  Governmental Consents.  No consent, approval, order or authorization
           ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of ViroPharma is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

     4.11  No Brokers.  Other than Lazard Freres & Co. LLC which will be the
           ----------
sole obligation of ViroPharma, no broker, finder or investment banker is entitled to any brokerage,

________________________________________________________________________________
finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by ViroPharma.

     4.12  Delaware Law.  To the extent that Aventis shall be deemed to be an
           --------------
"interested stockholder" as defined in Section 203 of the Delaware General Corporation Law (the "DGCL") solely as a result of the transactions contemplated by this Agreement, ViroPharma has taken all action necessary to ensure that the provisions of Section 203 of the DGCL will not be applicable to Aventis or its Affiliates.

     4.13  Intellectual Property.  As of  August 31, 2001, the Intellectual
           ---------------------
Property that is owned by ViroPharma is owned free from any material liens or restrictions (except as otherwise set forth in an Intellectual Property License in respect of such Intellectual Property), and all material Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free and clear of any material liens or restrictions, except (a) where the failure to be free from such liens or restrictions would not have a Material Adverse Effect, taken as a whole, or (b) as set forth in such Intellectual Property License. As of August 31, 2001, to the Knowledge of ViroPharma, the conduct of the business of ViroPharma, as now conducted and proposed to be conducted under the Copromotion and Codevelopment Agreement does not infringe or conflict with the rights of any third party in respect of any Intellectual Property, and none of the Company Intellectual Property is being infringed by any third party. As of August 31, 2001, there is no claim or demand of any person or entity pertaining to, or any proceeding which is pending or, to the Knowledge of ViroPharma, threatened, that challenges the rights of ViroPharma in respect of any Company Intellectual Property, or that claims that any default exists under any Intellectual Property License, except where such claim, demand or proceeding would not materially affect the ability of ViroPharma to conduct its business as presently conducted or proposed to be conducted under the Copromotion and Codevelopment Agreement. For purposes of this Agreement, "Company Intellectual Property" means the Intellectual Property that is owned by ViroPharma and the Intellectual Property subject to an Intellectual Property License pursuant to which its use by ViroPharma is permitted by any third party.

5.   Representations And Warranties Of Aventis.  Aventis hereby represents and
     -----------------------------------------
warrants to ViroPharma as of the date hereof and as of the Closing Date as follows:

     5.1   Legal Power.  Aventis has the requisite corporate power to enter into
           -----------
the Transaction Documents, to carry out and perform its obligations under the terms of the Transaction Documents.

     5.2   Due Execution.  The Transaction Documents have been duly authorized,
           -------------
executed and delivered by Aventis, and, upon due execution and delivery by ViroPharma, each of the Transaction Documents will be a valid and binding agreement of Aventis, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

     5.3   Ownership.  As of the date hereof, Aventis and its Affiliates do not
           ---------
currently own greater than one percent (1%) of the outstanding Voting Stock of ViroPharma.

________________________________________________________________________________

     5.4   Investment Representations.  In connection with the offer, purchase
           --------------------------
and sale of the Shares, Aventis makes the following representations:

           (a) Aventis is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

           (b)  Aventis understands that:

                (i) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities may be required to be held by it indefinitely under applicable securities laws, and that Aventis must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

                (ii) each certificate representing such Shares will be endorsed with the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."; and

                (iii) ViroPharma will instruct its transfer agent not to register the transfer of the Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied.

           (c) Aventis has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

           (d) Aventis is an "accredited investor" as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

6.   Conditions To Closing.
     ---------------------

     6.1   Conditions to Obligations of Aventis at the Closing.  Aventis's
           ---------------------------------------------------
obligation to purchase the Shares at the Closing is subject to the fulfillment to its reasonable satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by Aventis:

________________________________________________________________________________

           (a)  Representations and Warranties True.  The representations and
                -----------------------------------
warranties made by ViroPharma in Section 4 hereof shall be true and correct in all material respects on the date of this Agreement and (except for those representations and warranties that address matters as of a particular date which only need be true and correct as of such date) the Closing Date with the same force and effect as if they had been made on and as of said date, and a certificate duly executed by an officer of ViroPharma, to the effect of the foregoing, shall be delivered to Aventis.

           (b)  Performance of Obligations.  ViroPharma shall have performed and
                --------------------------
complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing and a certificate duly executed by an officer of ViroPharma, to the effect of the foregoing, shall be delivered to Aventis.

           (c)  Proceedings and Documents.  All corporate and other proceedings
                -------------------------
in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Aventis, and Aventis shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

           (d)  Qualifications; Legal Investment.  All authorizations,
                --------------------------------
approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the Knowledge of ViroPharma, threatened by the SEC.

           (e)  Nasdaq Listing.  If required by Nasdaq, the Shares shall have
                --------------
been approved for listing on the Nasdaq Stock Market, subject only to official notice of issuance. In addition, ViroPharma's Common Stock shall be listed for trading on the Nasdaq National Market or other national securities exchange or automated quotation system.

     6.2   Conditions to Obligations of ViroPharma at the Closing.  ViroPharma's
           ------------------------------------------------------
obligation to issue and sell the Shares at the Closing is subject to the fulfillment to its reasonable satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived by ViroPharma:

           (a)  Representations and Warranties True.  The representations and
                -----------------------------------
warranties made by Aventis in Section 5 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, and a certificate duly executed by an officer of Aventis, to the effect of the foregoing, shall be delivered to ViroPharma.

           (b)  Performance of Obligations.  Aventis shall have performed and
                --------------------------
complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing, and a certificate duly executed by an officer of Aventis, to the effect of the foregoing, shall be delivered to ViroPharma.

________________________________________________________________________________

           (c)  Qualifications; Legal Investment.  All authorizations,
                --------------------------------
approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the Knowledge of ViroPharma, threatened by the SEC.

     6.3   Condition to Obligations of each Party at the Closing.  The
           -----------------------------------------------------
obligations of ViroPharma and Aventis to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction prior to Closing of the following conditions, each of which may be waived by the other party only if it is legally permitted to do so.

           (a)  HSR and Other Approvals.  Any applicable waiting period under
                -----------------------
the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated, and all other material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any Governmental Entity (including, without limitation, any foreign antitrust filing) necessary for the consummation of the transactions contemplated hereby, shall have been obtained or filed or shall have occurred.

           (b)  No Litigation, Injunctions or Restraints.  No statute, rule,
                ----------------------------------------
regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement shall be in effect.

           (c)  Copromotion and Codevelopment Agreement.  The Copromotion and
                ---------------------------------------
Codevelopment Agreement shall continue to be in full force and effect.

           (d)  Triggering Event.  The Triggering Event shall have occurred.
                -----------------

7.   Registration Rights.
     -------------------

     7.1   Piggyback Registrations. ViroPharma shall notify all Holders of
           -----------------------
Registrable Securities in writing at least thirty (30) days prior to the filing of any Registration Statement (the "Registration Notice"), other than an Excluded Registration Statement, under the Securities Act for purposes of a public offering of Common Stock of ViroPharma (including, but not limited to, Registration Statements relating to secondary offerings of Common Stock of ViroPharma), and will afford each such Holder an opportunity to include in such Registration Statement (other than an Excluded Registration Statement) all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receiving the Registration Notice from ViroPharma, so notify ViroPharma in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder does not elect to include all of its Registrable Securities in any Registration Statement thereafter filed by ViroPharma, such Holder shall nevertheless continue to have the right to include any Registrable

________________________________________________________________________________

Securities in any subsequent Registration Statement or Registration Statements as may be filed by ViroPharma with respect to offerings of its securities (other than an Excluded Registration Statement), all upon the terms and conditions set forth herein.

           (a)  Underwriting.  If the Registration Statement under which
                ------------
ViroPharma gives notice under this Section 7.1 is for an underwritten offering, ViroPharma shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 7.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form, reasonably acceptable to such Holder, with the underwriter or underwriters selected for such underwriting by ViroPharma, including the indemnification provisions thereof. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the total number of shares to be underwritten, ViroPharma and its underwriters shall allocate the number of Registrable Securities requested to be registered by each of the Holders as follows: (i) first, to ViroPharma; and (ii) second, to the Holders of Registrable Securities that have elected to participate in such offering and such other holders of ViroPharma's capital stock who have been granted "piggyback" registration rights prior to the date hereof and who have elected to participate in such offering on a pro rata basis. The Holders of Registrable Securities acknowledge that the number of securities which may be registered pursuant to this Section 7 may be reduced to zero. ViroPharma shall have no obligation under this Section 7 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so.

           (b)  Right To Terminate Registration.  ViroPharma shall have the
                -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 7.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration, provided that any such termination or withdrawal shall not relieve ViroPharma of its obligation to pay for the Registration Expenses incurred and shall be without prejudice to the Holder's rights under this Section 7 to include such securities in a future Registration Statement.

     7.2   Expenses Of Registration.  Except as specifically provided herein,
           ------------------------
all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 7.1 shall be borne by ViroPharma, and Selling Expenses incurred in connection with any registration hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the number of securities so registered.

     7.3   Obligations Of ViroPharma.  The obligations of ViroPharma to effect
           -------------------------
the registration of any Registrable Securities pursuant to this Section 7 shall at all times be subject to the restrictions set forth in Section 8.1. Whenever required to effect such a registration, ViroPharma shall, as expeditiously as reasonably possible:

________________________________________________________________________________

           (a) Prepare and file with the SEC the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its reasonable efforts to cause such registration statement to become and remain effective for a period of time sufficient to permit distribution of the Registrable Securities as provided in such Registration Statement.

           (b) Prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

           (c) Furnish to each Holder of Registrable Securities covered by such Registration Statement and each underwriter, if any, of the securities being sold by such Holder such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits to such Registration Statement), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any prospectus filed pursuant to Rule 424 under the Securities Act and such other documents, as such Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder (it being understood that ViroPharma consents to the use of the prospectus and any amendments or supplement thereto by each Holder of Registrable Securities covered by the Registration Statement and the underwriter or underwriters, if any, in connection with the offering and sale of Registrable Securities covered by the prospectus or any amendment or supplement thereto).

           (d) Use its reasonable efforts to register or qualify all Registrable Securities under the securities laws or blue sky laws of the jurisdictions as any Holder thereof and any underwriter of the securities being sold by such Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that ViroPharma shall not for any such purpose be required to qualify generally to do business as a foreign corporation or become subject to taxation in any jurisdiction wherein it would not, but for the requirements of this subsection (d), be obligated to be so qualified, or subject to consent to general service of process in any such jurisdiction.

           (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement. In addition, ViroPharma shall, upon the request of the managing underwriter, make available appropriate ViroPharma management to participate in customary selling efforts or "road shows," as appropriate.

________________________________________________________________________________

           (f) ViroPharma will notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon ViroPharma's discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of such Holder promptly prepare and furnish to such Holder and each underwriter, in any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           (g) Furnish, at the request of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale: (i) an opinion, dated as of such date, of the counsel representing ViroPharma for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated as of such date, from the independent certified public accountants of ViroPharma, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

           (h) ViroPharma will cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or traded or quoted on each market on which the same class of securities issued by ViroPharma are then listed, traded or quoted.

           (i) ViroPharma will provide a transfer agent and a CUSIP number for all Registrable Securities no later than the effective date of such Registration Statement.

     7.4   Delay Of Registration; Furnishing Information.
           ---------------------------------------------

           (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

           (b) It shall be a condition precedent to the obligations of ViroPharma to take any action pursuant to Section 7.1 that the selling Holders shall furnish to ViroPharma such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be legally required under the Securities Act to effect the registration of their Registrable Securities.

________________________________________________________________________________

     7.5  Indemnification; Contribution
          -----------------------------

          (a) ViroPharma shall indemnify and hold harmless each Holder (including the employees, officers and directors of Aventis) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if ViroPharma shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information concerning such Holder furnished in writing to ViroPharma by such Holder expressly for use in such Registration Statement.

          (b) Each Holder shall indemnify and hold harmless ViroPharma, any underwriter retained by ViroPharma and their respective directors, officers, employees and each Person who controls ViroPharma or such underwriter (within the meaning of the Securities Act and the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if ViroPharma shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with any information concerning such Holder furnished in writing to ViroPharma by such Holder specifically for use in the preparation of such Registration Statement or prospectus; provided, however, that the total amount to be indemnified by such
            --------  -------
Holder pursuant to this Section 7.5(b) shall be limited to the net proceeds received by the Holders in the offering to which the Registration Statement or prospectus relates.

          (c) Each Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall
--------  -------
not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless, and only to the extent that, such failure results in the Indemnifying Party's forfeiture of substantive rights or defenses. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying

________________________________________________________________________________

Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. In either of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent (other than in the case where the Indemnifying Party is unconditionally released from liability and its rights are not adversely effected), which consent shall not be unreasonably withheld.

          (d) If the indemnification provided for in this Section 7.5 from the Indemnifying Party pursuant to applicable law is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.5(a), (b) and (c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person.

     7.6  Assignment Of Registration Rights.  The rights to cause ViroPharma to
          ---------------------------------
register Registrable Securities pursuant to this Section 7 may only be assigned by Aventis to a transferee or assignee of Registrable Securities that is an Affiliate or a successor (by operation of law or otherwise) to substantially all the business or assets of Aventis; provided, however (i) Aventis shall, within ten (10) days after such transfer, furnish to ViroPharma written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee shall agree to be subject to all restrictions with respect to the Shares set forth in this Agreement.

     7.7  "Market Stand-Off" Agreement.  If requested by ViroPharma or the
          ----------------------------
representative of the underwriters of Common Stock (or other securities) of ViroPharma, each

________________________________________________________________________________

Holder shall agree not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of ViroPharma held by such Holder (other than those included in the registration, if any) for a period commencing on the date that such Holder receives the Registration Notice (but in no case earlier than thirty
(30) days prior to the date of the filing of the applicable Registration Statement) and continuing for the period specified by the [Brepresentative of the underwriters not to exceed ninety (90) days following the effective date of a Registration Statement of ViroPharma filed under the Securities Act, provided that all executive officers and directors of ViroPharma enter into similar agreements. Notwithstanding the foregoing, Aventis shall have no obligations under this Section 7.7: (a) in respect of a private placement by Aventis of any Common Stock (or other securities) of ViroPharma to the extent that such private placement occurs prior to the filing of the applicable Registration Statement,
(b) from and after the date that Aventis's registration rights granted hereunder have terminated in their entirety, or (c) if fifty percent (50%) or more of Common Stock requested by such Holder to be included in such registration is excluded under Section 7.1(a).

     7.8  Termination Of Registration Rights.  This Section 7 and the
          ----------------------------------
registration rights granted hereunder in respect of the Shares shall terminate in their entirety on the later of (i) five (5) years from the Closing Date, or
(ii) three (3) months after the Holder ceases to be an "affiliate" (within the meaning of the Exchange Act or Securities Act) of ViroPharma.

8.   Covenants
     ---------


     8.1  Covenant Of Aventis.  Aventis hereby covenants and agrees that it
          -------------------
shall not exercise the registration rights described in Section 7 during the one
(1) year period following the Closing Date.

     8.2  Covenant Of ViroPharma.
          ----------------------

          (a) ViroPharma hereby covenants and agrees that it shall take all necessary and appropriate actions to ensure that it shall have available under its Restated Certificate of Incorporation as in effect on the Closing Date sufficient authorized but unissued shares of its Common Stock to issue and sell to Aventis all of the Shares.

          (b) ViroPharma will file with Nasdaq all documentation required by Nasdaq, if any, in connection with the issuance of the Shares.

     8.3  Rights Agreement.  In the event that the purchase of the Shares
          ----------------
hereunder by Aventis at any Closing would cause Aventis to become an "Acquiring Person," as such term is defined in the Rights Agreement, because either (a) the Shares, by themselves, constitute in excess of twenty percent (20%) of then-outstanding Common Stock of ViroPharma (the "Threshold"), or (b) after the date hereof but prior to the Closing Date Aventis acquires a third party that owns capital stock of ViroPharma and whose ownership of capital stock of ViroPharma is not the primary business purpose of such third party (the "Third Party ViroPharma Stock"), and when the Shares are added together with Third Party ViroPharma Stock, Aventis's aggregate beneficial ownership exceeds the Threshold, then prior to the

________________________________________________________________________________
consummation of the Closing, ViroPharma shall cause the Rights Agreement to be amended to ensure that the acquisition of the Shares at such Closing does not cause Aventis to become an Acquiring Person. Notwithstanding the foregoing, nothing in this Section 8.3 shall require ViroPharma to amend the Rights Agreement if Aventis's purchase of the Shares would result in Aventis becoming an Acquiring Person because such Shares, when added to any shares of the capital stock of ViroPharma acquired by Aventis other than under this Agreement or as specifically described in clause (b) of this Section 8.3, causes Aventis's ownership to exceed the Threshold.

     8.4  Notice of Market Sale.  Aventis shall provide ViroPharma with a notice
          ---------------------
of its intent to sell the Shares pursuant to Rule 144 prior to completing such a sale in order to provide ViroPharma an opportunity to arrange an orderly disposition of the Shares. At any point during such thirty (30) day period, ViroPharma may terminate the remainder of such period and notify Aventis that Aventis may sell the Shares pursuant to Rule 144. Notwithstanding the foregoing, Aventis shall have no obligations under this Section 8.4 in respect of a private placement by Aventis of the Shares.

9    Termination.
     -----------

     9.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

          (a)  by mutual written consent of Aventis and ViroPharma;

          (b)  by Aventis or ViroPharma:

               (i) if the Closing shall not have occurred prior to the expiration of the one hundred fifteen (115) day period following the date of the Triggering Event; provided that the right to terminate this Agreement pursuant to this clause shall not be available to a party whose failure to fulfill an obligation under this Agreement results in the failure of the Closing to occur;

               (ii) if there shall be any statute, law, regulation or rule that makes consummating the transactions contemplated hereby illegal or if any court or other Governmental Entity of competent jurisdiction shall have issued judgment, order, decree or ruling, or shall have taken such other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such judgment, order, decree or ruling shall have become final and non-appealable;

               (iii) if the Copromotion and Codevelopment Agreement shall have terminated; or

               (iv) the United States Federal Trade Commission ("FTC") and/or the United States Department of Justice shall seek a preliminary injunction under the HSR Act against ViroPharma and Aventis to enjoin the transactions contemplated by this Agreement or the Copromotion and Codevelopment Agreement; or

________________________________________________________________________________

           (c)  by Aventis:

                (i) if ViroPharma shall have (A) failed to perform any of its material obligations contained herein, or (B) breached any of its material representations or warranties contained herein, provided that Aventis gives ViroPharma written notice of such failure to perform or breach and ViroPharma does not cure such failure to perform or breach within thirty (30) days after its receipt of such written notice;

                (ii) if any of the conditions set forth in Section 6.1 or 6.3 (other than 6.3(a)) shall become impossible to fulfill (other than as a result of any breach by Aventis of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement; or

                (iii) if the Common Stock shall no longer be listed for trading on the Nasdaq National Market or other national securities exchange or automated quotation system; provided however, that Aventis may not terminate this Agreement pursuant to this Section 8.1(c)(iii): (A) prior to the date of the Triggering Event; and (B) on or after the date of the Triggering Event, if ViroPharma shall become listed for trading on the Nasdaq National Market or other national securities exchange or automated quotation system at any time during the ninety (90) day period after the date of the Triggering Event.

           (d)  by ViroPharma:

                (i) if Aventis shall have (A) failed to perform any of its material obligations contained herein, or (B) breached any of its material representations or warranties contained herein, provided that ViroPharma gives Aventis written notice of such failure to perform or breach and Aventis does not cure such failure to perform or breach within thirty (30) days after its receipt of such written notice; or

                (ii) if any of the conditions set forth in Section 6.2 or 6.3 shall become impossible to fulfill (other than as a result of any breach by ViroPharma of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement.

     9.2   Effect of Termination.  In the event of termination of this Agreement
           ---------------------
by either Aventis or ViroPharma as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Aventis or ViroPharma, other than the provisions of this Section 9.2, and except to the extent that such termination results from a material breach by a party of its representations, warranties, covenants or agreements set forth in this Agreement.

10.  Miscellaneous.
     -------------

     10.1  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the Commonwealth of Pennsylvania, without regard to the choice of law provisions thereof, and the federal laws of the United States.

________________________________________________________________________________

     10.2  Public Statements.  Any statement to the public regarding this
           -----------------
Agreement shall be approved in advance by ViroPharma and Aventis, except as otherwise required by law. Notwithstanding the foregoing, Aventis acknowledges that ViroPharma shall file this Agreement with the SEC.

     10.3  Successors And Assigns.  Except as otherwise expressly provided
           ----------------------
herein, the respective rights and obligations of either Party under this Agreement shall not be assignable in whole or in part by a Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, in connection with the merger, acquisition, transfer of all or substantially all of a Party's assets or other change in control of either Party, such Party may assign its rights and obligations under this Agreement in whole or in part to such Party's transferee or successor in interest without the prior written consent of the other Party. This Agreement shall bind and inure to the benefit of Parties and their permitted successors and assigns.


     10.4  Entire Agreement.  This Agreement, the Copromotion and Codevelopment
           ----------------
Agreement and the exhibits thereto, that certain Mutual Non-Disclosure Agreement dated as of March 1, 2001 between the ViroPharma and Aventis and that certain Letter Agreement dated April 17, 2001 between ViroPharma and Aventis and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and no Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     10.5  Separability.  In the event any provision of this Agreement shall be
           ------------
invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the Parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     10.6  Amendment And Waiver.  Except as otherwise provided herein, any term
           --------------------
of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of ViroPharma and Aventis. Any amendment or waiver effected in accordance with this Section shall be binding upon any holder of any securities purchased under this Agreement (including securities into which such securities have been converted), each future holder of all such securities, and ViroPharma.

     10.7  Notices. All notices, requests, or other communications given
           -------
hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand; (b) mailed by registered or certified mail; (c) sent by air courier; or (d) sent by cable, telex or facsimile, followed within twenty-four
(24) hours by notification pursuant to (a), (b) or (c) above, in each

________________________________________________________________________________
case to the address set forth below or to such other address as a Party may specify for itself by written notice given as aforesaid.

     If to Aventis:           Pharma Inc.
                              2150 Saint Elzear Blvd. West
                              Laval, Quebec, Canada
                              H7L 4A8
                              FAX: 514-956-4192
               Attention:     Vice-President, Finance
                              and Information Solutions

    with a copy to:           Aventis Pharma Inc.
                              2150 Saint Elzear Blvd. West
                              Laval, Quebec, Canada
                              H7L 4A8
                              FAX: 514-956-6171
                              Attention:    General Counsel

            and to:           Aventis Pharmaceuticals Inc.
                              Route 202-206
                              P.O. Box 6800
                              Bridgewater, NJ 08807, U.S.A.
                              Facsimile: 1-908-231-4480
                              Attention:    Vice President, Legal Department

  If to ViroPharma:           ViroPharma Incorporated
                              405 Eagleview Boulevard
                              Exton, PA 19341
                              FAX: 610-458-7380
                              Attention:    Chief Financial Officer

    with a copy to:           ViroPharma Incorporated
                              405 Eagleview Boulevard
                              Exton, PA 19341
                              FAX: 610-458-7380
                              Attention:    General Counsel

     10.8  Fees And Expenses.  ViroPharma and Aventis shall each bear their own
           -----------------
expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

     10.9  Titles And Subtitles.  The titles of the Sections and subsections of
           --------------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

________________________________________________________________________________

     10.10  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, this Stock Purchase Agreement is hereby executed as of the date first above written.


                              VIROPHARMA INCORPORATED



                              By:    Exhibit Only - Not For Signature
                                   ----------------------------------
                                   Michel de Rosen
                                   President and CEO


                              AVENTIS PHARMA INC.


                              By:    Exhibit Only - Not For Signature
                                   ----------------------------------
                                   Jean-Francois Leprince
                                   President

________________________________________________________________________________

                 Exhibit 4.1 (To the Stock Purchase Agreement)

           Exceptions to Capitalization Representation and Warranty
           --------------------------------------------------------

Certain preemptive rights were granted pursuant to that certain Investment Agreement dated May 5, 1999 between ViroPharma Incorporates and PSV, LP (f/k/a Perseus-Soros BioPharmaceutical Fund, LP).

Common Stock subject to sale pursuant to that certain Stock Purchase Agreement dated as of December 9, 1999 between ViroPharma Incorporated and American Home Products Corporation.

________________________________________________________________________________
                                                                         Page 23